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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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☐	Soliciting Material Under Rule 14a-12

NUPATHE INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
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Notice of 2013 Annual Meeting of Stockholders
and Proxy Statement

Meeting Date
June 5, 2013

227 Washington Street, Suite 200
Conshohocken, PA 19428

 NOTICE OF 2013 ANNUAL MEETING OF STOCKHOLDERS

The 2013 Annual Meeting of Stockholders (the "Annual Meeting") of NuPathe Inc., a Delaware corporation (the "Company"), will be held at 9:00 a.m. Eastern Daylight Time on Wednesday, June 5, 2013, at the Philadelphia Marriott West, 111 Crawford Ave, West Conshohocken, Pennsylvania 19428, for the following purposes:

    1.
    To elect eight directors to serve until the Company's 2014 annual meeting of stockholders or until the election and qualification of their successors;

    2.
    To approve the amendment and restatement of the NuPathe Inc. 2010 Omnibus Incentive Compensation Plan;

    3.
    To ratify the selection of KPMG LLP as the Company's independent registered public accounting firm for 2013; and

    4.
    To transact such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

The Company's Board of Directors has fixed the close of business on April 10, 2013 as the record date for determining the stockholders entitled to receive notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof.

Your vote is important. Even if you plan to attend the Annual Meeting, we urged you to vote your shares by proxy before the meeting. You may vote over the Internet, by telephone or by mail by following the instructions on the enclosed proxy card (or voting instruction card).

By Order of the Board of Directors,
MICHAEL F. MARINO
Vice President, General Counsel and Secretary

April 30, 2013

Important Notice Regarding the Availability of Proxy Materials for the Stockholders Meeting to be Held on June 5, 2013: This Notice of 2013 Annual Meeting of Stockholders and Proxy Statement and the accompanying 2012 Annual Report are available at: https://materials.proxyvote.com/67059M.

227 Washington Street, Suite 200
Conshohocken, PA 19428

 PROXY STATEMENT

FOR 2013 ANNUAL MEETING OF STOCKHOLDERS

The Board of Directors of NuPathe Inc. (referred to in this Proxy Statement as "NuPathe," the "Company," "we," "us" or "our") is soliciting your proxy to vote at the Company's 2013 Annual Meeting of Stockholders (referred to in this Proxy Statement as, the "Annual Meeting") and at any adjournments or postponements thereof. The Annual Meeting will be held at 9:00 a.m. Eastern Daylight Time on Wednesday, June 5, 2013, at the Philadelphia Marriott West, 111 Crawford Ave, West Conshohocken, Pennsylvania 19428. The Company will pay the costs of this proxy solicitation. Proxies may be solicited on the Company's behalf by its directors, officers and employees in person or by telephone, fax or electronic mail, although no additional compensation will be paid by the Company for such efforts. The Company does not expect to engage a third party to assist it in the solicitation.

This Notice of 2013 Annual Meeting of Stockholders and Proxy Statement contains information regarding the proposals to be voted on at the Annual Meeting, the voting process, the compensation paid to our directors and most highly compensated executive officers, corporate governance matters and certain other information. The accompanying 2012 Annual Report contains information regarding our 2012 financial and operational results, our future plans and objectives and certain other information. These materials (referred to in this Proxy Statement as the "proxy materials") are being distributed to stockholders for the first time on or about April 30, 2013.

Important Notice Regarding the Availability of Proxy Materials for the Stockholders Meeting to be Held on June 5, 2013: This Notice of 2013 Annual Meeting of Stockholders and Proxy Statement and the accompanying 2012 Annual Report are available at: https://materials.proxyvote.com/67059M.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

Why am I receiving these proxy materials?

We are providing these proxy materials in connection with the solicitation by our Board of Directors of proxies to be voted at the Annual Meeting and at any adjournments or postponements thereof. The Annual Meeting will be held at 9:00 a.m. Eastern Daylight Time on Wednesday, June 5, 2013, at the Philadelphia Marriott West, 111 Crawford Ave, West Conshohocken, Pennsylvania 19428.

Who is entitled to vote at the Annual Meeting?

Our Board of Directors has established April 10, 2013 as the record date for the Annual Meeting. As of the close of business on April 10, 2013, there were 29,071,164 outstanding shares of our common stock. Each share of common stock is entitled to one vote on each matter properly brought before the Annual Meeting. Only our "stockholders of record" at the close of business on the record date are entitled to receive notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof. The names of stockholders entitled to vote at the Annual Meeting will be available for examination at the Annual Meeting and, during the ten days prior to the Annual Meeting, at our principal executive office at the address set forth on the cover page of this Proxy Statement.

What is the difference between a "stockholder of record" and a "beneficial owner" of shares"?

Stockholder of Record. If your shares are registered directly in your name with our transfer agent, Broadridge Corporate Issuer Solutions (referred to in this Proxy Statement as "Broadridge"), then you are considered a "stockholder of record" of those shares. In this case, your set of proxy materials has been sent to you directly by us and contains a proxy card. The proxy card contains instructions for voting by proxy.

Beneficial Owner. If your shares are held in an account at a brokerage firm, bank, trust or similar organization, then your shares are likely registered in the name of that organization or other nominee rather than in your name. If your shares are not registered directly in your name, then you are considered the "beneficial owner" of such shares and the organization or nominee in whose name your shares are registered is considered the "stockholder of record." Most NuPathe stockholders hold their shares as a "beneficial owner." In this case, your set of proxy materials has been forwarded to you by the organization or nominee holding your shares and contains a voting instruction card (instead of a proxy card). The voting instruction card contains instructions for directing the organization or nominee as to how to vote the shares held in your account.

How can I vote my shares in person at the Annual Meeting?

If you are a "stockholder of record," you may vote the shares registered in your name in person at the Annual Meeting. If you are a "beneficial owner" of shares, you must obtain a "legal proxy" from the organization or nominee that holds your shares giving you the right to vote the shares in person at the Annual Meeting. Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy or voting instructions as described below so that your vote will be counted if you later decide not to attend the meeting.

How can I vote my shares without attending the Annual Meeting?

Whether you are a "stockholder of record" or a "beneficial owner" of shares, you may direct how your shares are voted without attending the Annual Meeting. If you are a "stockholder of record," you may

NuPathe Inc. Proxy Statement -- 1

vote by proxy over the Internet, by telephone or by mail by following the instructions contained on your proxy card. If you are a "beneficial owner" of shares, you may also vote by proxy over the Internet, by telephone or by mail by following the instructions contained on your voting instruction card. If you hold your shares of NuPathe common stock in multiple accounts, you may receive more than one proxy card and/or voting instruction card. In that case, you should vote your shares as described on each proxy card and/or voting instruction card.

  •
  Voting Over the Internet or by Telephone.  If you elect to vote by proxy over the Internet or by telephone, you will need to have your proxy card or voting instruction card in hand when you vote. If you choose to vote over the Internet or by telephone, you do not have to return your proxy card or voting instruction card.

  •
  Voting By Mail.  If you elect to vote by proxy by mail, you must complete, sign and date the enclosed proxy card or voting instruction card and return it in the enclosed prepaid envelope. If you are a "stockholder of record" and you do not have the prepaid envelope, please mail your signed proxy card to NuPathe Inc. c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

Internet and telephone voting for "stockholders of record" will be available up until 11:59 PM Eastern Daylight Time on June 4, 2013, and mailed proxy cards must be received by June 4, 2013 in order to be counted at the Annual Meeting. If the Annual Meeting is adjourned or postponed, these deadlines may be extended.

The voting deadlines and availability of Internet and telephone voting for "beneficial owners" will depend on the voting processes of the organization or nominee that holds your shares. Therefore, we urge "beneficial owners" to carefully review and follow the instructions contained on the voting instruction card and any other materials that you receive from that organization or nominee.

Can I change my vote and revoke my proxy?

You may change your vote and revoke your proxy at any time prior to the taking of the vote at the Annual Meeting. If you are a "stockholder of record," you may change your vote of the shares registered in your name and revoke your proxy by:

  •
  making a valid, later-dated proxy vote (which automatically revokes the earlier proxy vote) using any of the methods described above and until the applicable deadline for each method (See – How can I vote my shares without attending the Annual Meeting?);

  •
  delivering written notice of revocation prior to the Annual Meeting to our Secretary at our principal executive office at the address set forth on the cover page of this Proxy Statement; or

  •
  attending the Annual Meeting and voting in person.

Attendance at the Annual Meeting will not automatically revoke your proxy unless you vote your shares at the Annual Meeting or specifically request that your prior proxy be revoked by notifying the inspector of election at the Annual Meeting.

If you are a "beneficial owner" of shares, you may change your vote by following the instructions contained on your voting instruction card, or, if you have obtained a "legal proxy" giving you the right to vote your shares from the organization or nominee that holds your shares, by attending the Annual Meeting and voting in person.

NuPathe Inc. Proxy Statement -- 2

How can I attend the Annual Meeting?

The Annual Meeting will be held on June 5, 2013, at 9:00 a.m., Eastern Daylight Time, at the Philadelphia Marriott West, 111 Crawford Ave, West Conshohocken, Pennsylvania 19428. To attend the Annual Meeting, you must be a "stockholder of record" as of April 10, 2013, or hold a "legal proxy" from a record date stockholder. If you are a "beneficial owner" of shares, you must bring proof of stock ownership as of April 10, 2013 (such as a copy of a brokerage statement). All stockholders may also be asked to present a current form of government-issued photo identification (such as a driver's license or passport). Cameras, recording equipment and other electronic devices will not be allowed in the Annual Meeting except for use by the Company.

What is a "broker non-vote"?

If you are a "beneficial owner" of shares held by a broker, bank, trust or other nominee, you must instruct such organization or nominee as to how to vote your shares by following the instructions contained on your voting instruction card. If you do not provide voting instructions, your shares may not be voted on any proposal on which the organization or nominee does not have discretionary authority to vote under applicable stock exchange rules. This is called a "broker non-vote."

Generally, such organizations or nominee will have discretionary authority to vote your shares on "routine" matters such as the ratification of the selection of KPMG LLP as the Company's independent registered public accounting firm for 2013 (Proposal No. 3), even if the organization or nominee does not receive voting instructions from you. However, such organizations and nominees generally do not have discretionary authority to vote your shares on "non-routine" matters such as the election of directors (Proposal No. 1) or on the approval of the amendment to the NuPathe Inc. 2010 Omnibus Incentive Compensation Plan (Proposal No. 2), without instructions from you, in which case a "broker non-vote" will occur and your shares will not be voted on that matter.

How many shares must be present or represented to conduct business at the Annual Meeting?

A "quorum" is necessary to conduct business at the Annual Meeting. A quorum is established if the holders of a majority of all shares entitled to vote at the Annual Meeting are present at the Annual Meeting, either in person or by proxy. Abstentions and "broker non-votes" are counted as present for purposes of determining a quorum. If a quorum is not present, the Annual Meeting will be adjourned until a quorum is obtained.

What are the voting requirements to approve the proposals discussed in this Proxy Statement?

Proposal No. 1: Election of Directors. Votes may be cast: (i) FOR ALL nominees, (ii) WITHHOLD ALL nominees or (iii) FOR ALL EXCEPT those nominees noted by you on the appropriate portion of your proxy card (or voting instruction card). The eight nominees receiving the highest number of FOR votes will be elected to serve as directors until the Company's 2014 annual meeting of stockholders or until the election and qualification of their successors. Because the eight nominees receiving the highest number of FOR votes will be elected, WITHHOLD votes and "broker non-votes" will have no effect on the outcome of the election for directors.

Proposal No. 2: Approval of the Amendment and Restatement of the NuPathe Inc. 2010 Omnibus Incentive Compensation Plan. Votes may be cast: (i) FOR, (ii) AGAINST or (iii) ABSTAIN. The affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on this proposal is required to approve the amendment and restatement of the NuPathe Inc. 2010 Omnibus Incentive Compensation Plan. Abstentions are considered shares entitled to vote on this proposal, and thus will have the effect of an AGAINST vote. "Broker non-votes" are

NuPathe Inc. Proxy Statement -- 3

not considered shares entitled to vote on this proposal, and thus will have no effect on the voting for this proposal.

Proposal No. 3: Ratification of the Selection of KPMG LLP as the Company's Independent Public Registered Accounting Firm for 2013. Votes may be cast: (i) FOR, (ii) AGAINST or (iii) ABSTAIN. The affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on this proposal is required to ratify the selection of KPMG LLP as our independent registered public accounting firm for 2013. Abstentions are considered shares entitled to vote on this proposal, and thus will have the effect of an AGAINST vote. "Broker non-votes" will not occur in connection with this proposal because brokers, banks, trustee and other nominees have discretionary voting authority to vote shares on the ratification of independent registered public accounting firms under stock exchange rules without specific instruction from the "beneficial owner" of such shares.

What are the voting recommendations of NuPathe's Board of Directors?

Our Board of Directors recommends that you vote your shares as follows:

Agenda Item		Board Recommendation
Proposal No. 1:	Election of Directors	FOR ALL
Proposal No. 2:	Approval of the Amendment and Restatement of the NuPathe Inc. 2010 Omnibus Incentive Compensation Plan	FOR
Proposal No. 3:	Ratification of the Selection of KPMG LLP as the Company's Independent Registered Public Accounting Firm for 2013	FOR

How will my shares be voted at the Annual Meeting?

All shares represented by valid proxies timely received prior to the Annual Meeting will be voted and, where a stockholder specifies by means of the proxy a choice with respect to any proposal to be acted upon, the shares will be voted in accordance with the stockholder's instructions.

If you are a "stockholder of record" and you sign and return a proxy card without giving voting instructions, then your shares will be voted in the manner recommended by our Board on all matters presented in this Proxy Statement and as the persons named on your proxy card, Keith A. Goldan and Michael F. Marino (referred to in this Proxy Statement as the "proxy holders"), or either of them, may determine in his discretion with respect to any other matter properly presented for vote at the Annual Meeting.

If you are the "beneficial holder" of shares and you sign and return a voting instruction card without giving specific voting instructions on a proposal, then a "broker non-vote" will occur on Proposal No. 1 and Proposal No. 2. A "broker non-vote" will not occur in connection with Proposal No. 3 because brokers and other nominees have discretionary voting authority on this proposal.

Could other matters be decided at the Annual Meeting?

At the date this Proxy Statement went to press, we did not know of any matters to be raised at the Annual Meeting other than those referred to in this Proxy Statement. If you return your signed proxy card (or voting instruction card) or vote over the Internet or by telephone and other matters are

NuPathe Inc. Proxy Statement -- 4

properly presented at the Annual Meeting for consideration, the proxy holders will have the discretion to vote your shares on such matters in accordance with their judgment.

Who will count the votes?

A representative of Broadridge will tabulate the votes and act as the inspector of election at the Annual Meeting.

Is my vote confidential?

Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within the Company or to third parties, except:

  •
  as necessary to meet applicable legal requirements;

  •
  to allow for the tabulation and certification of votes; and

  •
  to facilitate a successful proxy solicitation.

Where can I find the voting results of the Annual Meeting?

We will announce preliminary voting results at the Annual Meeting and will publish final results in a Current Report on Form 8-K that we will with the Securities and Exchange Commission (referred to in this Proxy Statement as, the "SEC") within four business days of the Annual Meeting. The Form 8-K will also be available through the "Investor Relations – SEC Filings" section of our website (www.nupathe.com). References to our website address in this Proxy Statement are intended to be inactive textual references only; our website is not part of this Proxy Statement.

What is "householding" and how does it affect me?

We have adopted a procedure, approved by the SEC, called "householding." Under this procedure, "stockholders of record" who have the same address and last name and do not participate in electronic delivery of proxy materials will receive only one copy of the proxy materials, unless we are notified that one or more of these stockholders wishes to continue receiving individual copies. This procedure reduces our printing costs and postage fees. Stockholders who participate in "householding" will continue to receive separate proxy cards and/or voting instruction cards.

If you are eligible for "householding," but you and the other "stockholders of record" with whom you share an address currently receive multiple copies of the proxy materials, or if you hold NuPathe stock in more than one account, and in either case you wish to receive only a single copy of each of these documents for your household, please contact Broadridge by mail at 51 Mercedes Way, Edgewood, NY 11717, or by telephone at (800) 733-1121.

If you participate in "householding" and wish to receive a separate copy of the proxy materials, or if you do not wish to continue to participate in "householding" and prefer to receive separate copies of these documents in the future, please contact Broadridge as indicated above. Upon receiving your written or oral request, we will promptly provide separate copies of the proxy materials.

If you are a "beneficial owner" of shares, you can request information about "householding" from the organization or nominee that holds your shares.

NuPathe Inc. Proxy Statement -- 5

PROPOSAL NO. 1 – ELECTION OF DIRECTORS

At the Annual Meeting, eight persons will be elected to serve as directors until the Company's 2014 annual meeting of stockholders or until the election and qualification of their successors. Our Board, upon the recommendation of our Nominating and Corporate Governance Committee, has nominated the eight persons named below. Each of these nominees is currently a member of our Board of Directors. If any director nominee is unable or unwilling to serve as a nominee at the time of the Annual Meeting, the proxy holders may vote for a substitute nominee chosen by our present Board to fill the vacancy. We have no reason to believe that any of the nominees will be unwilling or unable to serve if elected as a director.

Biographical information as of April 15, 2013 and the attributes, skills and experience of each nominee that led our Nominating and Corporate Governance Committee and Board to determine that such nominee should serve as a director are discussed below.

Our Board recommends that stockholders vote FOR ALL on Proposal No. 1 to elect each of the nominees listed below as directors.

Director Nominees:

Wayne P. Yetter Director since 2010	Mr. Yetter has served as the Chairman of our Board of Directors since July 2010. Mr. Yetter has served as Chairman of the board of directors of ProActive for Patients Media, Inc., an early investment stage physician-to-patient messaging services company, since October 2009 and also served as its Chief Executive Officer from October 2009 to October 2010. From September 2005 through August 2008, Mr. Yetter served as Chief Executive Officer of Verispan, LLC, a healthcare information company serving pharmaceutical and biotechnology companies. From November 2004 through September 2005, Mr. Yetter served as President and Chief Executive Officer of Odyssey Pharmaceuticals, Inc., a specialty pharmaceutical company. Mr. Yetter also founded Biopharm Advisory, LLC, a healthcare industry advisory firm, and served as its President from July 2003 through September 2005. From September 2003 through November 2004, Mr. Yetter served on the Advisory Board of Alterity Partners, a mergers and acquisition advisory firm. Prior to that, Mr. Yetter served as Chairman and Chief Executive Officer of Synavant, Inc., a customer relationship management and marketing services company focused on the pharmaceutical industry, Chief Operating Officer of IMS, President and Chief Executive Officer of Novartis Pharmaceutical Corp., the U.S. division of Novartis AG, and founding President and Chief Executive Officer of Astra Merck Inc. Mr. Yetter also held a variety of management and marketing roles at Merck and Pfizer. Mr. Yetter currently serves on the board of directors of InfuSystem Holdings, Inc., a publicly-traded provider of infusion pumps and related services, and Strategic Diagnostics Inc., a publicly-traded biotechnology company. Previously, Mr. Yetter also served on the board of directors of the following publicly-traded companies: EpiCept Corp., a publicly-traded specialty pharmaceutical company, Noven Pharmaceuticals, Inc., where he was Chairman, Synvista Therapeutics, Inc., Transkaryotic Therapies, Inc., where he was Chairman, Maxim Pharmaceuticals, Inc., and Matria Healthcare, Inc., where he was lead independent director. Mr. Yetter also served on the Executive Committee of PhRMA, the pharmaceutical industry association, from 1997 through 1999. Mr. Yetter holds a BA in Biology from Wilkes University and an MBA from Bryant University. Age: 67.

NuPathe Inc. Proxy Statement -- 6

Key Attributes, Experience and Skills: Mr. Yetter has more than 40 years of pharmaceutical industry experience, including roles in management, marketing, operations and information services. This extensive experience makes him a valuable asset to our Board of Directors. Furthermore, Mr. Yetter's leadership abilities and experiences make him particularly well qualified to be the Chairman of our Board of Directors.
Armando Anido Director since 2011
Mr. Anido has served as our Chief Executive Officer and one of our directors since July 2012. Mr. Anido has more than 30 years of executive, operational and commercial leadership experience in the biopharmaceutical industry. He is currently a member of the board of directors of Respira Therapeutics, Inc. and was a member of the board of directors of Adolor Corporation from August 2003 until it was sold to Cubist Pharmaceuticals, Inc. in December 2011. From July 2006 to December 2011, Mr. Anido was Chief Executive Officer, President and a member of the board of directors of Auxilium Pharmaceuticals, Inc., a publicly-traded pharmaceutical company, where under his leadership, sales grew from $42 million in 2005 to more than $260 million in 2011 and market capitalization increased from $200 million to more than $900 million. Prior to Auxilium, Mr. Anido was the Executive Vice President, Sales and Marketing for MedImmune, Inc., a biotechnology company focused on developing and marketing products in the therapeutic areas of cancer, infectious disease and immune regulation, where he was responsible for worldwide commercialization of their portfolio. He also served on MedImmune's Executive Committee and Product Development Committee. Prior to joining MedImmune in 1999, from 1995 to 1999, Mr. Anido was with GlaxoWellcome, Inc. where he served as Vice President, Central Nervous System Marketing, responsible for the commercialization of the migraine, epilepsy and depression businesses in the U.S. Under his leadership, GlaxoWellcome's migraine business grew to nearly $1 billion in revenues spearheaded by the rapid growth of Imitrex® (sumatriptan). Mr. Anido received his BS in Pharmacy and his MBA in Marketing and Finance from West Virginia University. Age: 55.

Key Attributes, Experience and Skills: With more than 30 years of experience in the biopharmaceutical industry, Mr. Anido brings valuable executive, operational and commercial expertise to our Board of Directors.
Michael Cola Director since 2006
Mr. Cola has served as one of our directors since December 2006 and served as Chairman of our Board of Directors from December 2006 through July 2010. From June 2005 to April 2012, Mr. Cola served as President, Specialty Pharmaceuticals at Shire plc, a global specialty pharmaceutical company. Prior to joining Shire, Mr. Cola served as Group President of Safeguard Scientifics, Inc., a growth capital provider to life sciences and technology companies, and in a variety of positions at AstraZeneca and AstraMerck, including Vice President, Global Clinical Operations. Mr. Cola has also served on the board of directors of Clarient, Inc., a publicly-traded advanced oncology diagnostics services company. Mr. Cola holds a BA in Biology and Physics from Ursinus College and an MS in Biomedical Science from Drexel University. Mr. Cola has more than 20 years of international pharmaceutical industry experience. Age: 53.

NuPathe Inc. Proxy Statement -- 7

Key Attributes, Experience and Skills: Mr. Cola's extensive expertise in pharmaceutical product development, commercialization and marketing, as well as his involvement in the development of public pharmaceutical companies, have provided him with a broad perspective on operations and make him a valuable asset to our Board of Directors.
James A. Datin Director since 2012
Mr. Datin was appointed to our Board of Directors in October 2012 on behalf of the holders of our previously outstanding shares of Series A Preferred Stock. Since September 2005, Mr. Datin has served as Executive Vice President and Managing Director at Safeguard Scientifics Inc., a growth capital provider to life sciences and technology companies (Safeguard Scientifics and its affiliates beneficially own approximately 24.4% of our common stock – see the "Security Ownership of Certain Beneficial Owners and Management" section of this Proxy Statement for additional information). Prior to joining Safeguard Scientifics, Mr. Datin served as Chief Executive Officer of Touchpoint Solutions, Inc., a provider of software that enables customers to develop and deploy applications, content and media on multi-user interactive devices, from December 2004 to June 2005; Group President in 2004, and as Group President, International, from 2001 to 2003, of Dendrite International, a provider of sales, marketing, clinical and compliance solutions and services to global pharmaceutical and other life sciences companies; and Group Director, Corporate Business Strategy and Planning at GlaxoSmithKline, from 1999 to 2001, where he also was a member of the company's Predictive Medicine Board of Directors that evaluated acquisitions and alliances. From 2005 to 2010, Mr. Datin served as Chairman of the board of directors of Clarient, Inc., a publicly-traded advanced oncology diagnostics services company. His prior experience also includes international assignments with and identifying strategic growth opportunities for E Merck and Baxter International. Mr. Datin holds a BBA from Marshall University and a MBA from the University of New Haven. Age: 50.

Key Attributes, Experience and Skills: Mr. Datin's extensive executive experience and broad industry knowledge makes him a valuable member of our Board of Directors. His significant experience includes his current position as Executive Vice President and Managing Director at Safeguard, and his prior positions as the chief executive officer of various private and public companies.

NuPathe Inc. Proxy Statement -- 8

William J. Federici Director since 2011	Mr. Federici has served as one of our directors since January 2011. Mr. Federici has served as Vice President and Chief Financial Officer of West Pharmaceutical Services, Inc., a publicly-traded global manufacturer of components and delivery systems for the pharmaceuticals, healthcare and consumer products industries, since August 2003. From June 2002 until July 2003, he was National Industry Director for Pharmaceuticals of KPMG LLP, a global audit, tax and advisory firm, and prior thereto, an audit partner with Arthur Andersen, LLP. From 2008 to 2009, Mr. Federici served as a director of Synvista Therapeutics, Inc. He is a member of the Board of Trustees at Cancer Care of New Jersey. Mr. Federici holds a BA in Economics and an MBA in Professional Accounting from Rutgers University and is a Certified Public Accountant. Age: 53.

Key Attributes, Experience and Skills: Mr. Federici's experience as a Chief Financial Officer of a global manufacturer of components and delivery systems for the pharmaceuticals, healthcare and consumer products industries and his more than 20 years of experience in public accounting for the pharmaceuticals industry makes him a valuable member of our Board of Directors and well qualified to be the Chair of our Audit Committee.
Richard S. Kollender Director since 2012 (and previously from 2007-2011)
Mr. Kollender was appointed to our Board of Directors in October 2012 on behalf of the holders of our previously outstanding shares of Series A Preferred Stock. He also previously served as one of our directors from December 2007 to June 2011. Mr. Kollender has served as a Partner at Quaker Partners Management, L.P. (formerly Quaker BioVentures Management, L.P.), a venture capital and growth equity firm with a focus on the healthcare industry, since October 2005. Mr. Kollender joined Quaker Partners Management, L.P (Quaker Partners). as a Principal in 2003 (Quaker Partners and its affiliates beneficially own approximately 24.9% of our common stock – see the "Security Ownership of Certain Beneficial Owners and Management" section of this Proxy Statement for additional information). Prior to joining Quaker Partners, Mr. Kollender served in a variety of sales, marketing and worldwide business development positions at GlaxoSmithKline, as an Investment Manager at SR One and as a Certified Public Accountant with KPMG LLP, with a significant emphasis on the healthcare and emerging businesses sectors. Mr. Kollender serves on the board of directors of Insmed, Precision Therapeutics, Rapid Micro Biosystems, Corridor Pharmaceuticals and Celator Pharmaceuticals. Mr. Kollender holds a BA from Franklin and Marshall College in Accounting and Business Administration and an MBA from the University of Chicago and a certificate in Health Administration and Policy from the University of Chicago. Age: 43.

Key Attributes, Experience and Skills: Mr. Kollender's strong accounting background, pharmaceutical commercial experience and financial experience in the healthcare and emerging business sectors make him a valuable member of our Board of Directors.

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Robert P. Roche, Jr. Director since 2010	Mr. Roche has served as one of our directors since July 2010. Mr. Roche has served as principal of Robert Roche Associates, LLC, a consulting firm focusing on the pharmaceutical and biotechnology industries, since February 2010. From January 1995 through February 2010, Mr. Roche served as the head of commercial operations at Cephalon, Inc., a global biopharmaceutical company. His most recent position at Cephalon, held from February 2005 through February 2010, was Executive Vice President, Worldwide Pharmaceutical Operations, in which capacity he oversaw several new product launches. Prior to that, Mr. Roche served in a variety of sales and marketing positions at SmithKline Beecham, a global pharmaceutical company. Mr. Roche has served on the board of directors of Civitas Therapeutics, a privately-held specialty pharmaceutical company focused on respiratory delivery of small molecule therapeutics, since January 2012. Previously, Mr. Roche served on the board of directors of EKR Therapeutics, a privately-held specialty pharmaceutical company focused on acute care products in the hospital setting, from 2011 to 2012, on the board of directors of Intercept Pharmaceuticals, Inc., a privately-held pharmaceutical company focused on metabolic diseases, from 2008 to 2011, and on the board of directors of LifeCell Corporation, a publicly-traded medical device company focusing on tissue repair products, from 2005 to 2008. Mr. Roche currently serves as a Trustee of The Westtown School and as a member of the Board of Trustees for the Bryn Mawr Hospital Foundation. Mr. Roche holds a BA in Spanish and History from Colgate University and an MBA from The Wharton School at the University of Pennsylvania. Age: 57.

Key Attributes, Experience and Skills: With more than 25 years of international pharmaceutical industry experience, Mr. Roche's extensive expertise in pharmaceutical product development, commercialization and marketing, his substantial experience in launching pharmaceutical products and his involvement in the development of public pharmaceutical companies make him a valuable member of our Board of Directors.

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Brian J. Sisko Director since 2012	Mr. Sisko was appointed to our Board of Directors in October 2012 on behalf of the holders of our previously outstanding shares of Series A Preferred Stock. Mr. Sisko is currently Executive Vice President and Managing Director – Strategy, Development and Operations of Safeguard Scientifics, a position he has held since November 2012. He previously served as Senior Vice President and General Counsel at Safeguard Scientifics since August 2007 (Safeguard Scientifics and its affiliates beneficially own approximately 24.4% of our common stock – see the "Security Ownership of Certain Beneficial Owners and Management" section of this Proxy Statement for additional information). Prior to joining Safeguard, Mr. Sisko served as Chief Legal Officer, Senior Vice President and General Counsel of Traffic.com, a publicly-traded provider of accurate, real-time traffic information in the United States, from February 2006 until June 2007 (following its acquisition by NAVTEQ Corporation in March 2007); Chief Operating Officer from February 2005 to January 2006 of Halo Technology Holdings, Inc., a public holding company for enterprise software businesses (Halo Technology Holdings filed for bankruptcy protection under Chapter 11 of the United States Bankruptcy Code in August 2007); ran B/T Business and Technology, an advisor and strategic management consultant to a variety of public and private companies, from January 2002 to February 2005; and was a Managing Director from April 2000 to January 2002, of Katalyst, LLC, a venture capital and consulting firm. Mr. Sisko also previously served as Senior Vice President – Corporate Development and General Counsel of National Media Corporation, a publicly-traded multi-media marketing company with operations in 70 countries, and as a partner in the corporate finance, mergers and acquisitions practice group of the Philadelphia-based law firm, Klehr, Harrison, Harvey, Branzburg & Ellers LLP. Mr. Sisko served on the board of directors of Clarient, Inc., a publicly-traded advanced oncology diagnostics services company, from June 2008 to July 2008. Mr. Sisko holds a BS from Bucknell University and a JD from the University of Pennsylvania Law School. Age: 52.

Key Attributes, Experience and Skills: With more than 25 years of experience working with start-up and growth-stage companies as an executive officer, investor, external legal counsel, internal counsel and consultant, Mr. Sisko's extensive corporate finance, business development, capital markets, legal and operational expertise make him a valuable member of our Board of Directors.

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PROPOSAL NO. 2 – APPROVAL OF AMENDMENT AND RESTATEMENT OF THE NUPATHE INC. 2010 OMNIBUS INCENTIVE COMPENSATION PLAN

We currently maintain the NuPathe Inc. 2010 Omnibus Incentive Compensation Plan, as amended and restated effective April 11, 2011 (referred to in this Proxy Statement as, the "2010 Plan"). On April 24, 2013, our Board of Directors approved, subject to stockholder approval, a further amendment and restatement of the 2010 Plan to:

  •
  increase the number of shares authorized for issuance under the 2010 Plan (and the aggregate share limit for ISOs) by 1,200,000 shares (Section 4(a)); and

  •
  modify the 2010 Plan's "evergreen provision" to increase the maximum number of shares that may be added to the plan (and to the aggregate share limit for ISOs) each year from 1,500,000 shares of common stock to 5,000,000 shares of common stock (Section 4(a)).

Section 4(a) of the 2010 Plan currently provides that each January during the term of the plan an additional number of shares of our common stock shall be added to the plan (and to the aggregate share limit for ISOs) equal to the lesser of (i) five percent (5%) of the total number of shares of our common stock outstanding on the last trading day in December of the immediately preceding calendar year, or (ii) 1,500,000 shares. This type of provision is commonly referred to as an "evergreen provision." The amended and restated 2010 Plan retains this "evergreen provision" and, as noted above, increases the maximum number of shares that may be added to the Plan each year from 1,500,000 to 5,000,000.

Stockholder approval of the amendment and restatement of the 2010 Plan is being sought (i) in order to satisfy NASDAQ listing rules, (ii) so that compensation attributable to grants under the 2010 Plan may qualify for an exemption from the deduction limit under section 162(m) of the Internal Revenue Code of 1986, as amended and the regulations promulgated thereunder (referred to in this Proxy Statement as, the "Code") (see discussion of "Federal Income Tax Consequences" below), and (iii) in order for incentive stock options (referred to in this Proxy Statement as, "ISOs") to meet the requirements of the Code.

A total of 3,976,582 shares of our common stock are currently authorized for issuance under the 2010 Plan, of which 117,177 shares were available for future grants as of April 15, 2013. Our Board of Directors believes that the number of shares of common stock currently available under the 2010 Plan, and expected to become available pursuant to the plan's current "evergreen provision," is insufficient to meet our future equity needs. After giving effect to the amendment and restatement, an additional 1,200,000 shares will be available for future grants and a total of 5,176,582 shares of our common stock will be authorized for issuance under the 2010 Plan, of which a total of 3,938,626 shares will be authorized for issuance pursuant to ISO's. If stockholders do not approve the amendment and restatement of the 2010 Plan at the Annual Meeting, the amendment and restatement will not be effective.

Our Board of Directors believes that the amendment and restatement of the 2010 Plan is vital to our ability to attract, retain and motivate top quality employees, directors and consultants as we prepare for the commercial launch of Zecuity. Further, our Board of Directors believes that our interests and the interests of our stockholders will be advanced if we can continue to offer our employees, directors and consultants the opportunity to acquire or increase their proprietary interests in us by receiving awards under the 2010 Plan.

The material features of the 2010 Plan are summarized below.

Our Board recommends that stockholders vote FOR on Proposal No. 2 to approve the amendment and restatement of the 2010 Plan.

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Material Features of the 2010 Plan

This summary of the material features of the 2010 Plan is not intended to be a complete description of the plan and is qualified in its entirety by the actual text of the plan which is attached to this Proxy Statement as Appendix A.

General.    The 2010 Plan provides that grants may be made in any of the following forms: ISOs, nonqualified stock options (referred to in this Proxy Statement as, "NQSOs" and together with ISOs as, "options"), stock awards, stock units, performance units, stock appreciation rights (referred to in this Proxy Statement as, "SARs"), dividend equivalents and other stock-based or bonus awards.

A total of 3,976,582 shares of our common stock are currently authorized for issuance or transfer under the 2010 Plan. As of April 15, 2013, (i) 1,536,631 options were outstanding under the 2010 Plan with a weighted average exercise price of $3.09 and a weighted average remaining term of 6.8 years, (ii) 144,098 shares of unvested restricted stock were outstanding under the 2010 Plan, (iii) 2,037,047 shares of restricted stock units were outstanding under the 2010 Plan, (iv) 141,629 shares had been issued under the 2010 Plan as a result of option exercises and vested restricted stock and (v) 117,177 shares were available for future grants under the 2010 Plan. After giving effect to the amendment and restatement, the aggregate number of shares of our common stock reserved for issuance will be the sum of the following: (i) 1,200,000 new shares, plus (ii) the number of shares of our common stock subject to outstanding grants under the 2010 Plan as of the date of the Annual Meeting, plus (iii) the number of shares of our common stock remaining available for issuance under the 2010 Plan but not subject to previously exercised, vested or paid awards as of the date of the Annual Meeting. The last reported sale price of our common stock on the NASDAQ Global Market on April 15, 2013 was $3.59. The aggregate number of shares of common stock that may be issued or transferred under the 2010 Plan pursuant to ISOs may not exceed 3,938,626 shares.

The 2010 Plan currently provides that the number of shares authorized for issuance and the aggregate share limit for ISOs will automatically increase on the first trading day in January each calendar year during the term of the plan, by an amount equal to the lesser of 5.0% of the total number of outstanding shares of our common stock on the last trading day in December in the prior calendar year or 1,500,000 shares. This provision is commonly referred to as an "evergreen provision." The amended and restated 2010 Plan retains this "evergreen provision" and, as noted above, increases the maximum number of shares that may be added to the Plan each year from 1,500,000 to 5,000,000. The Plan also contains annual limits of 1,000,000 shares for all grants to each person participating in the Plan measured in shares of our common stock and $3,000,000 for all grants to each person participating in the Plan measured in cash dollars. Both limits are subject to adjustment as described in the Plan.

If and to the extent any options or SARs, including options and SARs granted under our 2005 Equity Compensation Plan which was merged with and into the Plan (referred to in this Proxy Statement as, the "2005 Plan"), terminate, expire or are canceled, forfeited, exchanged or surrendered without having been exercised or if any stock awards, stock units or other stock-based awards, including awards granted under the 2005 Plan, are forfeited, terminated or otherwise not paid in full, the shares subject to such grants will again be available for purposes of the Plan. In addition, if any shares of our common stock are surrendered in payment of the exercise price of an option or SAR, the number of shares available for issuance under the Plan will be reduced only by the net number of shares actually issued upon exercise and not by the total number of shares under which such option or SAR is exercised. If shares of common stock otherwise issuable under the Plan are withheld in satisfaction of the withholding taxes incurred in connection with the issuance, vesting or exercise of any grant or the issuance of common stock, then the number of shares of common stock available for issuance under the Plan shall be reduced by the net number of shares issued, vested or exercised under such grant. If

NuPathe Inc. Proxy Statement -- 13

any grants are paid in cash, and not in shares of our common stock, any shares of common stock subject to such grants will also be available for future grants.

Administration.    The 2010 Plan is administered by our Compensation Committee, and our Compensation Committee determines all of the terms and conditions applicable to grants under the 2010 Plan. Our Compensation Committee also determines who will receive grants under the 2010 Plan and the number of shares of common stock that will be subject to grants, except that grants to members of our Compensation Committee must be authorized by a disinterested majority of our Board of Directors. The Compensation Committee also has sole authority: to (i) determine the individuals to whom grants or bonus awards shall be made under the 2010 Plan, (ii) determine the type, size and terms of the grants or bonus awards to be made to each such individual, (iii) determine the time when the grants or bonus awards will be made, (iv) determine the duration of any applicable vesting, exercise or restriction period, including the criteria for such vesting, exercisability and lapse of restriction and the acceleration of such vesting, exercisability and lapse of restriction, (v) amend the terms of any previously issued grant or bonus award, and (vi) deal with any other matters arising under the 2010 Plan.

In connection with stock splits, stock dividends, recapitalizations and certain other events affecting our common stock, our Compensation Committee will make adjustments as it deems appropriate in the maximum number of shares of common stock authorized for issuance as grants, the maximum number of shares of common stock that any individual participating in the 2010 Plan may be granted in any year, the number and kind of shares covered by outstanding grants, the kind of shares that may be issued or transferred under the 2010 Plan, and the price per share or market value of any outstanding grants.

Eligibility for Participation.    All of our employees are eligible to receive grants under the 2010 Plan. In addition, our non-employee directors and consultants and key advisors who perform services for us may receive grants under the 2010 Plan. Our Compensation Committee selects the employees, non-employee directors and key advisors to receive grants. As of April 15, 2013, we had 15 employees and 7 non-employee directors.

Types of Awards

Options.    Under the 2010 Plan, our Compensation Committee determines the exercise price of the options granted and may grant options to purchase shares of our common stock in such amounts as it determines. Our Compensation Committee may grant options that are intended to qualify as ISOs under Section 422 of the Code, or NQSOs, which are not intended to so qualify. ISOs may only be granted to employees. Anyone eligible to participate in the Plan may receive a grant of NQSOs. The exercise price of an option granted under the 2010 Plan cannot be less than the fair market value of a share of our common stock on the date the option is granted. If an ISO is granted to a 10% stockholder, the exercise price cannot be less than 110% of the fair market value of a share of our common stock on the date the option is granted.

A participant may exercise an option that has become exercisable, in whole or in part, by delivering a notice of exercise to the appropriate Company personnel. The exercise price for any option is generally payable in cash; in certain circumstances as permitted by our Compensation Committee, by the surrender of shares of our common stock with an aggregate fair market value on the date the option is exercised equal to the exercise price; by payment through a broker in accordance with procedures established by the Federal Reserve Board; by surrender of the vested portion of the option to us for an appreciation distribution payable in shares of our common stock with a fair market value at the time of the option surrender equal to the dollar amount by which the then fair market value of the shares of common stock subject to the surrendered portion exceeds the aggregate exercise price. The term of an

NuPathe Inc. Proxy Statement -- 14

option cannot exceed ten years from the date of grant, except that if an ISO is granted to a 10% stockholder, the term cannot exceed five years from the date of grant. To the extent that the aggregate fair market value of shares of common stock, determined on the date of grant, with respect to which ISOs become exercisable for the first time by a grantee during any calendar year exceeds $100,000, such ISOs will be treated as NQSOs.

Except as provided in the grant instrument or as otherwise determined by our Compensation Committee, an option may only be exercised while a grantee is employed by or providing service to us or during an applicable period after termination of employment or service.

Stock Awards.    Under the 2010 Plan, our Compensation Committee may grant stock awards. A stock award is an award of our common stock that may be subject to restrictions as our Compensation Committee determines. The restrictions, if any, may lapse over a specified period of employment or based on the satisfaction of pre-established criteria, in installments or otherwise, as our Compensation Committee may determine. Our Compensation Committee determines the number of shares of common stock to be issued or transferred pursuant to stock awards.

Except to the extent restricted under the grant instrument relating to the stock award, a grantee will have all of the rights of a stockholder as to those shares, including the right to vote and the right to receive dividends or distributions on the shares. All unvested stock awards are forfeited if the grantee's employment or service is terminated for any reason, unless our Compensation Committee determines otherwise.

Stock Units.    Under the 2010 Plan, our Compensation Committee may grant stock units to anyone eligible to participate in the 2010 Plan. Stock units are phantom units that represent shares of our common stock. Each stock unit represents the right of the participant to receive a share of our common stock or an amount of cash based on the value of a share of our common stock, if and when specified conditions are met.

Stock units become payable on terms and conditions determined by our Compensation Committee and will be payable in cash, shares of our common stock, or any combination of the foregoing, as determined by our Compensation Committee. All unvested stock units are forfeited if the grantee's employment or service is terminated for any reason, unless our Compensation Committee determines otherwise.

Stock Appreciation Rights and Other Stock-Based Awards.    Under the 2010 Plan, our Compensation Committee may grant other types of awards that are based on, measured by or payable to anyone eligible to participate in the 2010 Plan in shares of our common stock, including SARs. The Committee may grant SARs to an employee or non-employee director separately or in tandem with any option (for all or a portion of the applicable option). Tandem SARs may be granted either at the time the option is granted or at any time thereafter while the option remains outstanding; provided, however, that, in the case of an ISO, SARs may be granted only at the time of the grant of the ISO. The number of tandem SARs granted to a participant that shall be exercisable during a specified period shall not exceed the number of shares of common stock that the participant may purchase upon the exercise of the related option during such period.

Our Compensation Committee determines the terms and conditions of such awards, including the base amount of a SAR, which may not be less than the fair market value of a share of our common stock on the date the SAR is granted. A SAR shall be exercisable during the period specified by the Compensation Committee and shall be subject to such vesting and other restrictions as may be specified in the grant instrument. The Compensation Committee may accelerate the exercisability of any or all outstanding SARs at any time for any reason.

NuPathe Inc. Proxy Statement -- 15

SARs may only be exercised while the participant is employed by, or providing service to, the Company or during the applicable period after termination of employment or service. A tandem SAR shall be exercisable only during the period when the option to which it is related is also exercisable. When a participant exercises SARs, the participant shall receive in settlement of such SARs an amount equal to the value of the stock appreciation for the number of SARs exercised. The appreciation in a SAR shall be paid in shares of our common stock, cash or any combination of the foregoing, as the Compensation Committee shall determine. For purposes of calculating the number of shares of our common stock to be received, shares of common stock shall be valued at their fair market value on the date of exercise of the SAR.

Other stock-based awards, based on or measured by our common stock, may be payable in cash, shares of our common stock or a combination of the two, as the Compensation Committee shall determine.

Performance Units.    Under the 2010 Plan, our Compensation Committee may grant performance units to anyone eligible to participate in the 2010 Plan. Performance units represent a participating interest in a special bonus pool tied to the attainment of pre-established corporate performance objectives based on one or more performance goals or the right to receive a targeted dollar amount tied to the attainment of pre-established corporate performance objectives based on one or more performance goals. The amount of the bonus pool and the targeted dollar amounts may vary based on the level at which the applicable performance objectives are attained. The value of each performance unit which becomes due and payable upon the attained level of performance shall be determined by dividing the amount of the resulting bonus pool, if any, by the total number of performance units issued and outstanding at the completion of the applicable performance period or based on the threshold, target and maximum amounts that may be paid if the performance goals are met.

Performance units become payable on the attainment of the applicable performance objectives as determined by our Compensation Committee and will be payable in cash, in shares of our common stock, or in any combination of the two, as determined by our Compensation Committee. All unvested performance units are forfeited if the grantee's employment or service is terminated for any reason, unless the committee determines otherwise.

Dividend Equivalents.    Under the 2010 Plan, our Compensation Committee may grant dividend equivalents in connection with grants of stock units or other stock-based awards made under the 2010 Plan. Dividend equivalents entitle the grantee to receive amounts equal to ordinary dividends that are paid on the shares underlying a grant while the grant is outstanding. Our Compensation Committee determines whether dividend equivalents will be paid currently or accrued as contingent cash obligations. Dividend equivalents may be paid in cash, in shares of our common stock or in a combination of the two. Our Compensation Committee determines the terms and conditions of the dividend equivalent grants, including whether the grants are payable upon the achievement of specific performance goals.

Qualified Performance-Based Compensation.    The 2010 Plan permits our Compensation Committee to impose performance goals that must be met with respect to grants of stock awards, stock units, performance units, other stock-based awards and dividend equivalents that are intended to meet the exception for qualified performance-based compensation under Section 162(m) of the Code. Prior to or soon after the beginning of a performance period, our Compensation Committee establishes the performance goals that must be met, the applicable performance periods, the amounts to be paid if the performance goals are met and any other conditions. The Compensation Committee does not have discretion to increase the amount of compensation that is payable upon achievement of the designated performance goals.

NuPathe Inc. Proxy Statement -- 16

The performance goals, to the extent designed to meet the requirements of Section 162(m) of the Code, will be based on one or more of the following criteria: cash flow; earnings (including gross margin, earnings before interest and taxes, earnings before taxes, earnings before interest, taxes, depreciation, amortization and charges for stock-based compensation, earnings before interest, taxes, depreciation and amortization, and net earnings); earnings per share; growth in earnings or earnings per share; stock price; return on equity or average stockholder equity; total stockholder return or growth in total stockholder return either directly or in relation to a comparative group; return on capital; return on assets or net assets; revenue, growth in revenue or return on sales; income or net income; operating income, net operating income or net operating income after tax; operating profit or net operating profit; operating margin; return on operating revenue or return on operating profit; regulatory filings; regulatory approvals; litigation and regulatory resolution goals; other operational, regulatory or departmental objectives; budget comparisons; growth in stockholder value relative to established indexes, or another peer group or peer group index; development and implementation of strategic plans and/or organizational restructuring goals; development and implementation of risk and crisis management programs; improvement in workforce diversity; compliance requirements and compliance relief; safety goals; productivity goals; workforce management and succession planning goals; economic value added (including typical adjustments consistently applied from generally accepted accounting principles required to determine economic value added performance measures); measures of customer satisfaction, employee satisfaction or staff development; development or marketing collaborations, formations of joint ventures or partnerships or the completion of other similar transactions intended to enhance our revenue or profitability or enhance its customer base; merger and acquisitions; and other similar criteria consistent with the foregoing.

The Compensation Committee will establish in writing the performance goals that must be met, the applicable performance period, the amounts to be paid if the performance goals are met, and any other conditions, prior to, or soon after the beginning of, the performance period. The Compensation Committee shall certify and announce the results for each performance period to all participants after the announcement of our financial results for the performance period. If and to the extent that the Compensation Committee does not certify that the performance goals have been met, the grants of stock awards, stock units, performance units, other stock-based awards and dividend equivalents for the performance period shall be forfeited or shall not be made, as applicable.

If dividend equivalents are granted as qualified performance-based compensation, the maximum amount of dividend equivalents that may be accrued by a grantee in a calendar year is $1.0 million.

Change of Control.    If we experience a change of control, unless our Compensation Committee determines otherwise, all outstanding options and SARs will automatically accelerate and become fully exercisable, the restrictions and conditions on all outstanding stock awards will immediately lapse and all grantees holding stock units, performance units, dividend equivalents and other equity-based awards will receive a payment in settlement of such grants in an amount determined by our Compensation Committee. Our Compensation Committee may also provide that:

  •
  Grantees will be required to surrender their outstanding options and SARs in exchange for a payment, in cash or shares of our common stock, equal to the difference between the exercise price and the fair market value of the underlying shares of common stock;

  •
  After grantees have the opportunity to exercise their options and SARs, any unexercised options and SARs will be terminated on the date determined by our Compensation Committee; or

  •
  All outstanding options and SARs not exercised will be assumed or replaced with comparable options or rights by the surviving corporation (or a parent or subsidiary of the

NuPathe Inc. Proxy Statement -- 17

      surviving corporation) and other outstanding grants will be converted to similar grants of the surviving corporation (or a parent or subsidiary of the surviving corporation) as determined by our Compensation Committee.

In general terms, a change of control under the 2010 Plan occurs if:

  •
  A person, entity or affiliated group, with certain exceptions, acquires more than 50% of our then outstanding voting securities;

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  We merge into another entity unless the holders of our voting shares immediately prior to the merger have at least 50% of the combined voting power of the securities in the merged entity or its parent;

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  We merge into another entity and the members of our Board of Directors prior to the merger would not constitute a majority of the board of the merged entity or its parent;

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  We sell or dispose of all or substantially all of our assets;

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  We are liquidated or dissolved; or

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  A majority of the members of our Board of Directors is replaced during any 12-month period or less by directors whose appointment or election is not endorsed by a majority of the incumbent directors.

Bonus Awards.    The 2010 Plan authorizes our Compensation Committee to grant cash bonus awards, which may be structured to qualify as "qualified performance-based compensation" for purposes of Section 162(m) of the Code, to executive employees as selected by our Compensation Committee. Our Compensation Committee will impose and specify the performance goals that must be met with respect to the grant of cash bonus awards and the performance period for the performance goals. To the extent such cash bonus awards are structured to satisfy the requirements of Section 162(m) of the Code for qualified performance-based compensation, our Compensation Committee will establish in writing the performance goals that must be met in order to receive payment for the bonus award, the maximum amounts to be paid if the performance goals are met, performance threshold levels that must be met to receive payment for the bonus award, and any other conditions our Compensation Committee determines and to be consistent with the requirements of Section 162(m) of the Code.

Our Compensation Committee will use objectively determinable performance goals based on one or more criteria as described above for qualified performance-based compensation. The Compensation Committee will establish in writing the performance goals that must be met and the target bonus award, and any other conditions, prior to, or soon after the beginning of, the performance period.

Separate and apart from the cash bonus awards, our Compensation Committee may also grant to selected executive employees other bonuses which may be based on individual performance, our performance or such other criteria as determined by our Compensation Committee.

Transferability.    Only the grantee may exercise rights under a grant during the grantee's lifetime. A grantee may not transfer those rights except by will or the laws of descent and distribution; provided, however, that a grantee may transfer a grant other than an ISO pursuant to a domestic relations order. Our Compensation Committee may also provide, in a grant agreement, that a grantee may transfer NQSOs to his or her family members, or one or more trusts or other entities for the benefit of or owned by such family members, consistent with applicable securities laws, according to such terms as

NuPathe Inc. Proxy Statement -- 18

the Compensation Committee may determine; provided that the participant receives no consideration for the transfer of an option.

Clawback Rights.    Our Compensation Committee may provide that, if a participant breaches any restrictive covenant agreement or otherwise engages in activities that constitute Cause either while employed by, or providing service to, the Company or within a specified period of time thereafter, all grants held by the participant will terminate. We may rescind any exercise of an option or SAR and the vesting of any other grant and delivery of shares upon such exercise or vesting. The Compensation Committee may require that in the event of any such rescission, (i) the participant return to us the shares received upon the exercise of any option or SAR and/or the vesting and payment of any other grant or, (ii) if the participant no longer owns the shares, the participant pay to us the amount of any gain realized or payment received as a result of any sale or other disposition of the shares, net of the price originally paid by the participant for the shares.

Payment by the participant shall be made in such manner and on such terms and conditions as may be required by the Compensation Committee. We shall be entitled to set off against the amount of any such payment any amounts otherwise owed to the participant by us.

Deferrals.    Our Compensation Committee may permit or require grantees to defer receipt of the payment of cash or the delivery of shares of common stock that would otherwise be due to the grantee in connection with a grant under the Plan. Our Compensation Committee will establish the rules and procedures applicable to any such deferrals, consistent with the requirements of Section 409A of the Code.

Repricing.    Our Compensation Committee may cancel, with the consent of the affected holders, any or all of the outstanding options or SARs, including options or SARs transferred from the 2005 Plan, and in exchange for (i) new options or SARs with an exercise price or base amount per share not less than the fair market value per share of our common stock on the new grant date or (ii) cash or shares of our common stock. Our Compensation Committee shall also have the authority, with the consent of the affected holders, to reduce the exercise price or base amount of one or more outstanding options or SARs to the then current fair market value per share of our common stock or issue new options or SARs with a lower exercise price or base amount.

Amendment; Termination.    Our Board of Directors may amend or terminate the 2010 Plan at any time; except that our stockholders must approve any amendment if such approval is required in order to comply with the Code, applicable laws, or applicable stock exchange requirements. Unless terminated sooner by our Board or extended with stockholder approval, the 2010 Plan will terminate on August 4, 2020.

Foreign Participants.    If any individual who receives a grant under the 2010 Plan is subject to taxation in countries other than the U.S., the 2010 Plan provides that our Compensation Committee may make grants to such individuals on such terms and conditions as our Compensation Committee determines appropriate to comply with the laws of the applicable countries.

Grants under the Plan

No grant has been or will be made under the 2010 Plan that is contingent upon approval of this Proposal No. 2 by our stockholders at the Annual Meeting. Grants under the 2010 Plan are discretionary, so it is not currently possible to predict the grants that will be made or who will receive grants under the 2010 Plan after the Annual Meeting. For information with respect to grants made in 2012 and 2013 to our named executive officers, see the "Executive Compensation – 2012 Grants of Plan-Based Awards" and "Executive Compensation – Compensation Discussion and Analysis" sections of

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this Proxy Statement and for information with respect to grants made in 2012 to our non-employee directors, see the "Director Compensation – 2012 Director Compensation" section of this Proxy Statement.

Federal Income Tax Consequences of the Plan

The federal income tax consequences of grants under the 2010 Plan will depend on the type of grant. The following description provides only a general description of the application of federal income tax laws to grants under the 2010 Plan. This discussion is intended for the information of stockholders considering how to vote at the Annual Meeting and not as tax guidance to grantees, as the consequences may vary with the types of grants made, the identity of the grantees and the method of payment or settlement. This summary does not address the effects of other federal taxes (including possible "golden parachute" excise taxes) or taxes imposed under state, local, or foreign tax laws.

From the grantees' standpoint, as a general rule, ordinary income will be recognized at the time of delivery of shares of common stock or payment of cash under the 2010 Plan. Future appreciation on shares of common stock held beyond the ordinary income recognition event will be taxable as capital gain when the shares of common stock are sold. The tax rate applicable to capital gain will depend upon how long the grantee holds the shares. We, as a general rule, will be entitled to a tax deduction that corresponds in time and amount to the ordinary income recognized by the grantee, and we will not be entitled to any tax deduction with respect to capital gain income recognized by the grantee.

Exceptions to these general rules arise under the following circumstances:

  •
  If shares of common stock, when delivered, are subject to a substantial risk of forfeiture by reason of any employment or performance-related condition, ordinary income taxation and our tax deduction will be delayed until the risk of forfeiture lapses, unless the grantee makes a special election to accelerate taxation under Section 83(b) of the Code.

  •
  If an employee exercises an option that qualifies as an ISO, no ordinary income will be recognized, and we will not be entitled to any tax deduction, if the shares of common stock acquired upon exercise of the option are held until the later of (A) one year from the date of exercise and (B) two years from the date of grant. However, if the employee disposes of the shares acquired upon exercise of an ISO before satisfying both holding period requirements, the employee will recognize ordinary income to the extent of the difference between the fair market value of the shares on the date of exercise (or the amount realized on the disposition, if less) and the exercise price, and we will be entitled to a tax deduction in that amount. The gain, if any, in excess of the amount recognized as ordinary income will be long-term or short-term capital gain, depending upon the length of time the employee held the shares before the disposition.

  •
  A grant may be subject to a 20% tax, in addition to ordinary income tax, at the time the grant becomes vested, plus interest, if the grant constitutes deferred compensation under Section 409A of the Code and the requirements of Section 409A of the Code are not satisfied.

Section 162(m) of the Code generally disallows a publicly held corporation's tax deduction for compensation paid to its chief executive officer or any of its four other most highly compensated officers in excess of $1 million in any year. Qualified performance-based compensation is excluded from the $1 million deductibility limit, and therefore remains fully deductible by the corporation that pays it. We intend that options and SARs granted under the Plan will be qualified performance-based compensation. Stock units, performance units, dividend equivalents, other stock-based awards or bonus

NuPathe Inc. Proxy Statement -- 20

awards granted under the 2010 Plan may be structured to meet the qualified performance-based compensation exception under Section 162(m) of the Code if the Compensation Committee determines to condition such grants on the achievement of specific performance goals in accordance with the requirements of Section 162(m) of the Code. The Compensation Committee monitors, and will continue to monitor, the effect of Section 162(m) of the Code on the deductibility of compensation and intends to optimize the deductibility of compensation to the extent deductibility is consistent with our compensation objectives. The Compensation Committee weighs the benefits of full deductibility with the other objectives of our compensation program and, accordingly, may from time to time pay compensation subject to the deductibility limitations of Section 162(m) of the Code.

We have the right to require that grantees pay to us an amount necessary for us to satisfy our federal, state or local tax withholding obligations with respect to grants. We may withhold from other amounts payable to a grantee an amount necessary to satisfy these obligations. Our Compensation Committee may permit a grantee to satisfy our withholding obligation with respect to grants paid in shares of common stock by having shares withheld, at the time the grants become taxable, provided that the number of shares withheld does not exceed the individual's minimum applicable withholding tax rate for federal, state and local tax liabilities.

PROPOSAL NO. 3 – RATIFICATION OF THE SELECTION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee has selected KPMG LLP as the Company's independent registered public accounting firm for 2013. This selection will be presented to stockholders for ratification at the Annual Meeting. KPMG LLP has served as our auditor since 2006. One or more representatives of KPMG LLP is expected to attend the Annual Meeting and will have an opportunity to make a statement and respond to appropriate questions from our stockholders.

Although stockholder ratification of the selection of KPMG LLP is not required by our bylaws or otherwise, our Board believes that it is desirable to give our stockholders the opportunity to ratify this selection as a matter of good corporate governance. If this proposal is not approved at the Annual Meeting, our Audit Committee will reconsider, but may or may not change, its selection of KPMG LLP as our independent registered public accounting firm for 2013. Even if the selection is ratified, the Audit Committee may, in its discretion, direct the selection of a different independent registered public accounting firm during the year if the Audit Committee determines such a change is advisable.

Fees Paid to KPMG LLP

Aggregate "Audit Fees" paid to KPMG LLP for services rendered during 2012 and 2011 were $335,750 and $264,500, respectively. These amounts consist of fees paid for professional services rendered with respect to annual audits and quarterly reviews of our financial statements, and the issuance of consents in connection with registration statements we filed with the SEC. No other fees were paid to KPMG LLP in 2012 or 2011.

Pre-Approval Policies and Procedures

Our Audit Committee has established a policy that requires it to pre-approve all services provided by the Company's independent registered public accounting firm and the fees for such services. The prior approval of our Audit Committee, or the Chair of our Audit Committee pursuant to delegated authority, was obtained for all services provided by KPMG LLP in 2012 and 2011 and the fees for such services.

Our Board recommends that stockholders vote FOR on Proposal No. 3 to ratify the selection of KPMG LLP as the Company's independent registered public accounting firm for 2013.

NuPathe Inc. Proxy Statement -- 21

OTHER MATTERS AND DISCRETIONARY VOTING AUTHORITY

Our Board of Directors is not aware of any other matters that will be presented for action at the Annual Meeting. However, if any other matters properly come before the Annual Meeting, the proxy holders will have authority to vote the shares represented thereby on such matters in accordance with their judgment.

EXECUTIVE OFFICERS

Biographical information regarding our executive officers as of April 15, 2013 is set forth below. Each executive officer is appointed annually by our Board and serves until his or her successor is appointed and qualified, or until such individual's earlier resignation or removal.

Armando Anido Chief Executive Officer	Please refer to the "Proposal No. 1—Election of Directors" section of this Proxy Statement for Mr. Anido's biographical information.
Terri B. Sebree President
Ms. Sebree is one of our founders and has served as our President since February 2005. Prior to founding our company, Ms. Sebree served as Senior Vice President, Development of Auxilium Pharmaceuticals, Inc., a specialty pharmaceutical company. Prior to joining Auxilium, Ms. Sebree served as Executive Vice President, U.S. Operations at IBAH, Inc., a multinational contract research organization. Prior to that, Ms. Sebree served in a variety of management roles with Abbott Laboratories for over nine years. Since 2008, Ms. Sebree has served as the Chief Executive Officer of Aerie Africa, a non-profit orphanage in Ethiopia. Ms. Sebree holds a BS from Texas A&M University. Age: 55.
Keith A. Goldan Vice President and Chief Financial Officer
Mr. Goldan has served as our Vice President and Chief Financial Officer since November 2008. Previously, Mr. Goldan served as Chief Financial Officer and as a member of the board of directors of PuriCore plc, a medical technology company listed on the London Stock Exchange, from October 2004 through October 2008. Prior to that, Mr. Goldan served as Vice President and Chief Financial Officer of Biosyn, Inc., a specialty pharmaceutical company, and in a variety of roles with ViroPharma Incorporated, Century Capital Associates, a specialty consulting firm with a focus on capital strategy for healthcare clients, and the Healthcare & Life Sciences Practice of KPMG LLP. Mr. Goldan holds a BS from the Robert H. Smith School of Business at the University of Maryland and an MBA from The Wharton School at the University of Pennsylvania. Age: 42.

NuPathe Inc. Proxy Statement -- 22

Michael F. Marino Vice President, General Counsel and Secretary
Mr. Marino has served as our Vice President, General Counsel and Secretary since October 2010. Prior to joining NuPathe, Mr. Marino practiced law at the firm of Morgan, Lewis & Bockius LLP from March 2005 to October 2010 and at the firm of WilmerHale LLP from October 2001 to March 2005. While at Morgan, Lewis & Bockius and WilmerHale, Mr. Marino's practice focused on advising life science, technology and other companies on a wide-range of matters, including mergers and acquisitions, securities, finance, corporate governance, compliance and other general corporate matters. Mr. Marino holds a BS in Accountancy from Villanova University and a JD from Boston College School of Law. Age: 37.
Gerald W. McLaughlin Vice President and Chief Commercial Officer
Mr. McLaughlin has served as our Vice President and Chief Commercial Officer since October 2012 and prior to that, as Vice President, Commercial Operations since September 2007. Prior to joining NuPathe, Mr. McLaughlin served in a variety of roles at Endo Pharmaceuticals, a specialty pharmaceutical company, including Senior Director, Strategic Marketing from January 2007 through August 2007, Regional Sales Director from July 2005 through December 2006, Group Marketing Director, Pain Products from November 2002 through June 2005 and Marketing Director. Prior to that, Mr. McLaughlin served in a variety of marketing and sales roles at Merck for 11 years. Mr. McLaughlin holds a BA from Dickinson College and an MBA from Villanova University. Age: 45.

NuPathe Inc. Proxy Statement -- 23

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information known to us concerning the beneficial ownership of our common stock as of March 31, 2013 (unless otherwise indicated by footnote below) for:

  •
  each person, or group of affiliated persons, known by us to beneficially own more than 5% of our common stock;

  •
  each of our current directors (each of whom is also a nominee for director);

  •
  each of our "named executive officers" listed in the "2012 Summary Compensation Table" below; and

  •
  all of our current directors and executive officers as a group.

We have determined beneficial ownership in accordance with the rules and regulations of the SEC as indicated in the footnotes to the table below.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)	Percent Beneficially Owned (2)
Greater Than 5% Beneficial Owners:
Quaker BioVentures II, L.P. (3)	7,858,717	24.9%
Safeguard Scientifics, Inc. (4)	7,730,063	24.4%
Battelle Ventures, L.P. and its affiliates (5)	3,454,014	11.5%
GlaxoSmithKline plc and its affiliates (6)	4,183,652	13.7%
Directors and Named Executive Officers (7):
Armando Anido (8)	285,727	*
Jane H. Hollingsworth (9)	697,286	2.4%
Terri B. Sebree (10)	345,820	1.2%
Keith A. Goldan (11)	132,661	*
Michael F. Marino (12)	21,984	*
Gerald W. McLaughlin (13)	109,291	*
Michael Cola (14)	93,552	*
James A. Datin	20,620	*
William Federici (15)	28,852	*
Richard S. Kollender (16)	8,130,723	25.7%
Robert P. Roche, Jr. (17)	72,484	*
Brian J. Sisko	—	—
Wayne P. Yetter (18)	29,815	*
All Directors and Executive Officers as a Group (12 persons) (19):	9,271,529	28.6%

*
Less than 1%.

(1)
A person or group is deemed to be the beneficial owner of any shares of our common stock over which such person or group has sole or shared voting or investment power, plus any shares

NuPathe Inc. Proxy Statement -- 24

  which such person or group has the right to acquire beneficial ownership of within 60 days of March 31, 2013, whether through the exercise of options, warrants or otherwise. Unless otherwise indicated by footnote below, the persons or entities identified in the table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws.

(2)
Beneficial ownership percentage is calculated for each person or group separately because shares of our common stock subject to options, warrants or other rights to acquire our common stock that are currently exercisable or exercisable within 60 days of March 31, 2013 are considered outstanding and beneficially owned by the person or group holding such options, warrants or other rights but not for the purpose of calculating the percentage ownership of any other person or group. As a result, beneficial ownership percentage for each person or group is calculated by dividing (x) the number of shares reported in the table as beneficially owned by such person or group, by (y) 29,071,164 shares (which represents the number of shares of our common stock that were outstanding on March 31, 2013) plus the number of shares that such person or group has the right to acquire beneficial ownership of within 60 days of March 31, 2013 as indicated in the footnotes below.

(3)
Consists of (i) 5,321,193 shares of common stock and (ii) 2,537,524 shares of common stock issuable upon exercise of a warrant exercisable within 60 days of March 31, 2013 owned of record by Quaker BioVentures II, L.P. Quaker BioVentures Capital II, L.P. ("Quaker Capital L.P.") is the general partner of Quaker BioVentures II, L.P., and Quaker BioVentures Capital II, LLC ("Quaker Capital LLC") is the general partner of Quaker Capital L.P. As a result of the control that Quaker Capital L.P. exercises over Quaker BioVentures II, L.P. and the control that Quaker Capital LLC exercises over Quaker Capital L.P., each of Quaker Capital L.P. and Quaker Capital LLC may be deemed to beneficially own the shares held of record by Quaker BioVentures II, L.P. Richard S. Kollender is a director of NuPathe and a managing member of Quaker Capital LLC.

The address of Quaker BioVentures II, L.P. is Cira Center, 2929 Arch Street, Philadelphia, PA 19104-2868. This information is based upon the Schedule 13D/A filed by Quaker BioVentures II, L.P. with the SEC on October 25, 2012 reporting beneficial ownership in our common stock.

(4)
Consists of (i) 5,160,377 shares of common stock and 2,518,762 shares of common stock issuable upon exercise of a warrant exercisable within 60 days of March 31, 2013 held of record by Safeguard Delaware, Inc., a wholly owned subsidiary of Safeguard Scientifics, Inc., and (ii) 50,924 shares of common stock issuable upon exercise of stock options exercisable within 60 days of March 31, 2013 that were granted to our former director, Dr. Gary Kurtzman, and which may be deemed to be beneficially owned by Safeguard Scientifics pursuant to the terms of Dr. Kurtzman's employment with, and a written agreement between, Dr. Kurtzman and Safeguard Scientifics. The address of Safeguard Scientifics is 435 Devon Park Drive, Building 800, Wayne, PA 19087. This information is based upon the Schedule 13G filed by Safeguard Scientifics with the SEC on October 24, 2012 reporting beneficial ownership in our common stock.

Mr. Datin and Mr. Sisko are members of our Board of Directors and each is an Executive Vice President and Management Director of Safeguard Scientifics.

(5)
Includes with respect to Battelle Ventures, L.P. (i) 2,176,464 shares of common stock and (ii) 908,443 shares of common stock issuable upon exercise of a warrant exercisable within 60 days of March 31, 2013. Includes with respect to Innovation Valley Partners, LP, an affiliate of Battelle Ventures, (i) 268,169 shares of common stock and (ii) 100,938 shares of common stock

NuPathe Inc. Proxy Statement -- 25

  issuable upon exercise of a warrant exercisable within 60 days of March 31, 2013. The address of Battelle Ventures is 103 Carnegie Center, Suite 100, Princeton, NJ 08540. This information is based upon the Schedule 13G filed by Battelle Ventures and Innovation Valley Partners with the SEC on February 13, 2013 reporting beneficial ownership in our common stock.

(6)
Consists of (i) 2,668,017 shares of common stock and (ii) 1,515,635 shares of common stock issuable upon exercise of a warrant exercisable within 60 days of March 31, 2013. GlaxoSmithKline plc is the parent company of SR One, Limited, which holds these securities. The address of GlaxoSmithKline is 980 Great West Road, Brentford, Middlesex, TW8 9GS ENGLAND. This information is based upon the Schedule 13G filed by GlaxoSmithKline with the SEC on February 11, 2013 reporting beneficial ownership in our common stock.

(7)
The address for each of our directors and named executive officers is c/o NuPathe Inc., 227 Washington Street, Suite 200, Conshohocken, Pennsylvania, 19428.

(8)
Consists of 285,727 shares of common stock issuable in respect of vested restricted stock units held by Mr. Anido as of March 31, 2013.

(9)
Consists of (i) 238,552 shares of common stock, which includes 6,238 shares of common stock held by Jane Hollingsworth 2000 Irrevocable Family Trust I, and 6,238 shares of common stock held by Bradford Hollingsworth 2000 Irrevocable Family Trust I, (ii) 458,578 shares of common stock issuable upon exercise of stock options exercisable within 60 days of March 31, 2013, and (iii) 156 shares of common stock issuable upon exercise of a warrant exercisable within 60 days of March 31, 2013. Ms. Hollingsworth disclaims beneficial ownership of the shares held by the Jane Hollingsworth 2000 Irrevocable Family Trust I and the Bradford Hollingsworth 2000 Irrevocable Family Trust I.

(10)
Consists of (i) 168,436 shares of common stock, (ii) 25,907 shares of restricted stock and (ii) 151,477 shares of common stock issuable upon exercise of stock options exercisable within 60 days of March 31, 2013.

(11)
Consists of (i) 4,792 shares of common stock, (ii) 28,165 shares of restricted stock and (iii) 99,704 shares of common stock issuable upon exercise of stock options exercisable within 60 days of March 31, 2013.

(12)
Consists of 21,984 shares of restricted stock.

(13)
Consists of (i) 23,542 shares of restricted stock and (ii) 85,749 shares of common stock issuable upon exercise of stock options exercisable within 60 days of March 31, 2013.

(14)
Consists of 93,552 shares of common stock issuable upon exercise of stock options exercisable within 60 days of March 31, 2013.

(15)
Consists of 28,852 shares of common stock issuable upon exercise of stock options exercisable within 60 days of March 31, 2013.

(16)
Includes 5,321,193 shares of common stock and 2,537,524 shares of common stock issuable upon exercise of a warrant exercisable within 60 days of March 31, 2013, owned of record by Quaker BioVentures II, L.P. Quaker BioVentures Capital II, L.P. ("Quaker Capital II L.P.") is the general partner of Quaker BioVentures II, L.P., and Quaker BioVentures Capital II, LLC ("Quaker Capital II LLC") is the general partner of Quaker Capital II L.P. As a result of the control that Quaker Capital II L.P. exercises over Quaker BioVentures II, L.P. and the control

NuPathe Inc. Proxy Statement -- 26

  that Quaker Capital II LLC exercises over Quaker Capital II L.P., each of Quaker Capital II L.P. and Quaker Capital II LLC may be deemed to beneficially own the shares held of record by Quaker BioVentures II, L.P. Mr. Kollender is a managing member of Quaker Capital II LLC. Mr. Kollender disclaims beneficial ownership of such shares except to the extent of his pecuniary interest in such shares.

  Also includes 268,879 shares of common stock and 3,127 shares of common stock issuable upon exercise of a warrant exercisable within 60 days of March 31, 2013, owned of record by BioAdvance Ventures, L.P. Quaker BioAdvance Management, LP ("BioAdvance Management") is the general partner of BioAdvance Ventures, L.P., and Quaker BioVentures Management, LLC ("BioVentures Management") is the general partner of BioAdvance Management. As a result of the control that BioAdvance Management exercises over BioAdvance Ventures, L.P. and the control that BioVentures Management exercises over BioAdvance Management, each of BioAdvance Management and BioVentures Management may be deemed to beneficially own the shares held of record by BioAdvance Ventures, L.P. Mr. Kollender is a managing member of BioVentures Management. Mr. Kollender disclaims beneficial ownership of such shares except to the extent of his pecuniary interest in such shares.

(17)
Consists of (i) 10,000 shares of common stock and (ii) 62,484 shares of common stock issuable upon exercise of stock options exercisable within 60 days of March 31, 2013.

(18)
Consists of 29,815 shares of common stock issuable upon exercise of stock options exercisable within 60 days of March 31, 2013.

(19)
Includes all of the Company's current directors and executive officers as a group (12 individuals). Consists of (i) 5,793,920 shares of common stock, (ii) 99,598 shares of restricted stock, (iii) 285,727 shares of common stock issuable in respect of vested restricted stock units, (iv) 2,540,651 shares of common stock issuable upon exercise of warrants exercisable within 60 days of March 31, 2013, and (v) 551,633 shares of common stock issuable upon exercise of stock options exercisable within 60 days of March 31, 2013.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (referred to in this Proxy Statement as the "Exchange Act") requires our directors, executive officers and persons who beneficially own more than 10% of our common stock to file initial reports of their ownership of our common stock and reports of changes in such ownership with the SEC. Based on information furnished to us by such persons, we believe all such filing requirements were satisfied for 2012, except that due to administrative error, Form 4 filings were not timely made to report stock options received by Ms. Hollingsworth, Ms. Sebree, Mr. Goldan, Mr. Marino and Mr. McLaughlin on March 8, 2012. These options were awarded to such executive officers by our Compensation Committee in connection its annual review of executive compensation.

NuPathe Inc. Proxy Statement -- 27

EQUITY COMPENSATION PLAN INFORMATION

We are authorized to issue equity securities under the following two compensation plans:

  •
  the NuPathe Inc. 2010 Omnibus Incentive Compensation Plan, as amended and restated effective April 11, 2011 (referred to in this Proxy Statement as the "2010 Plan") and

  •
  the NuPathe Inc. 2010 Employee Stock Purchase Plan (referred to in this Proxy Statement as the "2010 ESPP").

Both plans have been approved by our stockholders. The following table presents information about the securities authorized for issuance under these compensation plans as of December 31, 2012.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options and Restricted Stock Units		Weighted-Average Exercise Price of Outstanding Options and Restricted Stock Units		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans
Equity compensation plans approved by security holders	2,633,734	(1)	$3.49	(3)	460,851	(4)(5)
Equity compensation plans not approved by security holders	738,190	(2)	$3.81		—

Total	2,788,599		$3.58		460,851

(1)
Represents 2,050,409 shares of common stock issuable upon exercise of outstanding stock options and 583,325 shares of common stock that may become earned upon vesting of outstanding restricted stock units, both under the 2010 Plan.

(2)
Represents 738,190 shares of common stock issuable upon exercise of stock options that were awarded to Mr. Anido upon his commencement of employment with the Company in July 2012. As previously reported by the Company, these options were awarded outside of the 2010 Plan as an inducement material to Mr. Anido's acceptance of employment with the Company in accordance with NASDAQ Listing Rule 5635(c)(4) which provides an exception to the NASDAQ shareholder approval requirements generally applicable to equity compensation plans.

(3)
Represents the weighted average exercise price of 2,050,409 outstanding stock options under the 2010 Plan. Outstanding restricted stock units do not have exercise prices and therefore have been excluded from this calculation.

(4)
Represents 211,318 shares of common stock issuable under the 2010 Plan and 249,533 shares of common stock issuable under the 2010 ESPP.

(5)
Pursuant to the current terms of the 2010 Plan, on the first trading day of January of each year, the number of shares of common stock available for issuance under the plan is automatically increased by the lesser of (i) 5% of the total number of shares of our common stock outstanding on the last trading day in December of the immediately preceding calendar year, and (ii) 1,500,000 shares. Pursuant to the terms of the 2010 ESPP, on the first trading day of January of each year, the number of shares of common stock available for issuance under the 2010 ESPP is automatically increased by the lesser of (i) 1% of the total number of shares of our common stock outstanding on the last trading day in December of the immediately preceding calendar year, and (ii) 62,383 shares. On January 2, 2013, the number of shares available for future issuance under the 2010 Plan was increased by 1,001,197 shares and the number of shares available for future issuance under the 2010 ESPP was increased by 62,383 shares – these increases are not reflected in the above table which is as of December 31, 2012.

NuPathe Inc. Proxy Statement -- 28

 CORPORATE GOVERNANCE

Our Board of Directors

Our Board of Directors consists of eight directors, each of whom is nominated for re-election at the Annual Meeting. We had three directors resign in 2012, Ms. Hollingsworth in July 2012 and Ms. Cunicelli and Dr. Kurtzman in October 2012. During 2012, there were 21 meetings of our Board and a total of 27 committee meetings. Each director nominated for re-election at the Annual Meeting attended at least 75% of the Board meetings held in 2012 and 75% of the meetings held by committees on which he served in 2012. Our independent directors periodically meet separately in executive session following Board meetings.

Our directors are expected to attend the Annual Meeting. Our 2012 annual meeting of stockholders was attended by six of our then seven directors.

Committees of Our Board of Directors

Our Board of Directors has three standing committees: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. Each of these committees operates under a written charter that has been approved by our Board. These charters are available under the "Investor Relations—Corporate Governance" section of our website (www.nupathe.com). Each committee annually reviews and assesses its charter. From time to time, our Board may also appoint ad hoc committees for specific matters.

Audit Committee

The members of our Audit Committee are Mr. Federici (Chair), Mr. Roche and Mr. Yetter. Mr. Yetter was appointed to the Committee in October 2012 following Ms. Cunicelli's resignation from the Committee. Our Board of Directors has determined that each member of the Audit Committee is an "independent" director within the meaning of SEC regulations and NASDAQ listing rules. In addition, our Board of Directors has determined that Mr. Federici qualifies as an "audit committee financial expert" within the meaning of SEC regulations and NASDAQ listing rules. Our Audit Committee held 6 meetings during 2012.

The main function of our Audit Committee is to oversee our accounting and financial reporting processes, the audits of our financial statements, our independent registered public accounting firm relationships and our compliance with legal requirements. The responsibilities of our Audit Committee include, among other things:

  •
  Retaining, appointing, setting compensation of and evaluating the performance, independence, internal quality control procedures and qualifications of our independent auditors;

  •
  Reviewing and approving in advance the engagement of our independent auditors to perform audit services and any permissible non-audit services;

  •
  Reviewing with our independent auditor the planning and staffing of the audit, including the rotation requirements and other independence rules;

  •
  Reviewing our annual and quarterly financial statements and reports, discussing the statements and reports with our independent auditors and management and recommending to the Board whether to include the financial statements in the annual reports filed with the SEC;

NuPathe Inc. Proxy Statement -- 29

  •
  Reviewing with our independent auditors and management significant issues that arise regarding accounting principles and financial statement presentation, matters concerning the scope, adequacy and effectiveness of our financial controls, effects of alternative Generally Accepted Accounting Principles (GAAP) methods on our financial statements and any correspondence or reports that raise issues with or could have a material effect on our financial statements;

  •
  Reviewing any earnings announcements and other financial information and earnings guidance provided to analysts, the investment community and ratings agencies;

  •
  Establishing procedures for the receipt, retention and treatment of complaints received by us, and the anonymous submission by employees of concerns, regarding financial controls, accounting or auditing matters;

  •
  Preparing the audit committee report required by the rules of the SEC, which is included in this Proxy Statement under the heading "Audit Committee Report";

  •
  Reviewing the reports of the Chief Executive Officer and Chief Financial Officer during their certification process for our Form 10-K and Form 10-Q filings with the SEC;

  •
  Reviewing and, if acceptable, approving any related person transactions and establishing and reviewing our code of business conduct and ethics;

  •
  Reviewing our risk assessment, risk management, financial disclosure and accounting policies on a periodic basis;

  •
  Overseeing our disclosure controls and procedures, including internal controls over our financial reporting, and reviewing and discussing our management's annual report on the effectiveness of our internal control over financial reporting;

  •
  Reviewing and assessing, on a periodic basis, our systems to monitor compliance with applicable laws and regulations and meeting periodically with our Chief Compliance Officer, General Counsel and other senior personnel responsible for the our compliance with such legal and regulatory requirements;

  •
  Setting policies for our hiring of employees or former employees of our independent auditors; and

  •
  Making regular reports to our Board regarding the audit committee's activities, including reviewing any issues realized during the audit committee's performance of its responsibilities.

Compensation Committee

The members of our Compensation Committee are Mr. Kollender (Chair), Mr. Cola and Mr. Roche. Mr. Kollender was appointed to the Committee in October 2012 following Dr. Kurtzman's resignation from the Committee. Our Board of Directors has determined that each member of our Compensation Committee is an "independent" director within the meaning of SEC regulations and NASDAQ listing rules and qualifies as a "non-employee director" (as defined under Rule 16b-3 under the Exchange Act) and an "outside director" (as defined under Section 162(m) of the Internal Revenue Code of 1986, as amended). Our Compensation Committee held 8 meetings during 2012

NuPathe Inc. Proxy Statement -- 30

The main function of our Compensation Committee is to oversee our compensation programs. The responsibilities of our Compensation Committee include, among other things:

  •
  Implementing and administering our equity compensation plans;

  •
  Establishing corporate goals and objectives relevant to compensation of our executive officers and evaluating the performance of such executive officers in light of those goals and objectives;

  •
  In the case of our Chief Executive Officer, recommending to the independent members of our Board of Directors the appropriate compensation package for him and, in the case of our other executive officers, determining the appropriate compensation for them;

  •
  Reviewing and approving for our executive officers the other terms of their employment, including employment agreements, severance arrangements and change in control protections;

  •
  Periodically reviewing and evaluating for continuing appropriateness, any existing employee agreements and change in control agreements with our executive officers;

  •
  Reviewing our compensation plans and approving and recommending to our Board of Directors for its approval the initial adoption or material modification of such plans;

  •
  Overseeing and reviewing the operation of our health and welfare plans and arrangements subject to the Employee Retirement Income Security Act of 1974, as amended;

  •
  Evaluating and recommending to our Board of Directors the appropriate level of director compensation and ensuring that any payments to directors other than in their capacity as directors are fully and properly disclosed;

  •
  Selecting peer groups of companies to be used for determining competitive compensation packages;

  •
  Reviewing and discussing with management our disclosures under the "Executive Compensation – Compensation Discussion and Analysis" section of this Proxy Statement and recommending to our Board of Directors the inclusion of such information in this Proxy Statement;

  •
  Preparing the compensation committee report required by the rules of the SEC, which is included in this Proxy Statement under the heading "Compensation Committee Report";

  •
  Annually reviewing and discussing with management the potential risks arising from the Company's compensation arrangements; and

  •
  Overseeing the Company's compliance with rules prohibiting loans to officers and directors of the Company.

Nominating and Corporate Governance Committee

The members of our Nominating and Corporate Governance Committee are Mr. Cola (Chair), Mr. Datin and Mr. Sisko. Mr. Datin and Mr. Sisko were appointed to our Nominating and Corporate Governance Committee in October 2012 following Ms. Cunicelli's resignation from the Committee. Mr. Federici also served on the Committee until October 2012. Our Board of Directors has determined that each member of the Nominating and Corporate Governance Committee is an "independent"

NuPathe Inc. Proxy Statement -- 31

director within the meaning of SEC regulations and NASDAQ listing rules. Our Nominating and Corporate Governance Committee held 3 meetings during 2012.

The main function of our Nominating and Corporate Governance Committee is to assist our Board by identifying individuals qualified to become directors and to serve on committees of the Board, to evaluate the performance of our Board and to develop and update our corporate governance principals. The responsibilities of our Nominating and Corporate Governance Committee include, among other things:

  •
  Identifying, reviewing, evaluating, nominating and recommending candidates to serve on our Board of Directors and each of its committees (including candidates recommended or nominated by stockholders);

  •
  Considering and recommending to our Board of Directors the appropriate size and composition of our Board of Directors;

  •
  Evaluating the performance of and, when determined appropriate, approving current members of our Board of Directors standing for re-election;

  •
  Reviewing and recommending to our Board of Directors an appropriate course of action upon the resignation of current Board members or any planned expansion of the Board;

  •
  Recommending to our Board of Directors the responsibilities and structure of each committee of the Board;

  •
  Establishing and assessing our corporate governance guidelines and recommending any amendments to such guidelines to our Board of Directors;

  •
  Reviewing and assessing the adequacy of our restated certificate of incorporation, bylaws and charters of any committee of our Board of Directors and recommending any necessary modifications to such documents to our Board of Directors; and

  •
  Reviewing all stockholder proposals submitted to us and recommending to our Board of Directors appropriate action on each such proposal.

Board Leadership Structure

The positions of our Chairman of the Board and Chief Executive Officer are separated. Although our bylaws do not require that these positions be separate, our Board believes that having separate positions is the appropriate leadership structure for us at this time and demonstrates our commitment to good corporate governance. Separating these positions allows our Chief Executive Officer to focus on our day-to-day business, while allowing our Chairman to lead the Board in its fundamental role of providing advice to and independent oversight of management. Our Board recognizes the time, effort and energy that the Chief Executive Officer must devote to his position in the current business environment, as well as the commitment required to serve as Chairman of the Board, particularly as the Board of Directors' oversight responsibilities continue to grow. Our Board also believes that this structure ensures a greater role for the independent directors in the oversight of our company and active participation of the independent directors in setting agendas and establishing priorities and procedures for the work of our Board. Our Board believes its administration of its risk oversight function has not affected its leadership structure.

NuPathe Inc. Proxy Statement -- 32

The Board's Role in Risk Oversight

Risk is inherent with every business, and how well a company manages risk can ultimately determine its success. We face a number of risks, including those described under the "Risk Factors" section of our Annual Report on Form 10-K for the fiscal year ended December 31, 2012, which is available under the "Investor Relations—SEC Filings" section of our website (www.nupathe.com). Our Board of Directors as a whole has responsibility for risk oversight, with reviews of certain areas being conducted by relevant Board committee, as disclosed in the descriptions of each of the committees above. The Board is kept apprised of each committee's risk oversight and other activities though reports from each committee chair to the full Board. The oversight responsibility of the Board and its committees is enabled by management reporting processes that are designed to provide visibility to the Board and its committees about the identification, assessment and management of critical risks and management's risk mitigation strategies. In addition to management reports, the Board and its committees receive reports and other information provided by outside consultants regarding certain areas of risk, including, among others, those related to the Company's compensation practices and the Company's internal control over financial reporting. The Board also works to oversee risk through its consideration and authorization of significant matters such as major strategic, operational and financial initiatives and its oversight of management's implementation of those initiatives.

NuPathe Inc. Proxy Statement -- 33

 DIRECTOR INDEPENDENCE AND RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Director Independence and Relationships

Our Board has determined that each of our current directors, with the exception of Mr. Anido, is an "independent" director within the meaning of applicable SEC regulations, NASDAQ listing rules and our Corporate Governance Guidelines. The independence standards contained in our Corporate Governance Guidelines mirror the criteria specified by applicable SEC regulations and NASDAQ listing rules. Mr. Anido does not qualify as an "independent" director because he is one of our employees. Our Board also determined that Ms. Cunicelli and Dr. Kurtzman, who both resigned as directors in October 2012, were independent directors during their tenure and that Ms. Hollingsworth, who resigned as chief executive officer and director in July 2012, did not qualify as an independent director because she was one of our employees.

In making its independence determinations, our Board considers the relationship that each of our non-employee directors has with our company and all other facts and circumstances that the Board deems relevant. In connection with such assessment, our Board considered each director's beneficial ownership of our common stock and with respect to Mr. Datin, Mr. Kollender and Mr. Sisko, their appointment to our Board on behalf of the holders of our previously outstanding Series A Preferred Stock and their association with certain beneficial owners of more than 5% of our common stock (please refer to the biographies of these directors in the "Proposal No. 1—Election of Directors" section of this Proxy Statement for details regarding Mr. Datin and Mr. Sisko's association with Safeguard Scientifics and Mr. Kollender's association with Quaker BioVentures), and concluded that none of our non-employee directors has a relationship that would interfere with his/her exercise of independent judgment in carrying out the responsibilities of a director.

Our Board has also determined that each member of our Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee meets the independence requirements applicable to those committees as prescribed by applicable SEC regulations, NASDAQ listing rules and our Corporate Governance Guidelines.

Our Corporate Governance Guidelines are available under the "Investor Relations—Corporate Governance" section of our website (www.nupathe.com).

Compensation Committee Interlocks and Insider Participation

During 2012 and as of the date of this Proxy Statement, none of the members of our Compensation Committee was or is an officer or employee of the Company, and no executive officer of the Company served or serves on the compensation committee (or other board committee performing a similar function) or board of directors of any company that employed or employs any member of our Compensation Committee or Board of Directors as an executive officer.

Policies and Procedures for Transactions with Related Persons

We have written policies and procedures for the review, approval and ratification of "related person transactions" which we define under our policy as any transaction, arrangement or relationship in which (i) we are a participant, (ii) the amount involved exceeds the lesser of $120,000 or one percent of the average of our total assets at year end for the last two completed fiscal years, and (iii) one of our executive officers, directors, director nominees or beneficial owners of more than 5% of our common stock, or their immediate family members (each of whom we refer to as a "related person") has a direct or indirect material interest.

NuPathe Inc. Proxy Statement -- 34

Under our policy, related person transactions must be approved or ratified by our Audit Committee or, where review by our Audit Committee would be inappropriate, another independent body of our Board of Directors. Transactions involving the payment of compensation by us to related persons for services provided as one of our employees or directors are approved by our Compensation Committee or the independent members of our Board.

To identify related person transactions, we rely on information supplied by our executive officers, directors and certain significant stockholders. Such individuals must present information regarding any proposed related person transaction to our Audit Committee, or other independent body of our Board of Directors, for review. The presentation must include a description of, among other things, the material terms of the proposed transaction, the direct and indirect interests of the related persons, the benefits of the transaction to us and whether any alternative transactions are available.

In considering related person transactions, our Audit Committee, or other independent body of our Board of Directors, takes into account the relevant available facts and circumstances including:

  •
  The risks, costs and benefits to us;

  •
  The impact on a director's independence in the event the related person is a director, immediate family member of a director or an entity with which a director is affiliated;

  •
  Whether the transaction would create a conflict of interest for any director or executive officer of the Company;

  •
  The terms of the transaction;

  •
  The availability of other sources for comparable services or products; and

  •
  The terms available to or from, as the case may be, unrelated third parties or to or from our employees generally.

No member of our Audit Committee, or if applicable, the independent body of our Board of Directors, may participate in the review, the deliberations or approval of a related person transaction with respect to which such member or any of her/her immediate family members is a related person. In reviewing a related person transaction, our Audit Committee or other independent body of our Board of Directors will determine whether, in its good faith exercise of discretion and in light of known circumstances, the transaction is in, or is not inconsistent with, the best interests of us and our stockholders.

Transactions with Related Persons

In October 2012 we completed the sale of 14,000,000 units of Company securities to certain qualified institutional purchasers and individual investors for an aggregate purchase price of $28,000,000. Each unit consisted of 1/1,000th of a share of our newly designated Series A Preferred Stock and a warrant to purchase one share of our common stock at an exercise price of $2.00 per share. The table below shows the number of units purchased by related persons in the financing.

Related Persons	Units (#)	Purchase Price ($)
Greater Than 5% Beneficial Owners:
Quaker BioVentures II, L.P.	2,500,000	5,000,000
Safeguard Scientifics, Inc. (through Safeguard Delaware, Inc.)	2,500,000	5,000,000
Battelle Ventures, L.P. and its affiliates	900,000	1,800,000
GlaxoSmithKline plc (through SR One, Limited)	1,500,000	3,000,000

NuPathe Inc. Proxy Statement -- 35

DIRECTOR COMPENSATION

General

We compensate directors with a combination of cash, to compensate directors for their service, and equity, to align their interests with the long-term interests of our stockholders. Annually, generally between the fourth and first quarters, our Compensation Committee reviews and makes recommendations to our Board of Directors with respect to director compensation for the upcoming year. Generally, we seek to align the cash and equity components of director compensation with approximately the 50th percentile of our peer group.

Set forth below is our director compensation policy. Directors who are also our employees receive no additional compensation (beyond their regular employee compensation) for their services as directors. Additionally, directors that were appointed to our Board of Directors in October 2012 on behalf of the holders of our previously outstanding shares of Series A Preferred Stock did not receive compensation for their services as directors in 2012.

Board of Directors:
Director Retainer	$35,000 per year (1)
Chairman Retainer	$35,000 per year (additional) (1)
Annual Option Grant	6,750 options (2)
New Director Option Grant	13,500 options (3)
Audit Committee:
Chairman Retainer	$15,000 per year (1)
Member Retainer	$7,500 per year (1)
Compensation Committee:
Chairman Retainer	$10,000 per year (1)
Member Retainer	$5,000 per year (1)
Nominating and Corporate Governance Committee:
Chairman Retainer	$5,000 per year (1)
Member Retainer	$3,500 per year (1)

(1)
Paid in quarterly installments at the beginning of each calendar quarter for service during the prior quarter. Prior to the beginning of each calendar year, directors may submit an irrevocable election to receive stock options in lieu of quarterly cash payments during the year, in an amount based on the Black-Scholes valuation used for financial reporting purposes. Stock options issued in lieu of cash compensation pursuant to this election have an exercise price equal to the closing price per share of our common stock as reported on the NASDAQ Global Market on the date of grant, are fully-vested on the date of grant and have a term of ten years.

(2)
Annual option grants are made to all non-employee directors in office after each annual meeting of stockholders. Annual option grants vest in full on the earlier of the day before the following year's annual meeting of stockholders, and the one year anniversary of the grant date, but vest in full earlier upon a change of control of NuPathe or the death or total disability of the director. Annual option grants have an exercise price equal to the closing price per share of our common stock as reported on the NASDAQ Global Market on date of grant and a term of ten years.

(3)
New director option grants are made on the date that a new non-employee director joins the Board. New director option grants vest one-third per year beginning on the one year anniversary of the grant date, but vest in full earlier upon a change of control of NuPathe or the death or total disability of the director. New director option grants have an exercise price equal to the

NuPathe Inc. Proxy Statement -- 36

  closing price per share of our common stock as reported on the NASDAQ Global Market on date of grant and a term of ten years.

  In connection with its annual review of director compensation in the fourth quarter of 2011, our Compensation Committee engaged Radford, an AON Hewitt Company (referred to in this Proxy Statement as "Radford"), as its independent compensation consultant, to (i) review our overall director compensation, (ii) benchmark such compensation in relation to our peer group (please refer to the "Executive Compensation – Compensation Discussion and Analysis" section of this Proxy statement for a discussion of the companies comprising our peer group for this purpose), and (iii) provide recommendations to ensure that our compensation programs continue to enable us to attract and retain qualified directors through competitive compensation packages. The peer group data compiled by Radford indicated that our total director compensation was aligned with the 25-50th percentile of our peer group. Nevertheless, our Compensation Committee determined not to adjust our director compensation policy at the time given the Company's cash constraints.

  2012 Director Compensation

  The following table presents information regarding the compensation of our directors for 2012.

Name	Fees Earned or Paid in Cash (1)		Option Awards ($) (2)(3)	Total ($)
Wayne P. Yetter	$71,386	(9)	$15,055	$86,441
Armando Anido (4)	—		—	—
Michael Cola	$45,000	(10)	$15,055	$60,055
Jeanne Cunicelli (5)	$37,375	(11)	$15,055	$52,430
James A. Datin (6)	—		—	—
William J. Federici	$53,500	(12)	$15,055	$68,555
Jane H. Hollingsworth (7)	—		—	—
Richard S. Kollender (6)	—		—	—
Gary J. Kurtzman, MD (8)	$36,563	(13)	$15,055	$51,618
Robert P. Roche, Jr.	$47,500	(14)	$15,055	$62,555
Brian J. Sisko (6)	—		—	—

(1)
Amounts in this column represent retainers earned under our director compensation policy and payable in cash. Prior to the beginning of each calendar year, directors may submit an irrevocable election to receive stock options in lieu of quarterly cash retainer payments during the year, in an amount based on the grant date fair value of such options. See footnote 3 and footnotes 9 through 14 below for additional information.

(2)
Mr. Yetter, Mr. Cola, Ms. Cunicelli, Mr. Federici, Dr. Kurtzman and Mr. Roche each received an option grant for 6,750 shares in connection with their re-election at our 2012 annual meeting of stockholders in accordance with the Company's director compensation policy. These options have an exercise price of $3.37 per share (which was the closing price per share of our common stock as reported on the NASDAQ Global Market on June 7, 2012, the date of grant). The grant date fair value of each of these option grants was $15,055. These options vest in full at the earlier of (i) the day before the Company's 2013 annual meeting and (ii) the one year anniversary of the date of grant. As noted in footnote 1 above, prior to the beginning of each calendar year, directors may submit an irrevocable election to receive stock options in lieu of quarterly cash retainer payments during the year, in an amount based on the grant date fair value of such options. Stock options issued to directors making such an election are not reported in this column.

NuPathe Inc. Proxy Statement -- 37

  The aggregate number of shares subject to outstanding option awards held by our non-employee directors as of December 31, 2012 was as follows:

Name	Number of Options Outstanding at December 31, 2012
Wayne P. Yetter	40,397
Michael Cola	100,919
Jeanne Cunicelli	51,751
James A. Datin	—
William J. Federici	37,945
Richard S. Kollender	—
Gary J. Kurtzman, MD	50,924
Robert P. Roche, Jr.	69,635
Brian J. Sisko	—
(3)
Amounts in this column represent the grant date fair value of option awards granted to non-employee directors during 2012, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (referred to as "FASB ASC Topic 718"). These amounts do not necessarily correspond to the actual value that may be realized by non-employee directors. The assumptions made in valuing the option awards reported in this column are discussed in the Company's audited financial statements (Note 3(h), Summary of Significant Accounting Policies under subsection "Stock-Based Compensation," and in Note 8, Stock-Based Compensation) included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2012, as filed with the SEC.

(4)
As an officer of the Company, Mr. Anido does not receive additional compensation for his services as a director.

(5)
Ms. Cunicelli has agreed to surrender any compensation that she receives for services as a director to Bay City Capital LLC, where she serves as an Investment Partner. Ms. Cunicelli resigned as a director in October 2012.

(6)
Mr. Datin, Mr. Kollender and Mr. Sisko were appointed to our Board of Directors in October 2012 on behalf of the holders of our previously outstanding shares of Series A Preferred Stock and did not receive compensation for their services as directors in 2012.

(7)
Ms. Hollingsworth resigned as a director and chief executive officer of the Company in July 2012. As an officer of the Company, Ms. Hollingsworth did not receive additional compensation for her services as a director.

(8)
Dr. Kurtzman has agreed to surrender any compensation that he receives for services as a director to Safeguard Scientifics, where he serves as a Senior Vice President. Dr. Kurtzman resigned as a director in October 2012.

(9)
Mr. Yetter elected to receive 10% of his 2012 retainer fees, representing an aggregate of $7,139, in stock options pursuant to the Company's director compensation policy. As a result, on March 31, June 30, September 30 and December 31, 2012, Mr. Yetter received 733, 637, 730 and 823 stock options having a grant date fair value of $1,750, $1,750, $1,750 and $1,889, respectively. These stock options have an exercise price of $3.70, $4.03, $3.56 and $3.38 (which was the closing price per share of our common stock as reported on the NASDAQ Global Market on the date of grant), respectively, and were fully-vested on the date of grant.

NuPathe Inc. Proxy Statement -- 38

(10)
Mr. Cola elected to receive all of his 2012 retainer fees, representing an aggregate of $45,000, in stock options pursuant to the Company's director compensation policy. As a result, on March 31, June 30, September 30 and December 31, 2012, Mr. Cola received 4,714, 4,098, 4,695 and 4,906 stock options having a grant date fair value of $11,250, $11,250, $11,250 and $11,250, respectively. These stock options have an exercise price of $3.70, $4.03, $3.56 and $3.38 (which was the closing price per share of our common stock as reported on the NASDAQ Global Market on the date of grant), respectively, and were fully-vested on the date of grant.

(11)
Ms. Cunicelli elected to receive all of her 2012 retainer fees, representing an aggregate of $37,375, in stock options pursuant to the Company's director compensation policy. As a result, on March 31, June 30, September 30 and December 31, 2011, Ms. Cunicelli received 4,189, 4,189, 4,800 and 1,253 stock options having a grant date fair value of $11,500, $11,500, $11,500 and $2,875, respectively. These stock options have an exercise price of $$3.70, $4.03, $3.56 and $3.38 (which was the closing price per share of our common stock as reported on the NASDAQ Global Market on the date of grant), respectively, and were fully-vested on the date of grant.

(12)
Mr. Federici elected to receive 50% of his 2012 retainer fees, representing an aggregate of $26,750, in stock options pursuant to the Company's director compensation policy. As a result, on March 31, June 30, September 30 and December 31, 2012, Mr. Federici received 2,802, 2,436, 2,791 and 2,916 stock options having a grant date fair value of $6,688, $6,688, $6,687 and $6,687, respectively. These stock options have an exercise price of $3.70, $4.03, $3.56 and $3.38 (which was the closing price per share of our common stock as reported on the NASDAQ Global Market on the dates of grant), respectively, and were fully-vested on the date of grant.

(13)
Dr. Kurtzman elected to receive all of his 2012 retainer fees, representing an aggregate of $36,563, in stock options pursuant to the Company's director compensation policy. As a result, on March 31, June 30, September 30 and December 31, 2012, Dr. Kurtzman received 4,714, 4,098, 4,695 and 1,226 stock options having a grant date fair value $11,250, $11,250, $11,250 and $2,813. These stock options have an exercise price of $3.70, $4.03, $3.56 and $3.38 (which was the closing price per share of our common stock as reported on the NASDAQ Global Market on the date of grant), respectively, and were fully-vested on the date of grant.

(14)
Mr. Roche elected to receive all of his 2012 retainer fees, representing an aggregate of $47,500, in stock options pursuant to the Company's director compensation policy. As a result, on March 31, June 30, September 30 and December 31, 2012, Mr. Roche received 4,976, 4,326, 4,956 and 5,179 stock options having a grant date fair value of $11,875, $11,875, $11,875 and $11,875, respectively. These stock options have an exercise price of $3.70, $4.03, $3.56 and $3.38 (which was the closing price per share of our common stock as reported on the NASDAQ Global Market on the date of grant), respectively, and were fully-vested on the date of grant.

NuPathe Inc. Proxy Statement -- 39

 EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis should be read in conjunction with the compensation tables and narratives that immediately follow this section.

Introduction

This Compensation Discussion and Analysis describes the material elements of our executive compensation program for 2012 and explains how and why our Compensation Committee and Board of Directors made its compensation decisions for our executive officers listed below (whom we refer to in this Proxy Statement as, our "named executive officers"):

  •
  Armando Anido, Chief Executive Officer;

  •
  Jane H. Hollingsworth, former Chief Executive Officer;

  •
  Terri B. Sebree, President;

  •
  Keith A. Goldan, Vice President and Chief Financial Officer;

  •
  Michael F. Marino, Vice President, General Counsel and Secretary; and

  •
  Gerald W. McLaughlin, Vice President and Chief Commercial Officer.

In July 2012, we experienced a change in leadership. Our Board of Directors appointed Mr. Anido as our new Chief Executive Officer and a member of our Board. We entered into an employment agreement with Mr. Anido in connection with his appointment, the terms of which were previously disclosed and were the result of arms-length negotiation. Mr. Anido succeeds Ms. Hollingsworth who resigned as our Chief Executive Officer and a member of our Board. We entered into a severance agreement and one-year consulting agreement with Ms. Hollingsworth in connection with her resignation, the terms of which were previously disclosed and are summarized below.

Stockholder Say-on-Pay Vote

At our 2011 annual meeting of stockholders, we presented stockholders with a vote to approve, on an advisory basis, the compensation paid to our named executive officers as disclosed in the "Executive Compensation" section of our proxy statement relating to that meeting (referred to as a "say-on-pay" proposal). 99.9% of the votes cast on the say-on-pay proposal voted in favor of the proposal. We believe this strongly affirms stockholders' support of our approach to executive compensation.

We also presented stockholders with an advisory vote on the frequency on which we would hold future say-on-pay votes. At the meeting, 73.5% of the votes cast at the proposal expressed a preference that we hold a say-on-pay vote every three years. In accordance with the results of that vote, our Board determined to implement a say-on-pay vote every three years until the next required vote on the frequency of say-on-pay votes, which is scheduled to occur at our 2017 annual meeting of stockholders. Accordingly, our next advisory stockholder vote on executive compensation will take place at our 2014 annual meeting of stockholders.

NuPathe Inc. Proxy Statement -- 40

Objectives and Philosophy of Our Executive Compensation Program

The primary objective of our executive compensation program is to attract, retain and motivate individuals who possess knowledge, experience and skills that we believe are important to the advancement of our business of developing and commercializing branded therapeutics for diseases of the central nervous system, including neurological and psychiatric disorders.

Specifically, our executive compensation program is designed to:

  •
  Attract and retain qualified executives with superior ability and managerial experience;

  •
  Align named executive officers' incentives with our corporate strategies, business objectives and the long-term interests of our stockholders; and

  •
  Increase the incentive to achieve key strategic performance measures by linking incentive award opportunities to the achievement of performance objectives in these areas and by providing a portion of total compensation opportunities for named executive officers in the form of equity grants.

To achieve these objectives, we seek to provide our named executive officers with a competitive compensation package that ties a substantial portion of the executive's overall compensation to both our company performance and the executive's individual performance. Base salary increases and annual performance bonuses are tied to our company and individual performance in relation to competitive market conditions. Equity awards are primarily used to promote long-term stockholder value and employee retention through the use of multi-year vesting schedules that provide an incentive to the executive to remain in the employ of the Company through the end of the vesting period in order to share in any increase in the value of our Company over time.

Overview of How Compensation Decisions are Made

Our Compensation Committee oversees our compensation and benefit plans and policies, administers our equity compensation plan and reviews and approves compensation decisions relating to our named executive officers other than our Chief Executive Officer, whose compensation levels are set by our Board of Directors.

Annually, generally between the fourth and first quarter, our Compensation Committee reviews the performance and compensation of our named executive officers. In connection with this review, our Compensation Committee adjusts base salaries for our named executive officers, determines their annual performance bonuses relating to prior year performance, approves elements of our bonus program for the current year (including target bonuses and corporate and individual performance objectives), and grants equity awards to our named executive officers. Our Compensation Committee also has discretion to make adjustments to executive compensation at other times during the year.

To assist in its annual review of our executive compensation program, our Compensation Committee engaged Radford in the fourth quarter of 2011 to serve as the Committee's independent compensation consultant. Radford reviewed our overall executive compensation program, benchmarked our executive compensation in relation to other comparable publicly-traded companies with which we may compete for talent and provided recommendations to ensure that our executive compensation program continues to enable us to attract and retain qualified executives through competitive compensation packages.

When determining our executive compensation policies, reviewing the performance of our named executive officers and establishing compensation levels and programs, our Compensation Committee

NuPathe Inc. Proxy Statement -- 41

considers recommendations from our Chief Executive Officer regarding the compensation for named executive officers other than him. Our Compensation Committee has the final authority regarding the overall compensation structure for our named executive officers, other than for our Chief Executive Officer. In the case of our Chief Executive Officer, our Compensation Committee evaluates his performance and, with significant input from the Chairman of our Compensation Committee, makes compensation recommendations to the Board of Directors, which sets his compensation. Our Chief Executive Officer does not participate in determining his own compensation.

Independence of Compensation Consultant

Our Compensation Committee has reviewed the independence of Radford's advisory role relative to the six consultant independence factors adopted by the SEC to guide listed companies in determining the independence of their compensation consultants, legal counsel and other advisors. Following its review, our Compensation Committee concluded that Radford has no conflicts of interest, and provides the Committee with objective and independent executive compensation advisory services. In the future, we expect that our Compensation Committee will continue to engage Radford or another compensation consultant to provide similar guidance with respect to executive compensation practices and conduct further competitive benchmarking against a peer group of publicly-traded companies.

Benchmarking Competitive Compensation

The list of peer group companies used by our Compensation Committee for purposes of benchmarking our executive compensation program in 2011 was disclosed in last year's proxy statement. In order to update that list of peer group companies, Radford first identified all publicly-traded pharmaceutical and biotechnology companies with the following criteria:

  •
  Employee Size: 25 to 175 employees;

  •
  Market Capitalization: $30 million to $200 million; and

  •
  Stage of Development: Product candidates in Phase III trials or subject to a recently filed NDA or complete response letter or recently commercialized products.

We selected the foregoing criteria to identify comparable publicly-traded pharmaceutical and biotechnology companies because, at the time of the assessment, we had 36 employees and expected to increase our headcount to approximately 175 in connection with the launch of Zecuity, our high and low market capitalization during the three months preceding the assessment was approximately $100 million and $30 million, respectively, and we had recently received a complete response letter from the FDA with respect to our Zecuity NDA. Radford then qualitatively evaluated and refined the comparator pool. Radford targeted pharmaceutical and biotechnology companies that have a similar business profile to ours taking into account number of employees, market value and stage of

NuPathe Inc. Proxy Statement -- 42

development. Applying this methodology, our Compensation Committee approved the following companies as our peer group companies for purposes of benchmarking executive compensation in 2012:

ACADIA Pharmaceuticals, Inc.	OncoGenex Pharmaceuticals, Inc.
Affymax, Inc.	Orexigen, Inc.
Alexza Pharmaceuticals, Inc.	Osiris Therapeutics, Inc.
Alimera Sciences, Inc.	Pain Therapeutics, Inc.
Biodel Inc.	Pozen Inc.
Discovery Laboratories Inc.	Sunesis Pharmaceuticals Inc.
Durect Corporation	Threshold Pharmaceuticals Inc.
Insmed Inc.	Transcept Pharmaceuticals Inc.
MAP Pharmaceuticals Inc.	Vanda Inc.
Maxygen, Inc.	Zogenix, Inc.
Omeros Corporation

As a result of changes due to headcount, size and profile, as well as consolidation within the pharmaceutical/biotechnology industry, the following companies were removed from our list of peer group companies for 2012: Acura Pharmaceuticals, Inc., Anthera Pharmaceuticals, Inc., Cadence Pharmaceuticals, Inc., Cypress Biosciences, Inc., Medivation, Inc., NPS Pharmaceuticals, Inc. and Optimer Pharmaceuticals, Inc.; and the following were added: ACADIA Pharmaceuticals Inc., Discovery Laboratories Inc., Insmed Inc., Sunesis Pharmaceuticals Inc., Threshold Pharmaceuticals Inc., Transcept Pharmaceuticals Inc. and Zogenix, Inc. This updated group of peer companies was used by Radford to prepare the comparative compensation data considered by our Compensation Committee in connection with its decisions relating to the compensation of our named executive officers for 2012. In addition, Radford supplemented the peer group compensation data with data from the Radford Global Life Science Survey for 2012 targeting public biopharmaceutical companies with employee size between 25 and 125 to further ensure comprehensive and competitive market data was evaluated.

While the peer group data provided by Radford provides useful comparisons, the Compensation Committee uses the data as a guide, not as a rule, when establishing the compensation packages we provide to our named executive officers and takes into account other factors as its deems appropriate.

Elements of Executive Compensation

The compensation for our named executive officers consists of the following principal elements:

  •
  Base salary;

  •
  Annual performance bonuses;

  •
  Long-term incentives in the form of equity grants; and

  •
  Severance and change of control benefits.

We do not have a policy or target for allocating compensation between long-term and short-term compensation, cash and non-cash compensation, or among different forms of non-cash compensation. We adjust the mix of long-term and short-term compensation, cash and non-cash compensation, and forms of non-cash compensation based on competitive market conditions for attracting and retaining talented personnel.

NuPathe Inc. Proxy Statement -- 43

Base Salary

We generally establish base salaries for our named executive officers based on the scope of their responsibilities, their individual performance, the amount and type of work experience prior to joining us and competitive market compensation paid by other companies to individuals in similar positions. In connection with its annual review of executive compensation, our Compensation Committee reviews base salaries based on these factors and adjusts salaries accordingly. Our Compensation Committee may also adjust base salaries from time to time during the year in connection with promotions, exceptional individual performance or in light of changes in market conditions.

In connection with its annual review of executive compensation in the fourth quarter of 2011, our Compensation Committee and in the case of Ms. Hollingsworth, our Board of Directors, approved base salary increases of 3% for each of our then serving named executive officers, effective as of January 1, 2012. These salary increases were designed to maintain total cash compensation levels (base salary plus target bonus opportunity) of our named executive officers (other than Ms. Sebree) within approximately the 25th to 50th percentile of total cash compensation levels for comparable executives officers at our peer group, as reflected in the data provided by Radford. Ms. Sebree's total cash compensation level was structured to align her with approximately the 50th to 75th percentile, to reflect the significant scope of her responsibilities for research and development, regulatory affairs, medical affairs and manufacturing. Additionally, effective as of November 1, 2012, Mr. Marino's base salary was further increased to $300,000 in recognition of his performance since joining the Company in October 2010 and Mr. McLaughlin's based salary was increased to $300,000 in connection with his promotion to Chief Commercial Officer and the additional responsibilities of such role.

Mr. Anido 2012 base salary was the result of arms-length negotiation in connection with his acceptance of employment in July 2012.

NuPathe Inc. Proxy Statement -- 44

The base salaries of our named executive officers for 2011 and 2012 are set forth below.

Name	2011 Base Salary	2012 Base Salary
Armando Anido	—	425,000	(1)
Jane H. Hollingsworth	$400,000	412,000
Terri B. Sebree	315,000	324,450
Keith A. Goldan	300,000	309,000
Michael F. Marino	260,000	300,000	(2)
Gerald W. McLaughlin	280,000	300,000	(3)

(1)
Mr. Anido's employment commenced effective July 25, 2012 and his salary was set pursuant to arm's length negotiation.

(2)
Effective as of November 1, 2012. Prior to November 1, 2012, Mr. Marino's 2012 base salary was $267,800.

(3)
Effective as of November 1, 2012. Prior to November 1, 2012, Mr. McLaughlin's 2012 base salary was $288,400.

Annual Performance Bonuses

We pay annual performance bonuses to reward the performance and achievements of our Company and our named executive officers. We generally pay these bonuses in cash, and, unless otherwise specified in the executive's employment agreement, the executive must be employed by us on the date we pay bonuses to be eligible to receive a bonus. Each named executive officer is assigned a target bonus, expressed as a percentage of his or her base salary. This amount represents the target bonus that the named executive officer is eligible to receive for achieving the corporate and individual performance objectives for the year. The target bonus for our Chief Executive Officer is set by our Board of Directors and the target bonus for each of our other named executive officers is set by our Compensation Committee. For 2012, each executive officer (other than Mr. Anido) had the opportunity to earn up to 125% of their target bonus for exceptional performance in the achievement of corporate and individual objectives and prevailing conditions. For 2012, Mr. Anido had the opportunity to earn an annual performance bonus of $102,465 pursuant to the terms of his employment agreement, which amount represents 55% of his base salary pro-rated to reflect the number of days in 2012 that he was employed by the Company.

In connection with its annual review of executive compensation, our Compensation Committee and in the case of Ms. Hollingsworth, our Board of Directors, determined to keep target bonuses for our named executive officers unchanged in 2012, other than for Mr. Marino, whose target bonus was increased from 30% to 35%. Mr. Marino's target bonus was increased to align his total cash compensation level (base salary plus target bonus opportunity) within approximately the 25th to 50th percentile of total cash compensation levels for comparable executives officers at our peer group similar to those of our other named executive officers other than Ms. Sebree, whose total cash compensation level is aligned within approximately the 50th to 75th percentile to reflect the significant scope of her responsibilities for research and development, regulatory affairs, medical affairs and manufacturing.

NuPathe Inc. Proxy Statement -- 45

The target bonuses for each of our named executive officers for 2011 and 2012 are set forth below.

Name	Target Bonus as % of 2011 Base Salary	Target Bonus as % of 2012 Base Salary
Armando Anido	—	55%
Jane H. Hollingsworth	55%	55%
Terri B. Sebree	35%	35%
Keith A. Goldan	35%	35%
Michael F. Marino	30%	35%
Gerald W. McLaughlin	35%	35%

The amount of each named executive officer's annual performance bonus (other than our Chief Executive Officer) is based 75% on our achievement of corporate performance objectives and 25% on the executive's achievement of individual performance objectives. Our Chief Executive Officer's annual performance bonus is determined solely based on attainment of corporate performance objectives. Our Board of Directors and Compensation Committee believe this is appropriate given our Chief Executive Officer's responsibility for the overall direction and success of our business.

For 2012, Mr. Anido's employment agreement provided that he would receive an annual performance bonus equal to $102,465 (which amount represents 55% of his base salary pro-rated to reflect the number of days in 2012 that he was employed by the Company) in the event the Company completed one or more equity financing resulting in gross proceeds to the Company of at least $30 million. Our Compensation Committee determined this was appropriate given the Company's cash position at the time that Mr. Anido commenced employment with us in July 2012. In the future, we expect that Mr. Anido's annual performance bonus will be solely based on attainment of corporate performance objectives.

The corporate and individual performance objectives that we set for purposes of determining annual performance bonuses are generally objectively determinable and measurable and their outcomes are uncertain at the time established. When we set the 2012 objectives, we considered them to be ambitious, but attainable and designed to cause annual performance bonus payments to reflect meaningful performance requirements.

Our Compensation Committee and Board of Directors establish our corporate performance objectives for each fiscal year prior to the end of the first quarter of the year and determine a separate weighting for each of our corporate objectives with the aggregate weighting of all corporate objectives totaling 100%. At the end or beginning of each year, our Compensation Committee assesses the achievement of the corporate performance objectives for the prior year and reports its findings to our Board of Directors. Although the aggregate weighting of the corporate performance objectives is 100%, our Compensation Committee may assign an overall achievement level of 0-125%, with 125% representing exceptional performance in the achievement of corporate objectives or prevailing conditions. Our corporate objectives generally relate to the achievement of pre-established performance goals based on company-wide business objectives that are intended to increase shareholder value.

NuPathe Inc. Proxy Statement -- 46

For 2012, our corporate performance objectives, including their weightings and achievement levels, are set forth below:

Corporate Performance Objective	Weighting Percentage	Achievement Level
Obtain FDA approval of Zecuity	40%	20% was earned for the successful completion of the additional trials, tests, device enhancement, packaging modification and other activities required to address the questions contained in the FDA's complete response letter relating to our NDA for Zecuity and the resubmission of our Zecuity NDA in July 2012.
Prepare for launch of Zecuity	15%
		10% was earned for the qualification of certain supply chain partners, refinement of our supply chain plan, development of validation protocols for manufacturing and refinement of our strategic and tactical marketing and sales launch plans.
Provide sufficient capital to launch Zecuity and support achievement of corporate objectives	20%	10% was earned for operating under budget, completing a $28 million equity financing and obtaining a replacement term loan.
Advance development of product candidates and product life cycle activities	10%	5% was earned for advancing development of Zecuity product lifecycle activities.
Explore business development opportunities	10%	0% was earned.

Based on the above achieved corporate performance objectives, the overall achievement level of the 2012 corporate performance objectives was 45% (referred to as the "Corporate Achievement Factor").

Our Compensation Committee assesses the achievement of the corporate performance objectives at the end of each year and reports its findings and annual performance bonus recommendation for our Chief Executive Officer to our Board of Directors. In its sole discretion, our Board of Directors may accept or reject, in whole or in part, the annual performance bonus recommendation of our Compensation Committee. Based on the $28 million financing completed by the Company in October 2012 and the additional investment interest received by the Company during the balance of 2012 which it elected not to pursue, our Compensation Committee recommended, and our Board approved, an annual performance bonuses equal to $102,465, as specified in Mr. Anido's employment agreement.

Individual performance objectives for each of our named executive officers (other than our Chief Executive Officer) are established at approximately the same time as the corporate performance objectives are established. Individual objectives are established by our Chief Executive Officer, with input from the named executive officer whose performance will be measured by such objectives, and are approved by our Compensation Committee. Each named executive officer's individual objectives are based on the performance of the functions for which the named executive officer is responsible. These individual objectives are intended to align with the corporate performance objectives so that each function is providing the necessary support to achieve the corporate objectives.

NuPathe Inc. Proxy Statement -- 47

Ms. Sebree is responsible for research and development, regulatory affairs, medical affairs and manufacturing. Her 2012 individual performance objectives related to:

  •
  FDA approval of Zecuity;

  •
  Advancing manufacturing, supply chain and regulatory compliance activities for the launch of Zecuity;

  •
  Managing department budgets to plan and consistent with corporate performance objectives;

  •
  Advancing development of product candidates and product life cycle activities for Zecuity; and

  •
  Supporting business development activities.

Mr. Goldan is responsible for accounting, finance, investor relations and information technology. His 2012 individual performance objectives related to:

  •
  Budgeting and financial forecasting;

  •
  Exploring and taking appropriate advantage of financing options;

  •
  Managing communications with the investment community;

  •
  Managing the information technology infrastructure and administrative functions of the Company; and

  •
  Securing adequate facilities for the Company's operations.

Mr. Marino is responsible for legal, human resources and corporate governance and serves as the Company's Chief Compliance Officer. His 2012 individual performance objectives related to:

  •
  Providing legal support for business activities, including finance, investor relations, business development, manufacturing, sales and marketing and scientific affairs;

  •
  Supporting activities of our Board of Directors and Board committees;

  •
  Managing SEC reporting;

  •
  Managing intellectual property matters;

  •
  Preparing human resource and compliance functions for the launch of Zecuity; and

  •
  Operating legal and human resources departments to budget and consistent with the achievement of corporate performance objectives.

Mr. McLaughlin is responsible for commercial operations. His 2012 individual performance objectives related to:

  •
  Executing marketing plans in preparation of Zecuity launch;

NuPathe Inc. Proxy Statement -- 48

  •
  Establishing commercial infrastructure in preparation for Zecuity launch;

  •
  Providing commercial support for business development, investor relations and financing activities; and

  •
  Representing the company in a lead role to the external environment.

At the end of the year, our Chief Executive Officer assessed the achievement of each named executive officer's individual performance objectives, in the aggregate, and reported his findings to our Compensation Committee and submitted recommendations for annual performance bonus payouts to our Compensation Committee. Our Compensation Committee may assign an overall achievement level of 0-125%, with 125% representing exceptional performance in the achievement of individual objectives or prevailing conditions. Our Compensation Committee reviewed our Chief Executive Officer's analysis and, based on the recommendation of our Chief Executive Officer and its assessment of the level at which each named executive officer achieved his or her individual performance objectives, in the aggregate, and prevailing conditions, our Compensation Committee assigned the following individual achievement percentages: 100% for Ms. Sebree; 100% for Mr. Goldan; 115% for Mr. Marino; and 110% for Mr. McLaughlin (referred to as "Individual Achievement Factors").

Taking into account the relative weighting of the corporate and individual performance objectives, with 75% for corporate performance objectives and 25% for individual performance objectives for our named executive officers (other than our Chief Executive Officer), and the Corporate Achievement Factor and Individual Achievement Factors described above, we paid each named executive officer the 2012 annual performance bonuses set forth in the table below.

In addition to the annual performance bonuses discussed above, our Compensation Committee awarded Ms. Sebree, Mr. Goldan, Mr. Marino and Mr. McLaughlin each a discretionary bonus in the amount of $20,000. These discretionary bonuses were made in recognition of the substantial efforts required of such officers following the 50% reduction in workforce undertaken by the Company in September 2012 and their exceptional performance throughout 2012 in light of the prevailing conditions facing the Company which were not accounted for under the mechanics of our annual performance bonus plan.

Although our general practice is to pay annual performance bonuses in the first quarter for the prior year's performance, in anticipation of potential tax law changes that were expected to become effective on January 1, 2013, our Compensation Committee and Board of Directors approved the payment of performance bonuses on December 31, 2012. In the future, we would expect to return to our regular practice and pay performance bonuses in in the first quarter.

	2012 Annual Performance Bonus
Name	Target Bonus as % of 2012 Base Salary	Target Bonus Amount		Corporate Achievement Factor	Individual Achievement Factor	Payout Per Plan	2012 Discretionary Performance Bonus	Total 2012 Bonus	Total 2012 Bonus as % of Target Bonus
Armando Anido	55%	$102,465	(1)	n/a	100%	$102,465	—	$102,465	100%
Jane H. Hollingsworth	55%	$128,510	(2)	45%	n/a	$57,830	—	$57,830	45%
Terri B. Sebree	35%	$113,558		45%	100%	$66,715	$20,000	$86,715	76%
Keith A. Goldan	35%	$108,150		45%	100%	$63,538	$20,000	$83,538	77%
Michael F. Marino	35%	$105,000		45%	115%	$65,625	$20,000	$85,625	82%
Gerald W. McLaughlin	35%	$105,000		45%	110%	$64,313	$20,000	$84,313	80%

(1)
Pro-rated to reflect the number of days during 2012 that the individual was employed by the Company.

(2)
Pro-rated to reflect the number of days that Ms. Hollingsworth was employed with the Company in 2012.

NuPathe Inc. Proxy Statement -- 49

Long-Term Incentives

Equity grants have been our primary form of long-term incentive and retention benefits. To date we have utilized stock options, restricted stock and restricted stock units. We believe that long-term performance is enhanced through equity grants that reward our named executive officers for maximizing stockholder value over time and thus aligning the interests of our named executive officers with those of our stockholders by tying a significant portion of an executive's potential compensation to the market price of our stock. Our equity grants to named executive officers generally have vesting schedules over a four-year period, which we believe provides a strong retention incentive. If a named executive officer voluntarily leaves our employ before the completion of the vesting period, then that named executive officer will not receive any benefit from the non-vested portion of his or her equity grants.

We make annual equity grants to our named executive officers in connection with our Compensation Committee's annual review of executive compensation. We may also make equity grants from time to time during the year in connection with new hires or promotions or exceptional corporate or individual achievements. We expect that such equity grants will have vesting based on multi-year periods and/or performance-based objectives.

Our Compensation Committee considers and approves annual equity grants for our named executive officers based upon a review of competitive compensation data, its assessment of individual performance, a review of each executive's existing long-term incentives and retention considerations. In March 2012, our named executive officers (other than Mr. Anido, whose employment with us did not commence until July 2012) each received the following stock option grants structured to align the executive with approximately the 75th percentile of annual equity grants received by comparable executive officers at our peer group, as reflected in the data provided by Radford:

Name	Time-Based Stock Options	Performance-Based Stock Options
Jane H. Hollingsworth	115,650	50,115
Terri B. Sebree	36,150	15,665
Keith A. Goldan	39,300	17,030
Michael F. Marino	30,675	13,293
Gerald W. McLaughlin	32,850	14,235

Both the time-based and performance-based stock options have an exercise price of $3.06, which was the closing price of the Company's common stock on the date of grant. The time-based options vest over a four-year period provided that the executive continues to provide services to us. The performance-based options are subject to the achievement of specified performance goals before vesting commences. The performance goals relate to the timing of FDA approval of our NDA for Zecuity or the consummation of a change of control transaction. These stock option grants were structured to align with approximately the 75th percentile of our peer group in light of the fact that the total cash compensation levels of our named executive officers (other than Ms. Sebree) were aligned within approximately the 25th to 50th percentile of our peer group and that a substantial portion of the stock options were subject to forfeiture if the performance goals were not achieved.

Mr. Anido received 738,190 time-based stock options in connection with his commencement of employment with us in July 2012. These stock options have an exercise price of $3.81, which was the closing price of the Company's common stock on the date of grant and vest over a four-year period; provided, however that 442,914 of the stock options have the potential for accelerated vesting upon the achievement of certain specified milestones relating to financing, FDA approval of Zecuity and the first commercial sale of Zecuity. Pursuant to the terms of Mr. Anido's employment agreement, we agreed to

NuPathe Inc. Proxy Statement -- 50

grant Mr. Anido additional time-based options to purchase such additional number of shares of the Company's common stock as is equal to 5% of the number of shares of common stock issued by the Company in any equity financing completed by the Company in 2012. In satisfaction of such obligation, on December 31, 2012, we issued 583,325 restricted stock units to Mr. Anido in respect of the equity financing completed by the Company in October 2012 in which the Company sold 14,000 shares of newly designated Series A Preferred Stock (which were initially convertible into 14,000,000 shares of the Company's common stock) and warrants to purchase 14,000,000 shares of the Company's common stock. Our Compensation Committee and Board of Directors granted restricted stock units to Mr. Anido in lieu of stock options due to share and individual grant limitations under the 2010 Plan.

Employee Retention Following 2012 Reduction in Workforce

As previously reported, the Company undertook certain cost containment measures in 2012 in order to focus its expenditures on gaining FDA approval of Zecuity, securing commercial partners and select pre-launch activities. Among these cost containment measures was a 50% reduction in workforce in which the Company eliminated 15 full-time positions including one executive position. In connection with this reduction in workforce, our Compensation Committee retained Radford to serve as its independent compensation consultant to evaluate employee retention matters. Radford and our Compensation Committee determined that the dilution resulting from the financing completed by the Company in October 2012 and the amount of underwater stock options held by employees had resulted in a significant deficiency in the long-term retention value of the Company's equity compensation program relative to similarly situated companies. This deficiency, and total cash compensation levels of our executives that were generally below the 50th percentile for comparable executive officers at our peer group, created a risk that our executives could be lost to new hire compensation packages and equity grants offered by other employers, a risk that was amplified by the tendency of employees to explore other employment opportunities following a reduction in workforce.

In light of the deficiency in the long-term retention value of our equity compensation program, inflated levels of unproductive overhang resulting from underwater stock options, the limited number of shares available for grant under the 2010 Plan and the below market total cash compensation levels of our executives, our Compensation Committee, after careful consideration of the advice and input of Radford, undertook the previously disclosed stock option exchange (the "Exchange"), utilized performance-based RSUs for 2013 annual equity grants and awarded retention bonuses, each of which is discussed below. Our Compensation Committee determined that these actions were necessary to address the employee retention issues facing the Company and to ensure the continued service of our remaining executives, who are critical to our ability to achieve our short and long-term objectives.

The Exchange.    In the Exchange, certain employees (including our executive officers) had the opportunity to exchange all stock options granted to such individual on or after August 5, 2010 for shares of restricted stock or restricted stock units ("RSUs") at ratio of two eligible stock options for one RSU or one share of restricted stock. This exchange ratio was set such that the value of the RSUs and shares of restricted stock issued in the Exchange was less than the value of the stock options cancelled in the Exchange. For this purpose, our Compensation Committee considered the value of stock options using the Black-Scholes option-pricing model. Each participating employee could elect to exchange all or none of their eligible stock options but could not elect to exchange only certain options.

NuPathe Inc. Proxy Statement -- 51

The Exchange was completed on January 7, 2013. The following executive officers participated in the Exchange as set forth below:

Name	Number of Stock Options Cancelled	Number of RSUs Issued	Number of Shares of Restricted Stock Issued
Armando Anido	738,190	369,095	—
Terri B. Sebree	74,273	11,229	25,907
Keith A. Goldan	72,548	8,109	28,165
Michael F. Marino	118,968	37,500	21,984
Gerald W. McLaughlin	63,304	8,109	23,542

The RSUs and shares of restricted stock issued in the Exchange vest 50% on January 7, 2014, with the remaining RSUs and shares of restricted stock vesting in four equal quarterly installments thereafter. All RSUs and shares of restricted stock issued in the Exchange are subject to forfeiture if the executive's service to the Company terminates before the RSUs or shares of restricted stock vest, except as otherwise provided in a written employment agreement entered into between the executive and the Company.

2013 Annual Equity Grants.    Our Compensation Committee and with respect to Mr. Anido, our Board, elected to utilize performance-based RSUs rather than stock options for 2013 annual equity grants because of the significant deficiency in the retention value of our equity compensation program (as discussed above), the limited number of shares available for grant under the 2010 Plan, and the Committee and Board's preference to link long-term incentives to critical business milestones for the Company. Vesting of the performance-based RSUs was contingent upon the Company receiving FDA approval of its NDA for Zecuity on or before December 31, 2013. If FDA approval was not obtained by December 31, 2013, then these performance-based RSUs would have been forfeited. Upon receipt of FDA approval (which occurred on January 17, 2013), the RSUs will vest over a three period following FDA approval with one-third vesting on each anniversary of the approval, provided the executive continues to provide service to the Company on such vesting dates.

In determining the number of performance-based RSUs to grant to each executive our Compensation Committee considered each executive's equity ownership level, retention value of outstanding equity grants, survey data compiled by Radford for new hire grants made to executives at comparable public companies, survey data compiled by Radford for equity ownership levels of private companies in later stages of development, the executive's performance and the executive's expected contributions to the Company. Following such consideration, and based on advice and input from Radford, our Compensation Committee and with respect to Mr. Anido, our Board, granted the following number of performance-based RSUs to our executive officers on January 7, 2013:

Name	Performance-Based RSUs
Armando Anido	317,580
Terri B. Sebree	125,000
Keith A. Goldan	125,000
Michael F. Marino	135,000
Gerald W. McLaughlin	125,000

Retention Bonuses.    As noted above, to address retention issues facing the Company following the reduction in workforce, our Compensation Committee awarded retention bonuses to each of our executive officers (other than Mr. Anido). Ms. Sebree is eligible to receive a $50,000 retention bonus and Mr. Goldan, Mr. Marino and Mr. McLaughlin are each eligible to receive a $40,000 retention bonus. These retention bonuses are payable only if the executive remains in our employ until

NuPathe Inc. Proxy Statement -- 52

December 31, 2013 or sooner upon certain specified events, including our termination of the executive without cause.

Employment Agreements and Severance and Change of Control Benefits

We have entered into employment agreements with each of our named executive officers. These employment agreements were designed to be part of a competitive compensation package and keep our named executive officers focused on our business goals and objectives. The employment agreements provide for specific base salaries, incentive compensation and severance and change of control benefits. The employment agreements also provide for payments and other benefits if we terminate a named executive officer's employment without "cause," or if a named executive officer terminates employment for "good reason." Such payments and other benefits are generally greater in the event the termination occurs in connection with a change of control. In general terms, a change of control is deemed to occur if:

  •
  A person, entity or affiliated group acquires more than 50% of our then outstanding voting securities;

  •
  We merge into another entity, unless the holders of our voting securities immediately prior to the merger have at least 50% of the combined voting power of the securities in the merged entity or its parent;

  •
  We sell or dispose of all or substantially all of our assets;

  •
  We are liquidated or dissolved; or

  •
  A majority of the members of our Board of Directors is replaced during any 12-month period or less by directors whose appointment or election is not endorsed by a majority of the incumbent directors.

We have structured change of control benefits for our named executive officers, other than accelerated vesting of equity awards, to be "double trigger" benefits. In other words, a change of control by itself does not generally trigger benefits. Rather, cash benefits are paid only if the employment of the executive is terminated in specified circumstances during a determined period before or after a change of control. We believe "double trigger" cash benefits maximize stockholder value because they prevent an unintended windfall to executives in the event of a friendly change of control, while still providing executives appropriate incentives to cooperate in negotiating any change of control in which they believe they may lose their jobs.

See the "Executive Compensation—Potential Payments Upon Termination or Change of Control" section of this Proxy Statement for additional details regarding our named executive officers' employment agreements.

Other Benefits

We do not offer perquisites. Our named executive officers are eligible to participate in all of our employee benefit plans, such as medical, dental, vision, group life, short and long-term disability, and our 401(k) plan, in each case, on the same basis as other employees, subject to applicable laws. We also provide vacation and other paid holidays to all employees, including our named executive officers.

NuPathe Inc. Proxy Statement -- 53

Tax Considerations

Although our Compensation Committee considers the tax and accounting treatment associated with the cash and equity grants it makes, these considerations are not dispositive. Section 162(m) of the Code places a limit of $1.0 million per person on the amount of compensation that we may deduct in any year with respect to each of our named executive officers. There is an exemption from the $1.0 million limitation for performance-based compensation that meets certain requirements. Grants of options or SARs under our 2010 Plan are intended to qualify for the exemption. Grants of restricted stock or stock units that are made in the future under our 2010 Plan may qualify for the exemption if vesting is contingent on the attainment of objectives based on the performance criteria set forth in the plan and if certain other requirements are satisfied. Grants of restricted stock or stock units that vest solely on the basis of service cannot qualify for the exemption. In addition, the terms of our 2010 Plan contemplate that cash performance bonuses made in the future may qualify for the exemption. To maintain flexibility in compensating named executive officers in a manner designed to promote varying company goals, our Compensation Committee has not adopted a policy requiring all compensation to be deductible. Our Compensation Committee may approve compensation or changes to plans, programs or grants that may cause the compensation or grants to exceed the limitation under Section 162(m) if it determines that action is appropriate and in our best interests.

Securities Trading Policy

To further align the interests of our named executive officers with the interests of our stockholders, our Insider Trading Policy does not permit named executive officers (or other specified persons) to engage in certain short-term or speculative transactions involving our securities or hedging transactions intended to offset any decrease in the market price of our securities. Trading is permitted only during announced trading periods or in accordance with a previously established trading plan that meets SEC requirements. At all times, including during announced trading periods, our named executive officers (and other specified persons) are required to receive preclearance from our General Counsel prior to entering into any transactions involving our securities, unless those sales occur in accordance with a previously established trading plan that meets SEC requirements.

Risk Considerations in our Compensation Program

Our Compensation Committee has considered the concept of risk as it relates to our compensation program. While behavior that may result in inappropriate risk taking cannot necessarily be prevented by the structure of compensation practices, we believe that our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on us. Our compensation program is comprised of both fixed and incentive-based elements. The fixed compensation (i.e., regular salary) provides reliable, foreseeable income that mitigates the focus of our employees on the immediate financial performance of our company or its stock price, encouraging them to make decisions in our best long-term interests. The incentive components are designed to be sensitive to both our short- and long-term performance and stock price. In combination, we believe that our compensation structures do not encourage our officers and employees to take unnecessary or excessive risks in performing their duties.

NuPathe Inc. Proxy Statement -- 54

2012 Summary Compensation Table

The following table presents information regarding the compensation of our named executive officers for 2012, 2011 and 2010.

Name and Principal Position	Year	Salary	Bonus		Stock Awards	Option Awards (1)	Non-Equity Incentive Plan Compensation (2)	All Other Compensation (3)		Total
Armando Anido (4)	2012	$168,365			$1,971,639	$2,039,767	$102,465	$8,070		$4,290,305
Chief Executive Officer	2011	—	—		—	—	—	—		—
	2010	—	—		—	—	—	—		—
Jane H. Hollingsworth (5)	2012	$253,077	—		—	$246,092	$57,830	$673,667	(8)	$1,230,666
Former Chief Executive	2011	$398,846	—		—	—	—	$8,718		$407,564
Officer	2010	$337,934	—		—	$358,943	$144,688	$8,718		$850,283
Terri B. Sebree	2012	$324,087	$20,000	(7)	—	$76,924	$66,715	$8,868		$496,593
President	2011	$314,615	—		—	—	$66,081	$8,718		$389,414
	2010	$296,981	—		—	$161,523	$92,548	$8,718		$559,770
Keith A. Goldan	2012	$308,654	$20,000	(7)	—	$83,626	$63,538	$8,868		$484,686
Vice President and	2011	$299,423	—		—	—	$57,684	$8,718		$365,825
Chief Financial Officer	2010	$281,673	—		—	$116,651	$85,146	$8,718		$492,188
Michael F. Marino (6)	2012	$271,215	$20,000	(7)	—	$65,273	$65,625	$8,868		$430,982
Vice President and	2011	$256,346	—		—	—	$50,014	$8,718		$315,078
General Counsel	2010	$50,000	$20,000		—	$315,866	—	$1,728		$387,594
Gerald W. McLaughlin	2012	$289,415	$20,000	(7)	—	$69,902	$64,313	$8,868		$452,498
Vice President and	2011	$279,423	—		—	—	$68,539	$8,718		$356,680
Chief Commercial	2010	$238,925	—		—	$116,651	$64,209	$8,718		$428,503
Officer

(1)
Amounts in this column represent the aggregate grant date fair value of all option awards granted to the named executive officer during the fiscal year shown, computed in accordance with FASB ASC Topic 718. These amounts do not necessarily correspond to the actual value that may be realized by the named executive officers. The assumptions made in valuing the option awards reported in this column are discussed in the Company's audited financial statements (Note 3(h), Summary of Significant Accounting Policies under subsection "Stock-Based Compensation," and in Note 8, Stock- Based Compensation) included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2012, as filed with the SEC. Excluded from the amounts reported in this column are performance-based stock option awards that were granted to the named executive officers in 2010 and in 2012. At the date of grant, and again at December 31, 2011 and December 31, 2012, the Company had not deemed the achievement of the performance goals to be probable, and therefore no compensation expense was ascribed to such awards pursuant to FASB ASC Topic 718. In April 2012, the 2010 performance-based stock options terminated pursuant to their terms because the performance goals had not been achieved. If the performance goals applicable to the 2012 performance-based stock options are achieved at the highest level, the number of

NuPathe Inc. Proxy Statement -- 55

  options that would be earned by the named executive officers and the grant date fair value of such options would be as follows:

Name	Number of Options Assuming Maximum Performance Related to 2012 Performance Grants (#)	Grant Date Fair Value Assuming Maximum Performance Related to the 2012 Performance Grants
Jane H. Hollingsworth	50,115	$107,817
Terri B. Sebree	15,665	$33,702
Keith A. Goldan	17,030	$36,638
Michael F. Marino	13,293	$28,599
Gerald W. McLaughlin	14,235	$30,625
(2)
Amounts in this column represent annual performance bonuses earned for the year shown based on pre-established performance objectives. Annual performance bonuses for 2012 were paid on December 31, 2012 and are described in more detail under the "Compensation Discussion and Analysis—Annual Performance Bonuses" section of this Proxy Statement.

(3)
Unless otherwise noted, amounts in this column represent the premiums paid by the Company for life insurance and long-term disability insurance coverage for the named executive officer, plus the employer matching contributions made on behalf of the named executive officer to the company's 401(k) plan.

(4)
Mr. Anido commenced employment with us as Chief Executive Officer on July 25, 2012.

(5)
Ms. Hollingsworth resigned as Chief Executive Officer on July 25, 2012.

(6)
Mr. Marino commenced employment with us as Vice President, General Counsel and Secretary on October 7, 2010.

(7)
Ms. Sebree, Mr. Goldan, Mr. Marino and Mr. McLaughlin each received a $20,000 discretionary performance bonus for their performance in 2012 in light of prevailing conditions. These bonuses were paid on December 31, 2012 and are described in more detail under the "Compensation Discussion and Analysis—Annual Performance Bonuses" section of this Proxy Statement.

(8)
Amount in this column includes $8,298 for premiums paid by the company for life insurance and long-term disability insurance coverage, as well as the employer matching contributions made on behalf of Ms. Hollingsworth to the Company's 401(k) plan. Amount also includes the following payments made or to be made to Ms. Hollingsworth pursuant to the terms of the severance agreement we entered into with Ms. Hollingsworth in connection with her resignation as chief executive officer on July 25, 2012: (i) $12,677 of accrued and unused vacation pay, (ii) $31,692 of continued salary, (iii) $618,000 of total severance payments to be paid to Ms. Hollingsworth in 2012 through 2014 and (iii) reimbursement for $3,000 of professional fees incurred by Ms. Hollingsworth in connection with the execution of her severance agreement.

NuPathe Inc. Proxy Statement -- 56

2012 Grants of Plan-Based Awards

The following table presents information regarding the plan-based awards granted to our named executive officers in 2012.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Securities or Units		All Other Option Awards: Number of Securities Underlying Options		Exercise or Base Price of Option Awards ($/share)	Grant Date Fair Value of Stock and Option Awards ($) (7)
Name	Grant Date	Threshold	Target	Maximum	Threshold (#)	Target (#)	Maximum (#)
Armando Anido		$0	$102,465	$102,465	—	—	—	—		—		—	—
	7/25/2012	—	—	—	—	—	—	—		738,190	(4)	$3.81	$2,039,767
	12/31/2012	—	—	—	—	—	—	583,325	(3)				$1,971,639
Jane H. Hollingsworth	—	$0	$233,319	$291,648	—	—	—	—		—		—	—
	3/8/2012				0	—	50,115	—				$3.06	—	(6)
	3/8/2012							—		115,650	(5)	$3.06	$246,092
Terri B. Sebree	—	$0	$113,430	$141,788	—	—	—	—		—		—	—
	3/8/2012				0	—	15,665	—				$3.06	—	(6)
	3/8/2012							—		36,150	(5)	$3.06	$76,924
Keith A. Goldan	—	$0	$108,029	$135,036	—	—	—	—		—		—	—
	3/8/2012				0	—	17,030	—		—		$3.06	—	(6)
	3/8/2012							—		39,300	(5)	$3.06	$83,626
Michael F. Marino	—	$0	$105,000	$131,250	—	—	—	—		—		—	—
	3/8/2012				0	—	13,293	—		—		$3.06	—	(6)
	3/8/2012							—		30,675	(5)	$3.06	$65,273
Gerald W. McLaughlin	—	$0	$105,000	$131,250	—	—	—	—		—		—	—
	3/8/2012				0	—	14,235	—		—		$3.06	—	(6)
	3/8/2012							—		32,850	(5)	$3.06	$69,902

(1)
Amounts in these columns show the threshold, target and maximum possible payouts for 2012 annual performance bonuses. Potential payout for 2012 annual performance bonuses could be $0 and the maximum payment is equal to 125% of the target payout for all named executive officers other than Mr. Anido. Mr. Anido commenced employment with the Company on July 25, 2012. The amount of his target bonus for 2012 was defined in his employment agreement. The actual amounts earned with respect to these bonuses for 2012 are included in the "2012 Summary Compensation Table" under the "Non-Equity Incentive Plan Compensation" column. These annual performance bonuses are described in more detail under "Compensation Discussion and Analysis—Annual Performance Bonuses".

(2)
Amounts in this column represent the number of performance-based stock options that may be earned if the performance goals are achieved. If the performance goals are not achieved then no stock options will be earned. These performance-based stock options (including the applicable performance goals and vesting) were granted under the 2010 Plan and are described in more detail under "Compensation Discussion and Analysis—Long-Term Incentives".

(3)
These restricted stock units (RSUs) were granted to Mr. Anido under the 2010 Plan. 116,665 of these RSUs were 100% vested on the date of grant. The remaining RSUs will vest 25% on July 25, 2013, with the balance vesting in twelve quarterly installments thereafter, so that 100% of the RSUs are vested in full on July 25, 2016, provided, however, that 174,998 of these RSUs contain provisions for accelerated vesting upon the achievement of certain specified milestones relating to FDA approval of Zecuity and the first commercial sale of Zecuity.

(4)
These time-based stock options were granted to Mr. Anido outside of the 2010 Plan as an inducement material to Mr. Anido's acceptance of employment with the Company in accordance with NASDAQ Listing Rule 5635(c)(4), which provides an exception to the NASDAQ shareholder approval requirements generally applicable to equity compensation plans. These stock options vest 25% on July 25, 2013, with the balance vesting in twelve quarterly installments thereafter, so that 100% of the options are vested in full on July 25, 2016, provided, however, that 369,095 of the options contain provisions for accelerated vesting upon certain specified milestones relating to financing, FDA approval of Zecuity and the first commercial sale of Zecuity.

(5)
These time-based stock options were granted to the specified named executive officers under the 2010 Plan. These stock options vest 25% on March 8, 2013, with the balance vesting in twelve quarterly installments thereafter, so that 100% of the stock options are vested in full on the fourth anniversary of the grant.

(6)
At the date of grant, and again at December 31, 2012, the Company had not deemed the achievement of the performance goals applicable to these performance-based stock option awards to be probable, and therefore the grant date fair value ascribed to such awards pursuant to FASB ASC Topic 718 is $0.

(7)
Amounts in this column reflect the aggregate grant date fair value of the option awards as calculated in accordance with FASB ASC Topic 718. These amounts do not necessarily correspond to the actual value that may be realized by the named executive officers.

NuPathe Inc. Proxy Statement -- 57

2012 Outstanding Equity Awards at Fiscal Year-End

The following table presents information regarding the outstanding equity awards (consisting of stock options and restricted stock units) held by our named executive officers at December 31, 2012.

		Option Awards							Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)		Option Exercise Price ($)	Option Expiration Date	Number of Units that have not vested (#)		Market Value of Units that have not vested ($)
Armando Anido	7/25/2012	147,638	590,552	(1)	—		$3.81	7/25/2022	—		—
	12/31/2012	—	—		—		—	—	466,660	(2)	$1,577,311	(3)
Jane H. Hollingsworth	9/11/2008	234,547	—		—		$1.92	9/11/2018	—		—
	1/29/2009	8,359	—		—		$1.92	1/29/2019	—		—
	8/5/2010	28,073	21,834	(4)	—		$10.00	8/5/2020	—		—
	3/8/2012	—	115,650	(6)	—		$3.06	3/8/2022	—		—
	3/8/2012	—	—		50,115	(5)	$3.06	3/8/2022	—		—
Terri B. Sebree	7/19/2005	12,476	—		—		$0.80	7/19/2015	—		—
	9/11/2008	131,515	—		—		$1.92	9/11/2018	—		—
	1/29/2009	7,486	—		—		$1.92	1/29/2019	—		—
	8/5/2010	9,301	9,825	(4)	—		$10.00	8/5/2020	—		—
	3/8/2012	—	36,150	(6)	—		$3.06	3/8/2022	—		—
	3/8/2012	—	—		15,665	(5)	$3.06	3/8/2022	—		—
Keith A. Goldan	12/15/2008	99,704	—		—		$1.92	12/15/2018	—		—
	8/5/2010	9,123	7,096	(4)	—		$10.00	8/5/2020	—		—
	3/8/2012	—	39,300	(6)	—		$3.06	3/8/2022	—		—
	3/8/2012	—	—		17,030	(5)	$3.06	3/8/2022	—		—
Michael F. Marino	10/7/2010	37,500	37,500	(7)	—		$5.93	10/7/2020	—		—
	3/8/2012	—	30,675	(6)	—		$3.06	3/8/2022	—		—
	3/8/2012	—	—		13,293	(5)	$3.06	3/8/2022	—		—
Gerald W. McLaughlin	9/20/2007	22,707	—		—		$1.44	9/20/2027	—		—
	9/11/2008	57,054	—		—		$1.92	9/11/2018	—		—
	1/29/2009	5,988	—		—		$1.92	1/29/2019	—		—
	8/5/2010	9,123	7,096	(4)	—		$10.00	8/5/2020	—		—
	3/8/2012	—	32,850	(6)	—		$3.06	3/8/2022	—		—

(1)
Represents unvested portion of stock option award that will vest 25% on July 25, 2013, with the remainder vesting in twelve equal quarterly installments thereafter; provided, however, that 221,457 of these unvested stock options contain provisions for accelerated vesting upon the achievement of certain specified milestones relating to FDA approval of Zecuity and the first commercial sale of Zecuity.

(2)
Represents unvested portion of RSU award that will vest 25% on July 25, 2013, with the remainder vesting in twelve equal quarterly installments thereafter, provided, however, that 174,998 of these unvested RSUs contain provisions for accelerated vesting upon the achievement of certain specified milestones relating to FDA approval of Zecuity and the first commercial sale of Zecuity.

(3)
Value based on the closing stock price of our common stock as reported on the NASDAQ Global Market on December 31, 2012, which was $3.38.

(4)
Represents unvested portion of stock option award that vested 25% on August 5, 2011 with the remainder vesting in twelve equal quarterly installments thereafter.

(5)
Represents the number of stock options that could be earned if the performance goal applicable to these performance-based stock options is achieved. If the performance goal is not achieved then no stock options will be earned. These performance-based stock options (including the applicable performance goal and vesting) were granted under the 2010 Plan and are described in more detail under "Compensation Discussion and Analysis—Long-Term Incentives".

(6)
Represents unvested portion of stock option award that will vest 25% on March 8, 2013, with the remainder vesting in twelve equal quarterly installments thereafter.

NuPathe Inc. Proxy Statement -- 58

(7)
Represents unvested portion of stock option award that vested 25% on October 7, 2011 with the remainder vesting in 12 equal quarterly installments thereafter, so that 100% of the options are vested in full on the fourth anniversary of the grant.

2012 Option Exercises and Stock Vested

The following table presents information regarding the exercise of stock options and the vesting of restricted stock units during 2012.

Name	Number of Shares Acquired on Exercise of Stock Options (#)	Value Realized on Exercise of Stock Options ($)		Number of Shares Underlying of Vested Restricted Stock Units (#)	Value Realized on Vesting ($)
Armando Anido	—	—		116,665	$394,328	(2)
Jane H. Hollingsworth	12,476	$22,083	(1)	—	—
Terri B. Sebree	—	—		—	—
Keith A. Goldan	—	—		—	—
Michael F. Marino	—	—		—	—
Gerald W. McLaughlin	—	—		—	—

(1)
Represents the income recognized upon the exercise of 12,476 stock options, which had been granted on July 19, 2005. Such amount is calculated based on the closing price of our common stock as reported on the NASDAQ Global Market on the exercise date (November 16, 2012), which was $2.57 per share, less the option exercise price of $0.80 per share.

(2)
Represents the market value of the restricted stock units that vested as a result of the achievement of the equity financing milestone applicable thereto during 2012 based on the closing price of our common stock as reported on the NASDAQ Global Market on the vesting date (December 31, 2012), which was $3.38 per share.

Potential Payments upon Termination or Change of Control

Employment Agreements

We have entered into employment agreements with each of our executive officers. Under these employment agreements, if the executive officer's employment ends for any reason, we will pay such executive officer accrued compensation and benefits. In addition, upon a termination due to death or disability, all executive officers are entitled to receive a pro-rata annual bonus paid in accordance with our annual bonus plan and, with respect to Mr. Anido only, all of his outstanding and unvested stock options and other equity-based awards shall become fully-vested and exercisable and remain exercisable for a period of 12-months following such termination; provided, that any performance-based awards shall only become fully-vested and exercisable for the periods specified if the performance criteria relating to such award is attained within 12 months following the date Mr. Anido ceases to be so employed by the Company. The employment agreements also provide for severance payments and other benefits if we terminate any executive officer's employment without "cause," or if any executive officer terminates employment for "good reason," either before or after a change of control.

Upon a termination without "cause" or resignation for "good reason" at any time, each executive officer is entitled to the following severance payments and benefits:

  •
  Cash severance payments equal to a multiple of the executive's annual base salary as of the last day of employment, paid in accordance with regular payroll over a specified period as follows: 1.5x base salary paid for Mr. Anido paid in a lump sum, 1.0x base salary paid over

NuPathe Inc. Proxy Statement -- 59

      12 months for Ms. Sebree and 1.0x base salary paid over six months for Messrs. Goldan, Marino and McLaughlin if such termination occurs on or before July 24, 2013 and 0.5x base salary paid over six months if such termination occurs after July 24, 2013;

  •
  A pro-rata annual bonus paid in accordance with our annual bonus plan;

  •
  Continued medical and dental coverage, for the executive and dependents, if applicable, at the same level in effect at the time of termination for a specified period, as follows: 18 months for Mr. Anido and 12 months for Ms. Sebree and for Messrs. Goldan, Marino and McLaughlin; and

  •
  Vesting and exercisability of outstanding equity-based awards as follows:

  •
  For Mr. Anido: (i) continued vesting and exercisability of outstanding, unvested time-based stock options and other equity-based awards through the calendar quarter in which the 18 month anniversary of termination occurs; (ii) continued vesting and exercisability of outstanding and unvested performance-based awards for the periods specified in his employment agreement if the applicable performance criteria relating to such award is attained during the 12 month period following termination; and (iii) a period of 18 months following termination to exercise any outstanding time-based and performance-based stock options or other equity-based awards that are vested as of Mr. Anido's termination.

  •
  For Ms. Sebree: (i) vesting of outstanding stock options and other-equity based awards that would have vested had Ms. Sebree remained employed until the end of the calendar quarter in which the 12 month anniversary of such termination occurs (provided that outstanding unvested performance-based options and other equity-based awards shall vest in accordance with the terms of such award), and (ii) a period equal to the earlier of the 3 year anniversary of such termination or the expiration date of the relevant stock option or other equity-based awards to exercise vested stock options and other equity-based awards.

  •
  For Messrs. Goldan, Marino and McLaughlin: (i) continued vesting of outstanding and unvested stock options and other equity-based awards through the end of the calendar quarter in which the 12 month anniversary of such termination occurs if termination occurs on or before July 24, 2013, and, if termination occurs after July 24, 2013, through the end of the calendar quarter in which the 6 month anniversary of such termination occurs, and (ii) a period following termination to exercise vested stock options and other equity-based awards equal to the 18 month anniversary of such termination if termination occurs on or before July 24, 2013 and if termination occurs after July 24, 2013, until the 12 month anniversary of such termination.

Upon a termination without "cause" or resignation for "good reason" within the 90 days preceding a change of control or on or within the 12 months following a change of control, each executive officer is entitled to the following severance payments and benefits:

  •
  Cash severance payments equal to the sum of (1) a multiple of the executive's annual base salary as of the last day of employment; (2) pro-rata annual bonus; and (3) a multiple of the executive's target annual bonus in effect at the time of termination, paid in accordance with regular payroll over a specified period as follows: 2.0x base salary and target annual bonus for Mr. Anido and 1.0x base salary and target annual bonus for Ms. Sebree and for Messrs. Goldan, Marino and McLaughlin;

NuPathe Inc. Proxy Statement -- 60

  •
  Continued medical and dental coverage, for the executive and dependents, if applicable, at the same level in effect at the time of termination for a specified period, as follows: 18 months for Mr. Anido and 12 months for Ms. Sebree and for Messrs. Goldan, Marino and McLaughlin; and

  •
  Immediate vesting of all outstanding and unvested time-based options and other equity-based awards held by the executive at the termination date and:

  •
  For Mr. Anido: (i) continued vesting and exercisability of outstanding and unvested performance-based awards for the periods specified in Mr. Anido's employment agreement if the applicable performance criteria relating to such award is attained during the 12-month period following Mr. Anido's termination, and (ii) a period of 18 months following termination to exercise any equity-based awards that are vested as of Mr. Anido's termination.

  •
  For Ms. Sebree: (i) vesting of outstanding stock options and other-equity based awards that would have vested had Ms. Sebree remained employed until the end of the calendar quarter in which the 12 month anniversary of such termination occurs (provided that outstanding unvested performance-based options and other equity-based awards shall vest in accordance with the terms of such award), and (ii) a period equal to the earlier of the 3 year anniversary of such termination or the expiration date of the relevant stock option or other equity-based awards to exercise vested stock options and other equity-based awards.

  •
  For Messrs. Goldan, Marino and McLaughlin: (i) vesting of outstanding stock options and other equity-based awards that would have vested had the executive remained employed until the end of the calendar quarter in which the 12 month anniversary of such termination occurs if termination occurs on or before July 24, 2013, and, if termination occurs after July 24, 2013, until the end of the calendar quarter in which the 6 month anniversary of such termination occurs (provided that outstanding unvested performance-based options and other equity-based awards shall vest in accordance with the terms of such award), and (ii) a period following termination to exercise vested stock options and other equity-based awards equal to the 18 month anniversary of such termination if termination occurs on or before July 24, 2013 and if termination occurs after July 24, 2013, until the 12 month anniversary of such termination.

For purposes of the employment agreements, "cause" generally means the executive's:

  •
  Engagement in conduct constituting a breach of fiduciary duty, gross negligence or willful misconduct relating to us or the performance of the executive's duties; provided that no act or failure to act shall be deemed "willful" unless done, or omitted to be done, by the executive not in good faith or without reasonable belief that such action or omission was in our best interest;

  •
  Substantial and continued failure to perform the executive's material duties in a satisfactory manner after written notice specifying the areas in which performance is unsatisfactory and, if subject to cure, the executive's failure to perform within 30 days after the notice;

  •
  Commission of any act of fraud;

  •
  Violation of any covenants or agreements in our favor regarding confidentiality, non-competition and/or non- solicitation; or

NuPathe Inc. Proxy Statement -- 61

  •
  Conviction of a felony or a crime involving moral turpitude under the laws of the U.S. or any state or political subdivision thereof.

For purposes of the employment agreements, "good reason" shall generally be deemed to exist in the event of:

  •
  A material reduction of the executive officer's duties and responsibilities, which means the assignment to the executive officer of duties and responsibilities materially inconsistent with the executive's current duties and responsibilities;

  •
  A material reduction of base salary or target bonus opportunity;

  •
  Our material breach of the employment agreement;

  •
  Failure by an assignee to agree to be bound by the terms of the employment agreement; or

  •
  Relocation to a place of employment more than 50 miles from the executive officer's previous place of employment.

In general terms, under the employment agreements, a "change of control" occurs if:

  •
  A person, entity or affiliated group acquires more than 50% of our then outstanding voting securities;

  •
  We merge into another entity, unless the holders of our voting securities immediately prior to the merger have at least 50% of the combined voting power of the securities in the merged entity or its parent;

  •
  We sell or dispose of all or substantially all of our assets;

  •
  We are liquidated or dissolved; or

  •
  A majority of the members of our board of directors is replaced during any 12-month period or less by directors whose appointment or election is not endorsed by a majority of the incumbent directors.

The foregoing severance payments and benefits payable upon termination of employment to our executive officers are conditioned on the execution and nonrevocation of a standard written release of any and all claims, and continued compliance with terms of any agreement between the Company and employee. In addition, each executive officer is bound by restrictive covenants, which are conditions of the severance payments and benefits, including, without limitation, during the term of each executive's employment with us and for a period following termination of employment equal to the number of months each executive officer receives severance, each executive officer is bound by non-competition restrictive covenants.

In the event any severance payments or benefits to our named executive officers would constitute an excess parachute payment within the meaning of section 280G of the Code and be subject to the excise tax imposed by section 4999 of the Code, the affected executive will be entitled to the greater of, on a net after-tax basis including the excise tax: (i) the largest amount of the payment that would result in no portion of the payment or benefit being subject to the excise tax under section 4999 of the Code, or (ii) the entire payment or benefit without any reduction to avoid the excise tax.

NuPathe Inc. Proxy Statement -- 62

Severance Agreement

Ms. Hollingsworth resigned as our Chief Executive Officer and director on July 25, 2012. In connection with her resignation we entered into a Severance Agreement with Ms. Hollingsworth. Pursuant to the terms of the Severance Agreement, we agreed to pay Ms. Hollingsworth severance and other benefits substantially similar to the severance payable upon a termination without cause prior to a change of control as provided for in her employment agreement, including:

  •
  $31,692 as continued salary for a period of 30 days following the separation date,

  •
  $12,677 as payment for accrued and unused vacation time through the separation date;

  •
  severance payments in the gross amount of $618,000, payable in 18 monthly installments commencing within 60 days of the separation date;

  •
  pro-rated bonus for 2012 based on the achievement of applicable performance objectives for 2012 and the number of days in 2012 that Ms. Hollingsworth was employed by the Company, payable at the same time bonuses are paid to all other employees in accordance with the Company's annual bonus plan;

  •
  continued medical, prescription and dental benefits for Ms. Hollingsworth, her spouse and dependents until January 25, 2014; and

  •
  reimbursement of $3,000 of professional fees incurred by Ms. Hollingsworth in connection with the execution of the Severance Agreement and the Consulting Agreement.

Additionally, we agreed that:

  •
  all of Ms. Hollingsworth's outstanding unvested time-based stock options shall continue to vest until March 31, 2014; provided that her outstanding unvested performance-based stock options shall only vest if the Consulting Agreement is in effect at the time the applicable performance criteria relating to such option is satisfied;

  •
  if a New Drug Application for Zecuity is approved on or before June 30, 2013 and the Consulting Agreement is in effect at the time of such approval, then all of Ms. Hollingsworth's outstanding unvested time-based and performance-based stock options shall become fully-vested and exercisable; and

  •
  all of Ms. Hollingsworth's vested stock options and any stock options that become vested pursuant to the foregoing provisions shall remain exercisable until August 24, 2015 (or until the scheduled expiration date of such stock option, if earlier).

Concurrently with her resignation, we entered into a one-year consulting agreement with Ms. Hollingsworth pursuant to which Ms. Hollingsworth agreed to provide up to 20 hours per month of consulting services to the Company from August 1, 2012 through July 31, 2013. For her services, the Company will pay Ms. Hollingsworth a non-refundable monthly retainer of $10,000 during the term of the agreement.

NuPathe Inc. Proxy Statement -- 63

Estimated Potential Payments upon Termination or Change of Control

The following table shows the estimated benefits payable to each of our named executive officers upon various hypothetical scenarios. The amounts shown are calculated using an assumed termination date of December 31, 2012 and exclude earned amounts such as vested or accrued benefits. Although the calculations are intended to provide reasonable estimates of the benefits payable, they are based on assumptions outlined in the footnotes below and may not represent the actual amount the named executive officer would receive under each scenario.

Name	Benefit Type	Termination Without Cause or Resignation for Good Reason (No Change of Control)		Change of Control (No Termination)	Termination Without Cause or Resignation for Good Reason (Change of Control)		Death, Disability or Retirement(1)
Armando Anido	Cash severance	$739,965	(3)		$1,054,930	(4)	$102,465
	Restricted Stock acceleration	$690,073	(5)	$1,577,311	$1,577,311	(6)	—
	Health benefits						—
Jane H. Hollingsworth(19)
Terri B. Sebree	Cash severance	$411,165	(7)	—	$438,008	(8)	$86,715
	Option acceleration(2)	$5,061		$16,581	$11,568		—
	Health benefits	$15,000	(9)	—	$15,000	(9)	—
Keith A. Goldan	Cash severance	$392,538	(10)	—	$417,150	(11)	$83,538
	Option acceleration(2)	$5,502		$18,026	$12,576		—
	Health benefits	$24,638	(12)	—	$24,638	(12)	—
Michael F. Marino	Cash severance	$385,625	(16)	—	$405,000	(17)	$85,625
	Option acceleration(2)	$4,295		$14,070	$9,816		—
	Health benefits	$24,638	(18)	—	$24,638	(18)	—
Gerald W. McLaughlin	Cash severance	$384,313	(13)	—	$405,000	(14)	$84,313
	Option acceleration(2)	$4,599		$15,067	$9,816		—
	Health benefits	$24,638	(15)	—	$24,638	(15)	—

(1)
Amounts in this column represent the 2012 annual performance bonus earned by the named executive officer, payable pursuant to the officer's employment agreement.

(2)
Amounts reported represent the difference between the exercise price of the stock options that would accelerate and become vested as a result of the scenario applicable to each column (i.e., termination without cause, change in control, etc.) and the last reported sale price of our common stock on the NASDAQ Global Market on December 31, 2012 (which was $3.38 on that date). Information regarding stock options having an exercise price greater than $3.38 has been omitted. The actual value realized by the executive will vary depending on the date the options are exercised.

(3)
Represents 1.5 times Mr. Anido's annual base salary as of December 31, 2012 (such amount being $637,500), plus his earned 2012 annual performance bonus (such amount being $102,465), payable pursuant to his employment agreement.

(4)
Represents 2 times Mr. Anido's annual base salary as of December 31, 2012 (such amount being $850,000), plus 2 times his 2012 target annual performance bonus (such amount being $204,930), payable pursuant to his employment agreement.

NuPathe Inc. Proxy Statement -- 64

(5)
Represents the fair value, using the December 31, 2012 closing share price of $3.38, of 204,164 RSUs that will continue to vest upon Mr. Anido's termination (with no change of control) per the terms of his employment agreement.

(6)
Represents the fair value, using the December 31, 2012 closing share price of $3.38, of 466,660 RSUs that will immediately vest upon Mr. Anido's termination pursuant to a change in control, per the terms of his employment agreement.

(7)
Represents Ms. Sebree's annual base salary as of December 31, 2012 (such amount being $324,450), plus her earned 2012 annual performance bonus (such amount being $86,715), payable pursuant to her employment agreement.

(8)
Represents Ms. Sebree's annual base salary as of December 31, 2012 (such amount being $324,450), plus her target annual bonus as of December 31, 2012 (such amount being $113,558), payable pursuant to her employment agreement.

(9)
Represents the cost of 12 months of continued health benefits for Ms. Sebree, payable pursuant to her employment agreement.

(10)
Represents Mr. Goldan's annual base salary as of December 31, 2012 (such amount being $309,000), plus his earned 2012 annual performance bonus (such amount being $83,538), payable pursuant to his employment agreement.

(11)
Represents Mr. Goldan's annual base salary as of December 31, 2012 (such amount being $309,000), plus his target annual bonus as of December 31, 2012 (such amount being $108,150), payable pursuant to his employment agreement.

(12)
Represents the cost of 12 months of continued health benefits for Mr. Goldan, payable pursuant to his employment agreement.

(13)
Represents Mr. McLaughlin's annual base salary as of December 31, 2012 (such amount being $300,000), plus his earned 2012 annual performance bonus (such amount being $84,313), payable pursuant to his employment agreement.

(14)
Represents Mr. McLaughlin's annual base salary as of December 31, 2012 (such amount being $300,000), plus his target annual bonus as of December 31, 2012 (such amount being $105,000), payable pursuant to his employment agreement.

(15)
Represents the cost of 12 months of continued health benefits for Mr. McLaughlin, payable pursuant to his employment agreement.

(16)
Represents Mr. Marino's annual base salary as of December 31, 2012 (such amount being $300,000), plus his earned 2012 annual performance bonus (such amount being $85,625), payable pursuant to his employment agreement.

(17)
Represents Mr. Marino's annual base salary as of December 31, 2012 (such amount being $300,000), plus his target annual bonus as of December 31, 2012 (such amount being $105,000), payable pursuant to his employment agreement.

(18)
Represents the cost of 12 months of continued health benefits for Mr. Marino, payable pursuant to his employment agreement.

(19)
Ms. Hollingsworth was not employed with the Company on December 31, 2012. We entered into a severance agreement with Ms. Hollingsworth on July 25, 2012. The terms of Ms. Hollingsworth's severance agreement are discussed above under "Potential Payments upon a Termination or Change of Control – Severance Agreement".

NuPathe Inc. Proxy Statement -- 65

COMPENSATION COMMITTEE REPORT

We, the members of the Compensation Committee of the Board of Directors, have reviewed and discussed with management the "Compensation Discussion and Analysis" section of this Proxy Statement. Based on this review and discussion, we have recommended to the Board of Directors that the "Compensation Discussion and Analysis" be included in this Proxy Statement.

Members of the Compensation Committee
Richard S. Kollender (Chair)
Michael Cola
Robert P. Roche Jr.

AUDIT COMMITTEE REPORT

We, as members of the Audit Committee, assist the Board of Directors in fulfilling its responsibility for oversight of the accounting, auditing and financial reporting processes of the Company. Our functions are not intended to duplicate or to certify the activities of management or the Company's independent registered public accounting firm. The Company's management is responsible for the financial statements and financial reporting process, including the system of internal controls. KPMG LLP, as the Company's independent registered public accounting firm, is responsible for performing an audit of the Company's financial statements in accordance with the auditing standards of the Public Company Accounting Oversight Board and expressing an opinion on the conformity of the Company's audited financial statements to generally accepted accounting principles and on whether the financial statements present fairly in all material respects the financial position and results of operations of the Company. Our responsibility is to oversee these processes.

In this context, we report as follows:

  •
  We have reviewed and discussed with management and KPMG LLP the Company's audited financial statements;

  •
  We have discussed with KPMG LLP the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees), as adopted by the Public Company Accounting Oversight Board; and

  •
  We have received the written disclosures and the letter from KPMG LLP, required by applicable requirements of the Public Company Accounting Oversight Board, regarding KPMG LLP's communications with the Audit Committee concerning independence, and have discussed with KPMG LLP that firm's independence.

Based upon the review and discussions referred to above, we recommended to the Board of Directors that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2012, for filing with the SEC.

Members of the Audit Committee
William J. Federici (Chair)
Robert P. Roche, Jr.
Wayne P. Yetter

NuPathe Inc. Proxy Statement -- 66

 STOCKHOLDER PROPOSALS FOR 2014 ANNUAL MEETING OF STOCKHOLDERS

Stockholders may submit proposals for consideration at our 2014 annual meeting of stockholders by following the procedures prescribed by Rule 14a-8(e) of the Exchange Act. Such proposals must be submitted in writing and received by us no later than December 31, 2013, and must comply in all other respects with SEC rules and regulations relating to such inclusion.

In addition, stockholders may propose business to be considered at our 2014 annual meeting of stockholders, but not to have the proposed business included in our proxy materials. Pursuant to Section 3.12 of our bylaws, we must receive written notice of business that a stockholder wishes to present for consideration at our 2014 annual meeting of stockholders (other than matters included in our proxy materials pursuant to the preceding paragraph) no earlier than December 1, 2013, nor later than December 31, 2013. The notice must also contain or be accompanied by the information specified in Section 3.12 of our bylaws.

Stockholder proposals and notices, as well as requests for a copy of our bylaws, must be delivered to our Secretary at our principal executive office at the address set forth on the cover page of this Proxy Statement.

PROCEDURES FOR NOMINATING OR RECOMMENDING CANDIDATES FOR DIRECTOR

Procedure for Nominating Candidates for Director

Nominations for election of directors may be made at our 2014 annual meeting of stockholders by any stockholder entitled to vote for the election of directors, provided that the stockholder delivers written notice of the stockholder's intent to nominate a director at the meeting. Such written notice must be received by our Secretary no earlier than December 1, 2013, nor later than December 31, 2013. The notice must also contain or be accompanied by the information specified in Section 3.12 of our bylaws.

Procedure for Recommending Candidates for Director

Our Nominating and Corporate Governance Committee will consider director candidates who are recommended by our stockholders in writing provided that such recommendation is received by our Secretary no earlier than December 1, 2013, nor later than December 31, 2013. The recommendation must also contain or be accompanied by the information specified in Section 3.12 of our bylaws.

Our Secretary will promptly forward any such recommendations to the Nominating and Corporate Governance Committee. Once the Nominating and Corporate Governance Committee receives the recommendation, the candidate will be evaluated and a recommendation with respect to such candidate will be delivered to the Board.

NuPathe Inc. Proxy Statement -- 67

 CONSIDERATION OF DIRECTOR CANDIDATES

Our Nominating and Corporate Governance Committee identifies, evaluates and recommends director candidates to our Board of Directors for nomination. The process followed by the Nominating and Corporate Governance Committee to identify and evaluate director candidates includes requests to current directors and others for recommendations, use of professional search firms to identity potential candidates, meetings to evaluate potential candidates and interviews of selected candidates.

In considering candidates for director, our Nominating and Corporate Governance Committee will consider the appropriate qualities, skills and characteristics desired of nominees in the context of the current make-up of the Board. Our Board as a whole should collectively possess a diverse range of skills, expertise, industry and other knowledge, and business and other experience useful to the effective oversight of our business. Our Nominating and Corporate Governance Committee considers all of these qualities, and with respect to existing directors, the director's past attendance at meetings and participation in, and contributions to, the activities of the Board and committees of the Board on which the director served, when selecting, subject to ratification by our Board of Directors, candidates for director.

Our Board does not have a policy with respect to the consideration of diversity in identifying director candidates. However, as noted above, our Board considers the diversity of the skills, expertise, industry and other knowledge, and business and other experience of the Board as a whole when evaluating director nominees.

Stockholders may recommend individuals to our Nominating and Corporate Governance Committee for consideration as potential director candidates by following the procedures set forth above under "Procedures for Nominating or Recommending Candidates for Director." Our Nominating and Corporate Governance Committee will evaluate stockholder recommended candidates in the same manner as it evaluates candidates recommended by others.

COMMUNICATIONS WITH OUR BOARD OF DIRECTORS OR INDIVIDUAL DIRECTORS

Our Board provides to every stockholder the ability to communicate with the Board, as a whole, and with individual directors in his or her capacity as a member of the Board. Stockholders may send such communications to the attention of the Chairman of the Board or to any other individual director by facsimile to (484) 567-0136 or by U.S. mail (including courier or expedited delivery service) to our principal executive office at the address set forth on the cover page of this Proxy Statement. We will forward all such stockholder communications to the Chairman of the Board, as a representative of the Board, or to the director to whom the communication is addressed.

Your vote is important. Even if you plan to attend the Annual Meeting, you are urged to vote your shares by proxy before the meeting. You may vote over the Internet, by telephone or by mail by following the instructions on the enclosed proxy card (or voting instruction card).

By Order of the Board of Directors,
MICHAEL F. MARINO Vice President, General Counsel and Secretary

April 30, 2013

NuPathe Inc. Proxy Statement -- 68

APPENDIX A

NUPATHE INC.
2010 OMNIBUS INCENTIVE COMPENSATION PLAN *
(As Amended and Restated on April 24, 2013)
*
This document is marked to show the changes that will be made to the plan as a result of the proposed amendment and restatement.

NUPATHE INC.

2010 OMNIBUS INCENTIVE COMPENSATION PLAN

(As Amended and Restated Effective April 24~~11~~, 201~~1~~3)

                The purpose of the NuPathe 2010 Omnibus Incentive Compensation Plan (the "Plan") is (i) to provide employees of NuPathe Inc. (the "Company") and its subsidiaries, certain consultants and advisors who perform services for the Company or its subsidiaries and non-employee members of the Board of Directors of the Company with the opportunity to receive grants of incentive stock options, nonqualified stock options, stock appreciation rights, stock awards, stock units, performance units and other stock-based awards, and (ii) to provide selected executive employees with the opportunity to receive bonus awards that are considered "qualified performance-based compensation" under section 162(m) of the Code (as defined below).

                The Company believes that the Plan will encourage the participants to contribute materially to the growth of the Company, thereby benefitting the Company's stockholders, and will align the economic interests of the participants with those of the stockholders. The Plan was originally effective as of the Effective Date (as defined below) and was amended and restated effective April 11, 2011. This amendment and restatement will be effective April 24~~11~~, 201~~1~~3, subject to approval by the stockholders of the Company.

                The 2005 Equity Compensation Plan (the "2005 Plan") was merged with and into this Plan effective as of the Effective Date, and no additional grants will be made thereafter under the 2005 Plan. Outstanding grants under the 2005 Plan will continue in effect according to their terms as in effect before the Plan merger (subject to such amendments as the Committee (as defined below) determines, consistent with the 2005 Plan, as applicable), and the shares with respect to outstanding grants under the 2005 Plan will be issued or transferred under this Plan.

                Section 1.    Definitions

                The following terms shall have the meanings set forth below for purposes of the Plan:

(a)           "Board" shall mean the Board of Directors of the Company.

(b)           "Bonus Award" shall mean a bonus awarded under the Plan that is designated as "qualified performance-based compensation" under section 162(m) of the Code, as described in Section 15.

(c)           "Cause" shall mean, except to the extent specified otherwise by the Committee, a finding by the Committee that the Participant (i) has breached his or her employment or service contract with the Employer, (ii) has engaged in disloyalty to the Employer, including, without limitation, fraud, embezzlement, theft, commission of a felony or proven dishonesty, (iii) has disclosed trade secrets or confidential information of the Employer to persons not entitled to receive such information, (iv) has breached any written non-competition, non-solicitation, invention assignment or confidentiality agreement between the Participant and the Employer or (v) has engaged in such other behavior detrimental to the interests of the Employer as the Committee determines.

(d)           Unless otherwise set forth in a Grant Instrument, a "Change of Control" shall be deemed to have occurred if:

(i) Any "person" (as such term is used in sections 13(d) and 14(d) of the Exchange Act) becomes a "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 50% of the voting power of the then outstanding securities of the Company; provided that a Change of Control shall not be deemed to occur as a result of a transaction in which the Company becomes a subsidiary of another Company and in which the stockholders of the Company, immediately prior to the transaction, will beneficially own, immediately after the transaction, shares entitling such stockholders to more than 50% of all votes to which all stockholders of the parent Company would be entitled in the election of directors.

(ii) The consummation of (A) a merger or consolidation of the Company with another Company where the stockholders of the Company, immediately prior to the merger or consolidation, will not beneficially own in substantially the same proportion as ownership immediately prior to the merger or consolidation, immediately after the merger or consolidation, shares entitling such stockholders to more than 50% of all votes to which all stockholders of the surviving Company would be entitled in the election of directors, or where the members of the Board, immediately prior to the merger or consolidation, would not, immediately after the merger or consolidation, constitute a majority of the board of directors of the surviving Company, (B) a sale or other disposition of all or substantially all of the assets of the Company, or (C) a liquidation or dissolution of the Company.

NuPathe Inc. Proxy Statement -- A-1

(iii) A change in the composition of the Board over a period of twelve (12) consecutive months or less such that a majority of the Board members ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (A) who were still in office at the time the Board approved such election or nomination.

The Committee may modify the definition of Change of Control for a particular Grant as the Committee deems appropriate to comply with section 409A of the Code or otherwise.

(e)           "Code" shall mean the Internal Revenue Code of 1986, as amended and the regulations promulgated thereunder.

(f)            "Committee" shall mean the Compensation Committee of the Board or another committee appointed by the Board to administer the Plan. With respect to Grants and Bonus Awards that are intended to be "qualified performance-based compensation" under section 162(m) of the Code, the Committee shall consist of two or more persons appointed by the Board, all of whom shall be "outside directors" as defined under section 162(m) of the Code. The Committee shall also consist of directors who are "non-employee directors" as defined under Rule 16b-3 promulgated under the Exchange Act.

(g)           "Company" shall mean NuPathe Inc. and shall include its successors.

(h)           "Company Stock" shall mean common stock of the Company.

(i)            "Disability" or "Disabled" shall mean a Participant's becoming disabled within the meaning of section 22(e)(3) of the Code, within the meaning of the Employer's long-term disability plan applicable to the Participant or as otherwise determined by the Committee.

(j)            "Dividend Equivalent" shall mean an amount determined by multiplying the number of shares of Company Stock subject to a Grant by the per-share cash dividend paid by the Company on its outstanding Company Stock, or the per-share fair market value (as determined by the Committee) of any dividend paid on its outstanding Company Stock in consideration other than cash.

(k)           "Effective Date" of the Plan means August 5, 2010.

(l)            "Employee" shall mean an employee of the Employer (including an officer or director who is also an employee), but excluding any person who is classified by the Employer as a "contractor" or "consultant," no matter how characterized by the Internal Revenue Service, other governmental agency or a court. Any change of characterization of an individual by the Internal Revenue Service or any court or government agency shall have no effect upon the classification of an individual as an Employee for purposes of this Plan, unless the Committee determines otherwise.

(m)          "Employed by, or providing service to, the Employer" shall mean employment or service as an Employee, Key Advisor or member of the Board (so that, for purposes of exercising Options and SARs and satisfying conditions with respect to Stock Awards, Stock Units, Performance Units and Other Stock-Based Awards, a Participant shall not be considered to have terminated employment or service until the Participant ceases to be both an Employee, Key Advisor and member of the Board).

(n)           "Employer" shall mean the Company and each of its subsidiaries.

(o)           "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

(p)           "Exercise Price" shall mean the per share price at which shares of Company Stock may be purchased under an Option, as designated by the Committee.

(q)           "Fair Market Value" shall mean:

(i) If the Company Stock is publicly traded, then the Fair Market Value per share shall be determined as follows: (A) if the principal trading market for the Company Stock is a national securities exchange, the closing price during regular trading hours on the relevant date or (if there were no trades on that date) the latest preceding date upon which a sale was reported, or (B) if the Company Stock is not principally traded on any such exchange, the last reported sale price of a share of Company Stock during regular trading hours on the relevant date, as

NuPathe Inc. Proxy Statement -- A-2

reported by the OTC Bulletin Board or, if shares are not reported on the OTC Bulletin Board, as determined by the Committee through any reasonable valuation method authorized under the Code.

(ii) If the Company Stock is not publicly traded or, if publicly traded, is not subject to reported transactions as set forth above, the Fair Market Value per share shall be as determined by the Committee through any reasonable valuation method authorized under the Code.

(r)           "Grant" shall mean an Option, SAR, Stock Award, Stock Unit, Performance Unit, Other Stock-Based Award or Bonus Award granted under the Plan.

(s)           "Grant Instrument" shall mean the written agreement that sets forth the terms and conditions of a Grant, including all amendments thereto.

(t)            "Incentive Stock Option" shall mean an Option that is intended to meet the requirements of an incentive stock option under section 422 of the Code.

(u)           "Key Advisor" shall mean a consultant or advisor of the Employer

(v)           "Non-Employee Director" shall mean a member of the Board who is not an Employee.

(w)          "Nonqualified Stock Option" shall mean an Option that is not intended to be taxed as an incentive stock option under section 422 of the Code.

(x)           "Option" shall mean an option to purchase shares of Company Stock, as described in Section 6.

(y)           "Other Stock-Based Award" shall mean any Grant based on, measured by or payable in Company Stock, as described in Section 11.

(z)           "Plan" shall mean this NuPathe Inc. 2010 Omnibus Incentive Compensation Plan, as in effect from time to time.

(aa)         "Participant" shall mean an Employee, Key Advisor or Non-Employee Director designated by the Committee to participate in the Plan.

(bb)         "Performance Unit" shall mean a performance unit award, as described in Section 10.

(cc)         "SAR" shall mean a stock appreciation right, as described in Section 9.

(dd)         "Stock Award" shall mean an award of Company Stock, as described in Section 7.

(ee)         "Stock Unit" shall mean an award of a phantom unit representing a share of Company Stock, as described in Section 8.

                Section 2.    Administration

(a)           Committee. The Plan shall be administered and interpreted by the Committee; provided, however, that any Grants to members of the Compensation Committee must be authorized by a disinterested majority of the Board. The Committee may delegate authority to one or more subcommittees, as it deems appropriate. To the extent that the Board or a subcommittee administers the Plan, references in the Plan to the "Committee" shall be deemed to refer to the Board or such subcommittee. In the absence of a specific designation by the Board to the contrary, the Plan shall be administered by the Committee of the Board or any successor Board committee performing substantially the same functions.

(b)           Committee Authority. The Committee shall have the sole authority to (i) determine the individuals to whom Grants or Bonus Awards shall be made under the Plan, (ii) determine the type, size and terms of the Grants or Bonus Awards to be made to each such individual, (iii) determine the time when the Grants or Bonus Awards will be made, (iv) determine the duration of any applicable exercise or restriction period, including the criteria for exercisability and the acceleration of exercisability, (v) amend the terms of any previously issued Grant or Bonus Award, subject to the provisions of Section 20 below, and (vi) deal with any other matters arising under the Plan.

(c)           Committee Determinations. The Committee shall have full power and express discretionary authority to administer and interpret the Plan, to make factual determinations and to adopt or amend such rules, regulations, agreements and instruments for implementing the Plan and for the conduct of its business as it deems necessary or advisable, in its sole discretion. The Committee's interpretations of the Plan and all determinations made by the Committee pursuant to the powers vested in it hereunder shall be conclusive and binding on all persons having

NuPathe Inc. Proxy Statement -- A-3

any interest in the Plan or in any awards granted hereunder. All powers of the Committee shall be executed in its sole discretion, in the best interest of the Company, not as a fiduciary, and in keeping with the objectives of the Plan and need not be uniform as to similarly situated individuals.

                Section 3.    Grants.

                Grants under the Plan may consist of Options as described in Section 6, Stock Awards as described in Section 7, Stock Units as described in Section 8, SARs as described in Section 9, Performance Units as described in Section 10 and Other Stock-Based Awards as described in Section 11. Bonus Awards may be granted as described in Section 15. All Grants and Bonus Awards shall be subject to the terms and conditions set forth herein and to such other terms and conditions consistent with this Plan as the Committee deems appropriate and as are specified in writing by the Committee to the individual in the Grant Instrument. All Grants and Bonus Awards shall be made conditional upon the Participant's acknowledgement, in writing or by acceptance of the Grant or Bonus Award, that all decisions and determinations of the Committee shall be final and binding on the Participant, his or her beneficiaries and any other person having or claiming an interest under such Grant or Bonus Award. Grants and Bonus Awards under a particular Section of the Plan need not be uniform as among the Participants.

                Section 4.    Shares Subject to the Plan

(a)           Shares Authorized. Subject to adjustment as described below, the [~~aggregate~~ ]number of shares of Company Stock that may be issued or transferred under the Plan shall be [~~equal to the sum of the following: (i) 686,221 shares, plus (ii) the number of shares of Company Stock subject to outstanding grants under the 2005 Plan as of the Effective Date, and (iii) the number of shares of Company Stock remaining available for issuance under the 2005 Plan but not subject to previously exercised, vested or paid Grants as of the Effective Date~~]5,176,582 shares; provided, however, that the aggregate number of shares of Company Stock that may be issued or transferred under the Plan pursuant to Incentive Stock Options shall not exceed [~~1,000,000~~]3,938,626 shares of Company Stock. In addition, as of the first trading day of January during the term of the Plan (excluding any extensions), beginning with calendar year [~~2012,~~]2014, an additional positive number of shares of Company Stock shall be added to the number of shares of Company Stock authorized to be issued or transferred under the Plan and the number of shares authorized to be issued or transferred pursuant to Incentive Stock Options, equal to five percent (5%) of the total number of shares of Company Stock outstanding on the last trading day in December of the immediately preceding calendar year, or [~~1,500,000~~]5,000,000 shares, whichever is less.

(b)           Source of Shares; Share Counting. Shares issued or transferred under the Plan may be authorized but unissued shares of Company Stock or reacquired shares of Company Stock, including shares purchased by the Company on the open market for purposes of the Plan. If and to the extent Options or SARs granted under the Plan (including options granted under the 2005 Plan) terminate, expire or are canceled, forfeited, exchanged or surrendered without having been exercised, or if any Stock Awards, Stock Units or Other Stock-Based Awards (including Stock Awards granted under the 2005 Plan) are forfeited, terminated or otherwise not paid in full, the shares subject to such Grants shall again be available for purposes of the Plan. If shares of Company Stock otherwise issuable under the Plan are surrendered in payment of the Exercise Price of an Option, then the number of shares of Company Stock available for issuance under the Plan shall be reduced only by the net number of shares actually issued by the Company upon such exercise and not by the gross number of shares as to which such Option is exercised. Upon the exercise of any SAR under the Plan, the number of shares of Company Stock available for issuance under the Plan shall be reduced by the gross number of shares as to which such right is exercised, and not by the net number of shares actually issued by the Company upon such exercise. If shares of Company Stock otherwise issuable under the Plan are withheld by the Company in satisfaction of the withholding taxes incurred in connection with the issuance, vesting or exercise of any Grant or the issuance of Company Stock thereunder, then the number of shares of Company Stock available for issuance under the Plan shall be reduced by the net number of shares issued, vested or exercised under such Grant, calculated in each instance after payment of such share withholding. To the extent any Grants are paid in cash, and not in shares of Company Stock, any shares previously subject to such Grants shall again be available for issuance or transfer under the Plan.

(c)           Individual Limits. Each person participating in the Plan shall be subject the following limitations:

(i) for Grants measured in shares of Company Stock (whether payable in Company Stock, cash or a combination of both), the maximum number of shares of Company Stock for which such Grants may be made to such person in any calendar year shall not exceed 1,000,000 shares of Company Stock in the aggregate, and

NuPathe Inc. Proxy Statement -- A-4

(ii) for Grants measured in cash dollars (whether payable in cash, Company Stock or a combination of both), the maximum dollar amount for which such Grants may be made to such person in any calendar year shall not exceed $3,000,000 in the aggregate, with such limitation to be measured at the time the Grant is made.

(d)           Adjustments. If there is any change in the number or kind of shares of Company Stock outstanding by reason of (i) a stock dividend, spinoff, recapitalization, stock split, or combination or exchange of shares, (ii) a merger, reorganization or consolidation, (iii) a reclassification or change in par value, or (iv) any other extraordinary or unusual event affecting the outstanding Company Stock as a class without the Company's receipt of consideration, or if the value of outstanding shares of Company Stock is substantially reduced as a result of a spinoff or the Company's payment of an extraordinary dividend or distribution, the maximum number of shares of Company Stock available for issuance under the Plan, the maximum number of shares of Company Stock for which any individual may receive Grants in any year, the kind and number of shares covered by outstanding Grants, the kind and number of shares issued and to be issued under the Plan, and the price per share or the applicable market value of such Grants shall be equitably adjusted by the Committee to reflect any increase or decrease in the number of, or change in the kind or value of, the issued shares of Company Stock to preclude, to the extent practicable, the enlargement or dilution of rights and benefits under the Plan and such outstanding Grants; provided, however, that any fractional shares resulting from such adjustment shall be eliminated. In addition, in the event of a Change of Control, the provisions of Section 14 of the Plan shall apply. Any adjustments to outstanding Grants shall be consistent with section 409A or 424 of the Code, to the extent applicable. The Committee shall have the sole discretion and authority to determine what appropriate adjustments shall be made and any adjustments determined by the Committee shall be final, binding and conclusive.

                Section 5.    Eligibility for Participation

(a)           Eligible Persons. All Employees (including, for all purposes of the Plan, an Employee who is a member of the Board) and Non-Employee Directors shall be eligible to participate in the Plan. Key Advisors shall be eligible to participate in the Plan if the Key Advisors render bona fide services to the Employer, the services are not in connection with the offer and sale of securities in a capital-raising transaction and the Key Advisors do not directly or indirectly promote or maintain a market for the Company's securities.

(b)           Selection of Participants. The Committee shall select the Employees, Non-Employee Directors and Key Advisors to receive Grants and shall determine the number of shares of Company Stock subject to a particular Grant in such manner as the Committee determines.

                Section 6.    Options

                The Committee may grant Options to an Employee, Non-Employee Director or Key Advisor upon such terms as the Committee deems appropriate. The following provisions are applicable to Options:

(a)           Number of Shares. The Committee shall determine the number of shares of Company Stock that will be subject to each Grant of Options to Employees, Non-Employee Directors and Key Advisors.

(b)           Type of Option and Exercise Price.

(i) The Committee may grant Incentive Stock Options or Nonqualified Stock Options or any combination of the two, all in accordance with the terms and conditions set forth herein. Incentive Stock Options may be granted only to employees of the Company or its parent or subsidiary Companys, as defined in section 424 of the Code. Nonqualified Stock Options may be granted to Employees, Non-Employee Directors and Key Advisors.

(ii) The Exercise Price of Company Stock subject to an Option shall be determined by the Committee and shall be equal to or greater than the Fair Market Value of a share of Company Stock on the date the Option is granted. However, an Incentive Stock Option may not be granted to an Employee who, at the time of grant, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, or any parent or subsidiary Company of the Company, as defined in section 424 of the Code, unless the Exercise Price per share is not less than 110% of the Fair Market Value of a share of Company Stock on the date of grant.

(c)           Option Term. The Committee shall determine the term of each Option. The term of any Option shall not exceed ten years from the date of grant. However, an Incentive Stock Option that is granted to an Employee who, at the time of grant, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, or any parent or subsidiary Company of the Company, as defined in section 424 of the Code, may not have a term that exceeds five years from the date of grant.

NuPathe Inc. Proxy Statement -- A-5

(d)           Exercisability of Options. Options shall become exercisable in accordance with such terms and conditions, consistent with the Plan, as may be determined by the Committee and specified in the Grant Instrument. The Committee may accelerate the exercisability of any or all outstanding Options at any time for any reason.

(e)           Grants to Non-Exempt Employees. Notwithstanding the foregoing, Options granted to persons who are non-exempt employees under the Fair Labor Standards Act of 1938, as amended, may not be exercisable for at least six months after the date of grant (except that such Options may become exercisable, as determined by the Committee, upon the Participant's death, Disability or retirement, or upon a Change of Control or other circumstances permitted by applicable regulations).

(f)            Termination of Employment, Disability or Death.

(i) Except as provided below, an Option may only be exercised while the Participant is employed by, or providing service to, the Employer as an Employee, member of the Board or Key Advisor.

(ii) In the event that a Participant ceases to be employed by, or provide service to, the Employer for any reason other than Disability, death or termination for Cause, any Option which is otherwise exercisable by the Participant shall terminate unless exercised within 90 days after the date on which the Participant ceases to be employed by, or provide service to, the Employer (or within such other period of time as may be specified by the Committee), but in any event no later than the date of expiration of the Option term. Except as otherwise provided by the Committee, any of the Participant's Options that are not otherwise exercisable as of the date on which the Participant ceases to be employed by, or provide service to, the Employer shall terminate as of such date.

(iii) In the event the Participant ceases to be employed by, or provide service to, the Company on account of a termination for Cause by the Employer, any Option held by the Participant shall terminate as of the date the Participant ceases to be employed by, or provide service to, the Employer. In addition, notwithstanding any other provisions of this Section 6, if the Committee determines that the Participant has engaged in conduct that constitutes Cause at any time while the Participant is employed by, or providing service to, the Employer or after the Participant's termination of employment or service, any Option held by the Participant shall immediately terminate and the Participant shall automatically forfeit all shares underlying any exercised portion of an Option for which the Company has not yet delivered the share certificates, upon refund by the Company of the Exercise Price paid by the Participant for such shares. Upon any exercise of an Option, the Company may withhold delivery of share certificates pending resolution of an inquiry that could lead to a finding resulting in a forfeiture.

(iv) In the event the Participant ceases to be employed by, or provide service to, the Employer because the Participant is Disabled, any Option which is otherwise exercisable by the Participant shall terminate unless exercised within one year after the date on which the Participant ceases to be employed by, or provide service to, the Employer (or within such other period of time as may be specified by the Committee), but in any event no later than the date of expiration of the Option term. Except as otherwise provided by the Committee, any of the Participant's Options which are not otherwise exercisable as of the date on which the Participant ceases to be employed by, or provide service to, the Employer shall terminate as of such date.

(v) If the Participant dies while employed by, or providing service to, the Employer or within 90 days after the date on which the Participant ceases to be employed or provide service on account of a termination specified in Section 6(f)(ii) above (or within such other period of time as may be specified by the Committee), any Option that is otherwise exercisable by the Participant shall terminate unless exercised within one year after the date on which the Participant ceases to be employed by, or provide service to, the Employer (or within such other period of time as may be specified by the Committee), but in any event no later than the date of expiration of the Option term. Except as otherwise provided by the Committee, any of the Participant's Options that are not otherwise exercisable as of the date on which the Participant ceases to be employed by, or provide service to, the Employer shall terminate as of such date.

(g)           Exercise of Options. A Participant may exercise an Option that has become exercisable, in whole or in part, by delivering a notice of exercise to the Company. The Participant shall pay the Exercise Price for an Option as specified by the Committee (i) in cash, (ii) unless the Committee determines otherwise, by delivering shares of Company Stock owned by the Participant and having a Fair Market Value on the date of exercise at least equal to the Exercise Price or by attestation (on a form prescribed by the Committee) to ownership of shares of Company Stock having a Fair Market Value on the date of exercise at least equal to the Exercise Price, (iii) by payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board, or (iv) by such other method as the Committee may approve. In addition, to the extent an Option is at the time exercisable for vested shares

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of Company Stock, all or any part of that vested portion may be surrendered to the Company for an appreciation distribution payable in shares of Company Stock with a Fair Market Value at the time of the Option surrender equal to the dollar amount by which the then Fair Market Value of the shares of Company Stock subject to the surrendered portion exceeds the aggregate Exercise Price payable for those shares. Shares of Company Stock used to exercise an Option shall have been held by the Participant for the requisite period of time necessary to avoid adverse accounting consequences to the Company with respect to the Option. Payment for the shares to be issued or transferred pursuant to the Option, and any required withholding taxes, must be received by the Company by the time specified by the Committee depending on the type of payment being made, but in all cases prior to the issuance or transfer of such shares.

(h)           Limits on Incentive Stock Options. Each Incentive Stock Option shall provide that, if the aggregate Fair Market Value of the Company Stock on the date of the grant with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year, under the Plan or any other stock option plan of the Company or a parent or subsidiary, exceeds $100,000, then the Option, as to the excess, shall be treated as a Nonqualified Stock Option.

                Section 7.    Stock Awards

                The Committee may issue or transfer shares of Company Stock to an Employee, Non-Employee Director or Key Advisor under a Stock Award, upon such terms as the Committee deems appropriate. The following provisions are applicable to Stock Awards:

(a)           General Requirements. Shares of Company Stock issued or transferred pursuant to Stock Awards may be issued or transferred for consideration or for no consideration, and subject to restrictions or no restrictions, as determined by the Committee. The Committee may, but shall not be required to, establish conditions under which restrictions on Stock Awards shall lapse over a period of time or according to such other criteria as the Committee deems appropriate, including, without limitation, restrictions based upon the achievement of specific performance goals. The period of time during which the Stock Awards will remain subject to restrictions will be designated in the Grant Instrument as the "Restriction Period."

(b)           Number of Shares. The Committee shall determine the number of shares of Company Stock to be issued or transferred pursuant to a Stock Award and the restrictions applicable to such shares.

(c)           Requirement of Employment or Service. If the Participant ceases to be employed by, or provide service to, the Employer during a period designated in the Grant Instrument as the Restriction Period, or if other specified conditions are not met, the Stock Award shall terminate as to all shares covered by the Grant as to which the restrictions have not lapsed, and those shares of Company Stock must be immediately returned to the Company. The Committee may, however, provide for complete or partial exceptions to this requirement as it deems appropriate.

(d)           Restrictions on Transfer and Legend on Stock Certificate. During the Restriction Period, a Participant may not sell, assign, transfer, pledge or otherwise dispose of the shares of a Stock Award except under Section 18(a) below. Unless otherwise determined by the Committee, the Company will retain possession of certificates for shares of Stock Awards until all restrictions on such shares have lapsed. Each certificate for a Stock Award, unless held by the Company, shall contain a legend giving appropriate notice of the restrictions in the Grant. The Participant shall be entitled to have the legend removed from the stock certificate covering the shares subject to restrictions when all restrictions on such shares have lapsed. The Committee may determine that the Company will not issue certificates for Stock Awards until all restrictions on such shares have lapsed.

(e)           Right to Vote and to Receive Dividends. Unless the Committee determines otherwise, during the Restriction Period, the Participant shall have the right to vote shares of Stock Awards and to receive any dividends or other distributions paid on such shares, subject to any restrictions deemed appropriate by the Committee, including, without limitation, the achievement of specific performance goals.

(f)            Lapse of Restrictions. All restrictions imposed on Stock Awards shall lapse upon the expiration of the applicable Restriction Period and the satisfaction of all conditions, if any, imposed by the Committee. The Committee may determine, as to any or all Stock Awards, that the restrictions shall lapse without regard to any Restriction Period.

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                Section 8.    Stock Units

                The Committee may grant Stock Units, each of which shall represent one hypothetical share of Company Stock, to an Employee, Non-Employee Director or Key Advisor upon such terms and conditions as the Committee deems appropriate. The following provisions are applicable to Stock Units:

(a)           Crediting of Units. Each Stock Unit shall represent the right of the Participant to receive a share of Company Stock or an amount of cash based on the value of a share of Company Stock, if and when specified conditions are met. All Stock Units shall be credited to bookkeeping accounts established on the Company's records for purposes of the Plan.

(b)           Terms of Stock Units. The Committee may grant Stock Units that are payable if specified performance goals or other conditions are met, or under other circumstances. Stock Units may be paid at the end of a specified performance period or other period, or payment may be deferred to a date authorized by the Committee. The Committee shall determine the number of Stock Units to be granted and the requirements applicable to such Stock Units.

(c)           Requirement of Employment or Service. If the Participant ceases to be employed by, or provide service to, the Employer prior to the vesting of Stock Units, or if other conditions established by the Committee are not met, the Participant's Stock Units shall be forfeited. The Committee may, however, provide for complete or partial exceptions to this requirement as it deems appropriate.

(d)           Payment With Respect to Stock Units. Payments with respect to Stock Units shall be made in cash, Company Stock or any combination of the foregoing, as the Committee shall determine.

                Section 9.    Stock Appreciation Rights

                The Committee may grant SARs to an Employee, Non-Employee Director or Key Advisor separately or in tandem with any Option. The following provisions are applicable to SARs:

(a)           General Requirements. The Committee may grant SARs to an Employee or Non-Employee Director separately or in tandem with any Option (for all or a portion of the applicable Option). Tandem SARs may be granted either at the time the Option is granted or at any time thereafter while the Option remains outstanding; provided, however, that, in the case of an Incentive Stock Option, SARs may be granted only at the time of the Grant of the Incentive Stock Option. The Committee shall establish the base amount of the SAR at the time the SAR is granted. The base amount of each SAR shall be equal to the per share Exercise Price of the related Option or, if there is no related Option, an amount equal to or greater than the Fair Market Value of a share of Company Stock as of the date of Grant of the SAR.

(b)           Tandem SARs. In the case of tandem SARs, the number of SARs granted to a Participant that shall be exercisable during a specified period shall not exceed the number of shares of Company Stock that the Participant may purchase upon the exercise of the related Option during such period. Upon the exercise of an Option, the SARs relating to the Company Stock covered by such Option shall terminate. Upon the exercise of SARs, the related Option shall terminate to the extent of an equal number of shares of Company Stock.

(c)           Exercisability. An SAR shall be exercisable during the period specified by the Committee in the Grant Instrument and shall be subject to such vesting and other restrictions as may be specified in the Grant Instrument. The Committee may accelerate the exercisability of any or all outstanding SARs at any time for any reason. SARs may only be exercised while the Participant is employed by, or providing service to, the Employer or during the applicable period after termination of employment or service as described in Section 6(f) above. A tandem SAR shall be exercisable only during the period when the Option to which it is related is also exercisable.

(d)           Grants to Non-Exempt Employees. Notwithstanding the foregoing, SARs granted to persons who are non-exempt employees under the Fair Labor Standards Act of 1938, as amended, may not be exercisable for at least six months after the date of grant (except that such SARs may become exercisable, as determined by the Committee, upon the Participant's death, Disability or retirement, or upon a Change of Control or other circumstances permitted by applicable regulations).

(e)           Value of SARs. When a Participant exercises SARs, the Participant shall receive in settlement of such SARs an amount equal to the value of the stock appreciation for the number of SARs exercised. The stock appreciation for an SAR is the amount by which the Fair Market Value of the underlying Company Stock on the date of exercise of the SAR exceeds the base amount of the SAR as described in subsection (a).

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(f)            Form of Payment. The appreciation in an SAR shall be paid in shares of Company Stock, cash or any combination of the foregoing, as the Committee shall determine. For purposes of calculating the number of shares of Company Stock to be received, shares of Company Stock shall be valued at their Fair Market Value on the date of exercise of the SAR.

                Section 10.    Performance Units

                The Committee shall have the discretionary authority to make Performance Unit awards in accordance with the terms of this Section 10. The following provisions are applicable to Performance Unit awards:

(a)           General Requirements. A Performance Unit award shall represent a participating interest in a special bonus pool tied to the attainment of pre-established corporate performance objectives based on one or more performance goals or the right to receive a targeted dollar amount tied to the attainment of pre-established corporate performance objectives based on one or more performance goals. The amount of the bonus pool may vary with the level at which the applicable performance objectives are attained, and the value of each Performance Unit which becomes due and payable upon the attained level of performance shall be determined by dividing the amount of the resulting bonus pool, if any, by the total number of Performance Units issued and outstanding at the completion of the applicable performance period. Similarly, the targeted dollar amount may vary with the level at which the applicable performance objectives are attained and the value of the Performance Units which becomes due and payable upon the attained level of performance shall be determined based on the threshold, target and maximum amounts that may be paid if the performance goals are met.

(b)           Continued Employment or Service Requirement. Performance Units may also be structured to include a requirement that the Participant continue to be employed by, or providing service to, the Employer following the completion of the performance period in order to vest in the Performance Units awarded with respect to that performance period.

(c)           Payment with Respect to Performance Units. Payments with respect to Performance Units shall be made in cash, Company Stock or any combination of the foregoing, as the Committee shall determine.

(d)           Requirement of Employment or Service. If a Participant ceases to be employed by, or providing service to the Company prior to the vesting of Performance Units, or if other conditions established by the Committee are not met, the Participant's Performance Units shall be forfeited. The Committee may provide for complete or partial exceptions to this requirement as it deems appropriate.

                Section 11.    Other Stock-Based Awards

                The Committee may grant Other Stock-Based Awards, which are awards (other than those described in Sections 6, 7, 8, 9 and 10 of the Plan) that are based on or measured by Company Stock, to any Employee, Non-Employee Director or Key Advisor, on such terms and conditions as the Committee shall determine. Other Stock-Based Awards may be awarded subject to the achievement of performance goals or other conditions and may be payable in cash, Company Stock or any combination of the foregoing, as the Committee shall determine.

                Section 12.    Dividend Equivalents

                The Committee may grant Dividend Equivalents in connection Stock Units or Other Stock-Based Awards. Dividend Equivalents may be paid currently or accrued as contingent cash obligations and may be payable in cash or shares of Company Stock, and upon such terms as the Committee may establish, including, without limitation, the achievement of specific performance goals.

                Section 13.    Qualified Performance-Based Compensation

                The Committee may determine that Stock Awards, Stock Units, Performance Units Other Stock-Based Awards and Dividend Equivalents granted to an Employee shall be considered "qualified performance-based compensation" under section 162(m) of the Code. The following provisions shall apply to Grants of Stock Awards, Stock Units, Performance Units Other Stock-Based Awards and Dividend Equivalents that are to be considered "qualified performance-based compensation" under section 162(m) of the Code:

(a)           Performance Goals.

(i) When Stock Awards, Stock Units, Performance Units, Other Stock-Based Awards or Dividend Equivalents that are to be considered "qualified performance-based compensation" are granted, the Committee shall establish in writing (A) the objective performance goals that must be met, (B) the performance period

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during which the performance will be measured, (C) the threshold, target and maximum amounts that may be paid if the performance goals are met, and (D) any other conditions that the Committee deems appropriate and consistent with the Plan and section 162(m) of the Code.

(ii) The performance goal criteria may relate to the Participant's business unit or the performance of the Company and its parents and subsidiaries as a whole, or any combination of the foregoing. The Committee shall use objectively determinable performance goals based on one or more of the following criteria: cash flow; earnings (including gross margin, earnings before interest and taxes, earnings before taxes, earnings before interest, taxes, depreciation, amortization and charges for stock-based compensation, earnings before interest, taxes, depreciation and amortization, and net earnings); earnings per share; growth in earnings or earnings per share; stock price; return on equity or average stockholder equity; total stockholder return or growth in total stockholder return either directly or in relation to a comparative group; return on capital; return on assets or net assets; revenue, growth in revenue or return on sales; income or net income; operating income, net operating income or net operating income after tax; operating profit or net operating profit; operating margin; return on operating revenue or return on operating profit; regulatory filings; regulatory approvals, litigation and regulatory resolution goals; other operational, regulatory or departmental objectives; budget comparisons; growth in stockholder value relative to established indexes, or another peer group or peer group index; development and implementation of strategic plans and/or organizational restructuring goals; development and implementation of risk and crisis management programs; improvement in workforce diversity; compliance requirements and compliance relief; safety goals; productivity goals; workforce management and succession planning goals; economic value added (including typical adjustments consistently applied from generally accepted accounting principles required to determine economic value added performance measures); measures of customer satisfaction, employee satisfaction or staff development; development or marketing collaborations, formations of joint ventures or partnerships or the completion of other similar transactions intended to enhance the Company's revenue or profitability or enhance its customer base; merger and acquisitions; and other similar criteria consistent with the foregoing.

(b)           Establishment of Goals. The Committee shall establish the performance goals in writing either before the beginning of the performance period or during a period ending no later than the earlier of (i) 90 days after the beginning of the performance period or (ii) the date on which 25% of the performance period has been completed, or such other date as may be required or permitted under applicable regulations under section 162(m) of the Code. The performance goals shall satisfy the requirements for "qualified performance-based compensation," including the requirement that the achievement of the goals be substantially uncertain at the time they are established and that the goals be established in such a way that a third party with knowledge of the relevant facts could determine whether and to what extent the performance goals have been met. The Committee shall not have discretion to increase the amount of compensation that is payable upon achievement of the designated performance goals.

(c)           Certification of Results. The Committee shall certify and announce the results for each performance period to all Participants after the announcement of the Company's financial results for the performance period. If and to the extent that the Committee does not certify that the performance goals have been met, the grants of Stock Awards, Stock Units, Performance Units, Other Stock-Based Awards and Dividend Equivalents for the performance period shall be forfeited or shall not be made, as applicable. If Dividend Equivalents are granted as "qualified performance-based compensation" under section 162(m) of the Code, a Participant may not accrue more than $1,000,000 of such Dividend Equivalents during any calendar year.

(d)           Death, Disability or Other Circumstances. The Committee may provide that Stock Awards, Stock Units, Performance Units, Other Stock-Based Awards and Dividend Equivalents shall be payable or restrictions on such Grants shall lapse, in whole or in part, in the event of the Participant's death or Disability during the performance period, or under other circumstances consistent with the Treasury regulations and rulings under section 162(m) of the Code.

                Section 14.    Consequences of a Change of Control

(a)           Notice and Acceleration. Unless the Committee determines otherwise, effective upon the date of the Change of Control, (i) all outstanding Options and SARs shall automatically accelerate and become fully exercisable, (ii) the restrictions and conditions on all outstanding Stock Awards shall immediately lapse, and (iii) all Stock Units, Performance Units, Other Stock-Based Awards and Dividend Equivalents shall become fully vested and shall be paid at their target values, or in such greater amounts as the Committee may determine.

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(b)           Other Alternatives. Notwithstanding the foregoing, in the event of a Change of Control, the Committee may take one or more of the following actions with respect to any or all outstanding Grants: the Committee may (i) require that Participants surrender their outstanding Options and SARs in exchange for one or more payments by the Company, in cash or Company Stock as determined by the Committee, in an amount equal to the amount by which the then Fair Market Value of the shares of Company Stock subject to the Participant's unexercised Options and SARs exceeds the Exercise Price of the Options or the base amount of the SARs, as applicable, (ii) after giving Participants an opportunity to exercise their outstanding Options and SARs, terminate any or all unexercised Options and SARs at such time as the Committee deems appropriate, or (iii) determine that outstanding Options and SARs that are not exercised shall be assumed by, or replaced with comparable options or rights by, the surviving Company, (or a parent or subsidiary of the surviving Company), and other outstanding Grants that remain in effect after the Change of Control shall be converted to similar grants of the surviving Company (or a parent or subsidiary of the surviving Company). Such surrender or termination shall take place as of the date of the Change of Control or such other date as the Committee may specify.

                Section 15.    Bonus Awards

(a)           General Requirements. The Committee may grant Bonus Awards that shall be considered "qualified performance-based compensation" under section 162(m) of the Code to Employees who are executive Employees, upon such terms and conditions as the Committee deems appropriate under this Section 15.

(b)           Target Bonus Awards and Performance Goals. When the Committee decides to make Bonus Awards under this Section 15, the Committee shall select the executive Employees who will be eligible for Bonus Awards, specify the performance period and establish target Bonus Awards and performance goals for the performance period. The performance period shall be the Company's fiscal year or such other period (of not more than 12 months) as the Committee determines. The Committee shall determine each Participant's target Bonus Award based on the Participant's responsibility level, position or such other criteria as the Committee shall determine. A Participant's target Bonus Award may provide for differing amounts to be paid based on differing thresholds of performance. The Committee shall establish in writing (i) the objective performance goals that must be met in order for the Bonus Awards to be paid for the performance period, (ii) the maximum amounts that may be paid if the performance goals are met, (iii) any threshold levels of performance that must be met in order for Bonus Awards to be paid, and (iv) any other conditions that the Committee deems appropriate and consistent with the requirements of section 162(m) of the Code for "qualified performance-based compensation." The performance goals shall satisfy the requirements for "qualified performance-based compensation," including the requirement that the achievement of the goals be substantially uncertain at the time they are established and that the performance goals be established in such a way that a third party with knowledge of the relevant facts could determine whether and to what extent the performance goals have been met. The Company shall notify each Participant of the Participant's target Bonus Award and the applicable performance goals for the performance period.

(c)           Criteria Used for Objective Performance Goals. The Committee shall use objectively determinable performance goals based on one or more of the criteria described in Section 13(a)(ii) above. The performance goals may relate to one or more business units or the performance of the Company and its subsidiaries as a whole, or any combination of the foregoing. Performance goals need not be uniform among Participants.

(d)           Timing of Establishment of Target Bonus Awards and Goals. The Committee shall establish each Participant's target Bonus Award and performance goals in writing either before the beginning of the performance period or during a period ending no later than the earlier of (i) 90 days after the beginning of the performance period or (ii) the date on which 25% of the performance period has been completed, or such other date as may be required or permitted under applicable regulations under section 162(m) of the Code.

(e)           Section 162(m) Requirements. A target Bonus Award that is designated as "qualified performance-based compensation" under section 162(m) of the Code may not be awarded as an alternative to any other award that is not designated as "qualified performance-based compensation," but instead must be separate and apart from all other awards made. The Committee shall not have discretion to increase the amount of compensation that is payable based achievement of the performance goals, but the Committee may reduce the amount of compensation that is payable based upon the Committee's assessment of personal performance or other factors. Any reduction of a Participant's Bonus Award shall not result in an increase in any other Participant's Bonus Award.

(f)            Certification of Results. The Committee shall certify the performance results for the performance period after the performance period ends. The Committee shall determine the amount, if any, to be paid pursuant to

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each Bonus Award based on the achievement of the performance goals, the Committee's exercise of its discretion to reduce Bonus Awards and the satisfaction of all other terms of the Bonus Awards. Subject to the provisions of Sections 15(i) and Section 16, payment of the Bonus Awards certified by the Committee shall be made in a single lump sum cash payment on or after January 1, but not later than March 15 of the calendar year following the close of the performance period.

(g)           Limitations on Rights to Payment of Bonus Awards. No Participant shall have any right to receive payment of a Bonus Award under the Plan for a performance period unless the Participant remains in the employ of the Employer through the last day of the performance period; provided, however, that the Committee may determine that if a Participant's employment with the Company terminates prior to the end of the performance period, the Participant may be eligible to receive all or a prorated portion of any Bonus Award that would otherwise have been earned for the performance period, under such circumstances as the Committee deems appropriate.

(h)           Change of Control. If a Change of Control occurs prior to the end of a performance period, the Committee may determine that each Participant who is then an Employee and was awarded a target Bonus Award for the performance period may receive a Bonus Award for the performance period, in such amount and at such time as the Committee determines.

(i)            Discretionary and Other Bonuses. In addition to Bonus Awards that are designated "qualified performance-based compensation" under section 162(m) of the Code, as described above, the Committee may grant to executive Employees such other bonuses as the Committee deems appropriate, which may be based on individual performance, Company performance or such other criteria as the Committee determines. Decisions with respect to such bonuses shall be made separate and apart from the Bonus Awards described in this Section 15.

                Section 16.    Deferrals

                The Committee may permit or require a Participant to defer receipt of the payment of cash or the delivery of shares that would otherwise be due to such Participant in connection with any Grant or Bonus Award. If any such deferral election is permitted or required, the Committee shall establish rules and procedures for such deferrals and may provide for interest or other earnings to be paid on such deferrals. The rules and procedures for any such deferrals shall be consistent with applicable requirements of section 409A of the Code.

                Section 17.    Withholding of Taxes

(a)           Required Withholding. All Grants and Bonus Awards under the Plan shall be subject to applicable federal (including FICA), state and local tax withholding requirements. The Employer may require that the Participant or other person receiving Grants or Bonus Awards or exercising Grants pay to the Employer the amount of any federal, state or local taxes that the Employer is required to withhold with respect to such Grants or Bonus Awards, or the Employer may deduct from other wages and compensation paid by the Employer the amount of any withholding taxes due with respect to such Grants or Bonus Awards.

(b)           Election to Withhold Shares. If the Committee so permits, a Participant may elect to satisfy the Employer's tax withholding obligation with respect to Grants paid in Company Stock by having shares withheld up to an amount that does not exceed the Participant's minimum applicable withholding tax rate for federal (including FICA), state and local tax liabilities. The election must be in a form and manner prescribed by the Committee and may be subject to the prior approval of the Committee.

                Section 18.    Transferability of Grants

(a)           Nontransferability of Grants. Except as described in subsection (b) below, only the Participant may exercise rights under a Grant during the Participant's lifetime. A Participant may not transfer those rights except (i) by will or by the laws of descent and distribution or (ii) with respect to Grants other than Incentive Stock Options, pursuant to a domestic relations order. When a Participant dies, the personal representative or other person entitled to succeed to the rights of the Participant may exercise such rights. Any such successor must furnish proof satisfactory to the Company of his or her right to receive the Grant under the Participant's will or under the applicable laws of descent and distribution. Bonus Awards are not transferable. If a Participant dies, any amounts payable after the Participant's death pursuant to a Bonus Award shall be paid to the personal representative or other person entitled to succeed to the rights of the Participant.

(b)           Transfer of Nonqualified Stock Options. Notwithstanding the foregoing, the Committee may provide, in a Grant Instrument, that a Participant may transfer Nonqualified Stock Options to family members, or one

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or more trusts or other entities for the benefit of or owned by family members, consistent with the applicable securities laws, according to such terms as the Committee may determine; provided that the Participant receives no consideration for the transfer of an Option and the transferred Option shall continue to be subject to the same terms and conditions as were applicable to the Option immediately before the transfer.

                Section 19.    Requirements for Issuance or Transfer of Shares

                No Company Stock shall be issued or transferred in connection with any Grant hereunder unless and until all legal requirements applicable to the issuance or transfer of such Company Stock have been complied with to the satisfaction of the Committee. The Committee shall have the right to condition any Grant on the Participant's undertaking in writing to comply with such restrictions on his or her subsequent disposition of the shares of Company Stock as the Committee shall deem necessary or advisable, and certificates representing such shares may be legended to reflect any such restrictions. Certificates representing shares of Company Stock issued or transferred under the Plan may be subject to such stop-transfer orders and other restrictions as the Committee deems appropriate to comply with applicable laws, regulations and interpretations, including any requirement that a legend be placed thereon.

                Section 20.    Amendment and Termination of the Plan

(a)           Amendment. The Board may amend or terminate the Plan at any time; provided, however, that the Board shall not amend the Plan without stockholder approval if such approval is required in order to comply with the Code or other applicable law, or to comply with applicable stock exchange requirements.

(b)           Repricing of Options or SARs.

(i) The Committee shall have the authority to effect, at any time and from time to time, with the consent of the affected holders, the cancellation of any or all outstanding Options or SAR (including outstanding options transferred from the 2005 Plan) and to grant in exchange one or more of the following: (A) new Options or SARs covering the same or a different number of shares of Company Stock but with an Exercise Price or base amount per share not less than the Fair Market Value per share of Company Stock on the new grant date or (B) cash or shares of Company Stock, whether vested or unvested, equal in value to the value of the cancelled Options or SARs.

(ii) The Committee shall also have the authority, exercisable at any time and from time to time, with the consent of the affected holders, to reduce the Exercise Price or base amount of one or more outstanding Options or SARs to the then current Fair Market Value per share of Company Stock or issue new Options or SARs with a lower Exercise Price or base amount on immediate cancellation of outstanding Options or SARs with a higher Exercise Price or base amount.

(c)           Stockholder Approval for Qualified Performance-Based Compensation. If Grants are made as "qualified performance-based compensation" under Section 13 above or if Bonus Awards are made under Section 15 above, the Plan must be reapproved by the stockholders no later than the first stockholders meeting that occurs in the fifth year following the year in which the stockholders previously approved the provisions of Sections 13 and 15, if additional Grants are to be made under Section 13 or if additional Bonus Awards are made under Section 15 and if required by section 162(m) of the Code or the regulations thereunder.

(d)           Termination of Plan. The Plan shall terminate on the day immediately preceding the tenth anniversary of its Effective Date, unless the Plan is terminated earlier by the Board or is extended by the Board with the approval of the stockholders.

(e)           Termination and Amendment of Outstanding Grants. A termination or amendment of the Plan that occurs after a Grant or Bonus Award is made shall not materially impair the rights of a Participant unless the Participant consents or unless the Committee acts under Section 21(f) below. The termination of the Plan shall not impair the power and authority of the Committee with respect to an outstanding Grant or Bonus Award. Whether or not the Plan has terminated, an outstanding Grant or Bonus Award may be terminated or amended under Section 21(f) below or may be amended by agreement of the Company and the Participant consistent with the Plan.

                Section 21.    Miscellaneous

(a)           Grants in Connection with Corporate Transactions and Otherwise. Nothing contained in the Plan shall be construed to (i) limit the right of the Committee to make Grants under the Plan in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of the business or assets of any Company, firm or association, including Grants to employees thereof who become Employees, or (ii) limit the right of the Company to

NuPathe Inc. Proxy Statement -- A-13

grant stock options or make other awards outside of the Plan. The Committee may make a Grant to an employee of another Company who becomes an Employee by reason of a corporate merger, consolidation, acquisition of stock or property, reorganization or liquidation involving the Company, in substitution for a stock option or stock awards grant made by such Company. Notwithstanding anything in the Plan to the contrary, the Committee may establish such terms and conditions of the new Grants as it deems appropriate, including setting the Exercise Price of Options or the base price of SARs at a price necessary to retain for the Participant the same economic value as the prior options or rights.

(b)           Governing Document. The Plan shall be the controlling document. No other statements, representations, explanatory materials or examples, oral or written, may amend the Plan in any manner. The Plan shall be binding upon and enforceable against the Company and its successors and assigns.

(c)           Funding of the Plan. The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Grants or Bonus Awards under the Plan.

(d)           Rights of Participants. Nothing in the Plan shall entitle any Employee, Non-Employee Director, Key Advisor or other person to any claim or right to receive a Grant or Bonus Award under the Plan. Neither the Plan nor any action taken hereunder shall be construed as giving any individual any rights to be retained by or in the employ of the Employer or any other employment rights.

(e)           No Fractional Shares. No fractional shares of Company Stock shall be issued or delivered pursuant to the Plan or any Grant. Except as otherwise provided under the Plan, the Committee shall determine whether cash, other awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

(f)            Compliance with Law.

(i) The Plan, the exercise of Options and SARs and the obligations of the Company to issue or transfer shares of Company Stock under Grants shall be subject to all applicable laws and regulations, and to approvals by any governmental or regulatory agency as may be required. With respect to persons subject to section 16 of the Exchange Act, it is the intent of the Company that the Plan and all transactions under the Plan comply with all applicable provisions of Rule 16b-3 or its successors under the Exchange Act. In addition, it is the intent of the Company that Incentive Stock Options comply with the applicable provisions of section 422 of the Code, that Grants of "qualified performance-based compensation" and Bonus Awards comply with the applicable provisions of section 162(m) of the Code and that, to the extent applicable, Grants and Bonus Awards comply with the requirements of section 409A of the Code. To the extent that any legal requirement of section 16 of the Exchange Act or section 422, 162(m) or 409A of the Code as set forth in the Plan ceases to be required under section 16 of the Exchange Act or section 422, 162(m) or 409A of the Code, that Plan provision shall cease to apply. The Committee may revoke any Grant or Bonus Award if it is contrary to law or modify a Grant or Bonus Award to bring it into compliance with any valid and mandatory government regulation. The Committee may also adopt rules regarding the withholding of taxes on payments to Participants. The Committee may, in its sole discretion, agree to limit its authority under this Section.

(ii) The Plan is intended to comply with the requirements of section 409A of the Code, to the extent applicable. Each Grant shall be construed and administered such that the Grant either (A) qualifies for an exemption from the requirements of section 409A of the Code or (B) satisfies the requirements of section 409A of the Code. If a Grant is subject to section 409A of the Code, (I) distributions shall only be made in a manner and upon an event permitted under section 409A of the Code, (II) payments to be made upon a termination of employment shall only be made upon a "separation from service" under section 409A of the Code, (III) unless the Grant specifies otherwise, each installment payment shall be treated as a separate payment for purposes of section 409A of the Code, and (IV) in no event shall a Grantee, directly or indirectly, designate the calendar year in which a distribution is made except in accordance with section 409A of the Code.

(iii) Any Grant that is subject to section 409A of the Code and that is to be distributed to a Key Employee (as defined below) upon separation from service shall be administered so that any distribution with respect to such Award shall be postponed for six months following the date of the Participant's separation from service, if required by section 409A of the Code. If a distribution is delayed pursuant to section 409A of the Code, the distribution shall be paid within 15 days after the end of the six-month period. If the Grantee dies during such six-month period, any postponed amounts shall be paid within 90 days of the Grantee's death. The determination of Key Employees, including the number and identity of persons considered Key Employees and the identification date,

NuPathe Inc. Proxy Statement -- A-14

shall be made by the Committee or its delegate each year in accordance with section 416(i) of the Code and the "specified employee" requirements of section 409A of the Code.

(iv) Notwithstanding anything in the Plan or any Grant agreement to the contrary, each Grantee shall be solely responsible for the tax consequences of Grants under the Plan, and in no event shall the Company have any responsibility or liability if a Grant does not meet any applicable requirements of section 409A of the Code. Although the Company intends to administer the Plan to prevent taxation under section 409A of the Code, the Company does not represent or warrant that the Plan or any Grant complies with any provision of federal, state, local or other tax law.

(g)           Employees Subject to Taxation Outside the United States. With respect to Participants who are believed by the Committee to be subject to taxation in countries other than the United States, the Committee may make Grants on such terms and conditions, consistent with the Plan, as the Committee deems appropriate to comply with the laws of the applicable countries, and the Committee may create such procedures, addenda and subplans and make such modifications as may be necessary or advisable to comply with such laws.

(h)           Clawback Rights. Subject to the requirements of applicable law, the Committee may provide in any Grant Instrument that, if a Participant breaches any restrictive covenant agreement between the Participant and the Employer or otherwise engages in activities that constitute Cause either while employed by, or providing service to, the Employer or within a specified period of time thereafter, all Grants held by the Participant shall terminate, and the Company may rescind any exercise of an Option or SAR and the vesting of any other Grant and delivery of shares upon such exercise or vesting, as applicable on such terms as the Committee shall determine, including the right to require that in the event of any such rescission, (i) the Participant shall return to the Company the shares received upon the exercise of any Option or SAR and/or the vesting and payment of any other Grant or, (ii) if the Participant no longer owns the shares, the Participant shall pay to the Company the amount of any gain realized or payment received as a result of any sale or other disposition of the shares (or, in the event the Participant transfers the shares by gift or otherwise without consideration, the Fair Market Value of the shares on the date of the breach), net of the price originally paid by the Participant for the shares. Payment by the Participant shall be made in such manner and on such terms and conditions as may be required by the Committee. The Employer shall be entitled to set off against the amount of any such payment any amounts otherwise owed to the Participant by the Employer.

(i)            Governing Law. The validity, construction, interpretation and effect of the Plan and Grant Instruments issued under the Plan shall be governed and construed by and determined in accordance with the laws of the State of Delaware, without giving effect to the conflict of laws provisions thereof.

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NuPathe Inc. Proxy Statement -- A-15

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature (Joint Owners) Signature [PLEASE SIGN WITHIN BOX] Date Date To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. 0 0 0 0 0 0 0 0 0 0 0000178706_1 R1.0.0.51160 For Withhold For All All All Except The Board of Directors recommends you vote FOR ALL on the following proposal: 1. Election of Directors Nominees 01 Wayne P. Yetter 02 Armando Anido 03 Michael Cola 04 James A. Datin 05 William J. Federici 06 Richard S. Kollender 07 Robert P. Roche, Jr. 08 Brian J. Sisko NUPATHE INC C/O BROADRIDGE P. O. BOX 1342 BRENTWOOD, NY 11717 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The Board of Directors recommends you vote FOR on the following proposals: For Against Abstain 2. Approval of the amendment and restatement of the NuPathe Inc. 2010 Omnibus Incentive Compensation Plan. 3. Ratification of the selection of KPMG LLP as the Company's independent registered public accounting firm for 2013. NOTE: This proxy also delegates discretionary authority to vote with respect to any other business as may properly come before the meeting or any adjournments or postponements thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer. For address change/comments, mark here. (see reverse for instructions)

0000178706_2 R1.0.0.51160 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice of 2013 Annual Meeting of Stockholders & Proxy Statement, and 2012 Annual Report is/are available at www.proxyvote.com . NUPATHE INC. 2013 Annual Meeting of Stockholders June 5, 2013, 9:00 AM (EDT) This proxy is solicited by the Board of Directors of NuPathe Inc. The stockholder(s) hereby appoint(s) Keith A. Goldan and Michael F. Marino, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this proxy card, all of the shares of common stock of NUPATHE INC. that the stockholder(s) is/are entitled to vote at the 2013 Annual Meeting of Stockholders to be held at 9:00 AM (EDT), on June 5, 2013, at the Philadelphia Marriott West, 111 Crawford Avenue, West Conshohocken, Pennsylvania 19428, and any adjournments or postponements thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. This proxy also delegates discretionary authority to the proxies to vote upon such other business as may properly come before the meeting or any adjournments or postponements thereof. (If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.) Address change/comments: Continued and to be signed on reverse side